UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Origin Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

500 South Service Road East, Ruston, Louisiana 71270

March 13, 2026

DEAR ORIGIN BANCORP, INC. STOCKHOLDERS,

You are cordially invited to attend the Annual Meeting of Stockholders of Origin Bancorp, Inc., a Louisiana corporation (the “Company”), to be held on Wednesday, April 22, 2026, at 12:00 p.m., Central Time, at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana 71227.

On or about March 13, 2026, we mailed a Notice of Internet Availability of Proxy Materials to all stockholders of record at the close of business on March 3, 2026, containing instructions on how to access our Proxy Statement and how to vote your shares, as well as instructions on how to request a paper copy of our proxy materials. You are urged to vote by proxy via the Internet, telephone, by mail, or in person at the Annual Meeting pursuant to the instructions in the Proxy Statement.

We have adopted rules promulgated by the Securities and Exchange Commission (“SEC”) that allow companies to furnish proxy materials to their stockholders over the Internet. The Proxy Statement contains information about the official business of the Annual Meeting. Whether or not you expect to attend, please vote your shares now. Of course, if you decide to personally attend the Annual Meeting, you will have the opportunity to revoke your proxy and vote your shares in person at the Annual Meeting.

We appreciate your continued support of the Company.

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MEETING INFORMATION

Notice of Annual Meeting of Stockholders	Date: April 22, 2026	Time: 12:00 p.m., Central Time	Location: Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana 71227 Format: In Person Record Date: Close of business on March 3, 2026

VOTING ITEMS

1.	Elect ten directors to serve until the next annual meeting of stockholders and to serve until their successors are elected and qualified;
2.	Approve the Amended and Restated Origin Bancorp, Inc. Omnibus Incentive Plan;
3.	Approve, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”) (the “Say-on-Pay Proposal”);
4.	Approve, on a non-binding advisory basis, whether a stockholder advisory vote on the compensation of our NEOs should occur every one, two or three years (the “Say-on-Frequency Proposal”); and
5.	Ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Our Board of Directors (“Board”) has fixed the close of business on March 3, 2026, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at our principal office during ordinary business hours beginning two business days after the Notice of Internet Availability of Proxy Materials is mailed through the completion of the Annual Meeting, including any adjournment or postponement thereof. The mailing address for our principal office is 500 South Service Road East, Ruston, Louisiana 71270.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be held on April 22, 2026. This proxy statement and our annual report to stockholders are available at www.obkannualmeeting.com.

By Order of the Board of Directors

Drake Mills
Chairman, President and Chief Executive Officer

Ruston, Louisiana
March 13, 2026

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TABLE OF CONTENTS

iii	NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

1	PROXY STATEMENT

2	ABOUT THE ANNUAL MEETING

	8	Commitment To Sustainability

17	PROPOSAL 1: ELECTION OF DIRECTORS

	17	Director Nominees
	18	Director Nominee Qualifications and Experience
	24	Board Diversity
	25	2025 Named Executive Officers

27	CORPORATE GOVERNANCE

	27	Board Leadership Structure
	28	Director Independence
	29	Director Education and Self-Assessment
	29	Board Meetings and Committees
	38	Stockholder Nominees and Proposals for 2027 Annual Meeting
	40	Certain Relationships and Related-Party Transactions
	43	Director Compensation for Fiscal Year 2025

46	COMPENSATION DISCUSSION AND ANALYSIS

	46	Overview
	46	Executive Compensation Philosophy
	47	Compensation Best Practice
	47	2025 Business and Financial Highlights
	48	Say-On-Pay and Stockholder Outreach
	48	Role of Compensation Committee, Compensation Consultant and CEO
	49	Competitive Benchmarking and Compensation Peer Group
	50	Discussion of Executive Compensation Components
	62	Other Compensation Policies and Information
	63	Risk Assessment
	64	Clawbacks for Any Restatement; Executive Compensation Recovery Policy
	64	Insider Trading Policy and Restrictions
	65	Report of Compensation Committee
	66	Executive Compensation
	68	Grants of Plan-Based Awards
	69	Outstanding Equity Awards at 2025 Fiscal Year-End
	71	2025 Option Exercises and Stock Vested
	72	Securities Authorized for Issuance Under Equity Compensation Plan
	72	Supplemental Executive Retirement Plan and Executive Supplemental Income Agreement
	74	Bank-Owned Life Insurance Plans
	75	Employment Arrangements, CIC Agreements, and Potential Payments Upon Termination or CIC
	83	CEO Pay Ratio
	85	Pay Versus Performance (“PVP”)

91	PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

101	PROPOSAL 3: ADVISORY VOTE ON SAY-ON-PAY PROPOSAL

103	PROPOSAL 4: ADVISORY VOTE ON THE SAY-ON-FREQUENCY PROPOSAL

105	PROPOSAL 5: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

106	OTHER INFORMATION

	106	Stock Ownership of Principal Stockholders, Directors and Management

107	DELINQUENT SECTION 16(A) REPORTS

108	ANNUAL REPORT ON FORM 10-K

109	HOUSEHOLDING OF PROXY MATERIALS

A-1	APPENDIX A—ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN (AS AMENDED AND RESTATED)

vi	2026 Proxy Statement

PROXY STATEMENT

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please read this proxy statement, the voting instructions in the Notice of Internet Availability of Proxy Materials and vote. You may vote by proxy over the Internet, via telephone or, if you requested a paper proxy card in the mail, by completing, signing, dating and mailing the completed proxy card to us. You may also vote in person at the Annual Meeting. The instructions in the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services. You may revoke your proxy in the manner described in this proxy statement at any time before it is exercised. See “Voting Information and Questions You May Have—May I Change My Vote After I Have Submitted a Proxy?” for more information on how to vote your shares or revoke your proxy.

PROXY STATEMENT FOR

2026 Annual Meeting of Stockholders
to be held on April 22, 2026

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “our company,” “the Company” or “Origin” refer to Origin Bancorp, Inc., a Louisiana corporation, and its consolidated subsidiaries. All references to “Origin Bank” or “the Bank” refer to Origin Bank, our wholly-owned bank subsidiary. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $5.00 per share.

This proxy statement is being furnished in connection with the solicitation of proxies by our Board for use at the Annual Meeting of the Stockholders to be held on Wednesday, April 22, 2026, at 12:00 p.m., Central Time, at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana 71227, and any adjournments or postponements thereof for the purposes set forth in this proxy statement and the related notice of the Annual Meeting. The mailing address of the Company’s principal executive office is 500 South Service Road East, Ruston, Louisiana 71270.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be Held on April 22, 2026

Pursuant to rules promulgated by the SEC, we have elected to provide access to our proxy materials, including this proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2025, over the Internet. Accordingly, we are providing our stockholders with a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials. The Notice contains instructions on how to access our proxy materials and how to vote your shares, as well as instructions on how to request a paper or e-mail copy of our proxy materials. We believe this electronic distribution process expedites stockholders’ receipt of proxy materials and reduces the environmental impact and cost of printing and distributing our proxy materials. We mailed the Notice on or about March 13, 2026, to all stockholders of record entitled to vote at the Annual Meeting at the close of business on March 3, 2026. You should read our entire proxy statement carefully before voting.

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ABOUT THE ANNUAL MEETING

ABOUT THE ANNUAL MEETING

VOTING INFORMATION AND QUESTIONS YOU MAY HAVE

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What is the Purpose of the Annual Meeting?

Matters to be Considered and Vote Recommendation

We are asking stockholders to vote on the following matters at the Annual Meeting:

Matters for Stockholder Consideration	Our Board’s Recommendation

Proposal 1: Election of Directors (page 17)

To elect 10 directors to serve until the next annual meeting of stockholders and to serve until their successors are elected and qualified. Our Board believes that the 10 director nominees possess the necessary qualifications to provide effective oversight of the Company’s business and quality counsel to our management.

FOR each Director Nominee

Proposal 2: Approve the Amended and Restated Origin Bancorp, Inc. Omnibus Incentive Plan (Page 91)

We are asking our stockholders to approve the Amended and Restated Origin Bancorp, Inc. Omnibus Incentive Plan (the “Amended Omnibus Plan”).

FOR

Proposal 3: Advisory Vote on the Say-on-Pay Proposal (page 101)

We are seeking a non-binding advisory vote from our stockholders to approve the compensation paid to our NEOs, as described in the Compensation Discussion and Analysis section beginning on page 46 and the Executive Compensation section beginning on page 66. Our Board values our stockholders’ opinions and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

FOR

Proposal 4: Advisory Vote on the Say-on-Frequency Proposal (page 103)

We are seeking a non-binding advisory vote from our stockholders to approve the preferred frequency of stockholder advisory votes on the compensation of our NEOs. Our Board and Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, our Board will consider the outcome of the advisory vote and evaluate any appropriate next steps.

FOR a frequency of 1 YEAR

Proposal 5: Ratification of Independent Registered Public Accounting Firm (page 105)

The Audit Committee and the Board believe that the continued retention of Forvis Mazars, LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026, is in the best interests of the Company and its stockholders. As a matter of good corporate governance, our stockholders are being asked to ratify the selection of Forvis Mazars, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

FOR

Stockholders will also transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

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ABOUT THE ANNUAL MEETING

When and Where Will the Annual Meeting Be Held?

The Annual Meeting is scheduled to take place at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana 71227, at 12:00 p.m., Central Time, on Wednesday, April 22, 2026.

Who Are the Nominees for Directors?

Please see Director Nominees section under Proposal 1: Election of Directors in this document for further information.

Who is Entitled to Vote?

Holders of record of our common stock at the close of business on the Record Date, March 3, 2026, may vote at the Annual Meeting. At the Record Date, we had 30,981,298 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held by such stockholder on the Record Date. We do not have cumulative voting rights for the election of directors.

What Constitutes a Quorum for the Annual Meeting?

The holders of at least a majority of the outstanding shares of common stock entitled to vote on the Record Date must be represented at the Annual Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business.

What is the Difference Between a Stockholder of Record and a “Street Name” Holder?

If your shares are registered directly in your name with EQ Shareowner Services, the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice and, if requested, any printed copies of the proxy materials, including any proxy cards or voting instructions, are being sent directly to you by EQ Shareowner Services at the Company’s request.

If your shares are held in a brokerage account or by a bank, broker or other nominee, the nominee is considered the stockholder of record of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Notice and, if applicable, any printed copies of the proxy materials, including any proxy cards or voting instructions, are being forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee on how to vote your shares.

How do I Vote?

You may vote your shares of common stock either in person at the Annual Meeting or by proxy. The process for voting your shares depends on how your shares are held, as described below.

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ABOUT THE ANNUAL MEETING

Shares Registered in Your Name

If you are a stockholder of record on the Record Date for the Annual Meeting, you may vote by proxy or you may attend the Annual Meeting and vote in person. If you are a record holder and want to vote your shares by proxy, you have three ways to vote:

•	Via the Internet: You may vote your proxy over the Internet by visiting the website www.proxypush.com/obk. Have the Notice or, if applicable, the proxy card that may have been provided to you in hand when you access the website and follow the instructions for Internet voting on that website.
•	Via Telephone: To vote over the telephone, dial toll-free 1-866-883-3382 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice.
•	Via Mail: If you request a paper copy of the proxy materials by mail, you may vote by indicating on the proxy card(s) applicable to your common stock how you want to vote and signing, dating and mailing your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the Annual Meeting.

Please refer to the specific instructions set forth in your Notice or proxy card for additional information on how to vote. Voting your shares by proxy will enable your shares of common stock to be represented and voted at the Annual Meeting if you do not attend the Annual Meeting and vote your shares in person.

To ensure your vote is counted at the annual meeting, you must submit your vote via internet or telephone by 11:59 p.m., Central Time on April 21, 2026 (11:59 p.m., Central Time on April 19, 2026, if voting shares of common stock held in our 401(k) plan). If voting via mail, the Company must receive your proxy no later than April 21, 2026 (April 19, 2026, if voting shares of common stock held in our 401(k) plan).

Shares Registered in the Name of a Broker or Bank

If your shares of common stock are held in “street name,” your ability to vote depends on your bank, broker or other nominee’s voting process. Your bank, broker or other nominee should provide you with voting instructions and materials to vote your shares. By following those voting instructions, you may direct your nominee on how to vote your shares. Without instructions from you, your bank, broker or other nominee will be permitted to exercise its own voting discretion with respect to the ratification of the appointment of Forvis Mazars, LLP (Proposal 5), but will not be permitted to exercise voting discretion with respect to any of the other proposals being voted on at the Annual Meeting.

To vote the shares that you hold in “street name” in person at the Annual Meeting, you must bring a legal proxy from your broker, bank or other nominee (i) confirming that you were the beneficial owner of those shares at the close of business on the Record Date, (ii) stating the number of shares of which you were the beneficial owner that were held for your benefit on the Record Date by that broker, bank or other nominee and (iii) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the Annual Meeting. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

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ABOUT THE ANNUAL MEETING

What is a Broker Non-Vote?

A broker non-vote occurs when a bank, broker, or other nominee holding shares of common stock for a beneficial owner does not vote on a particular proposal because such nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Forvis Mazars, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 5). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to any other proposal.

May I Change My Vote After I Have Submitted a Proxy?

Yes. Regardless of the method used to cast a vote, if you are a stockholder of record, you may change your vote or revoke your proxy by:

•	Casting a new vote over the Internet by visiting the website www.proxypush.com/obk and following the instructions online or in your Notice or the proxy card that may have been provided to you before the Internet voting deadline;
•	Casting a new vote by telephone by calling 1-866-883-3382 using a touch-tone phone and following the recorded instructions before the telephone voting deadline;
•	Completing, signing and returning a new proxy card with a later date than your original proxy card, if applicable, no later than the deadline, and any earlier proxy will be revoked automatically; or
•	Attending the Annual Meeting and vote in person, which would revoke any earlier proxy. However, attending the Annual Meeting in person will not automatically revoke your proxy unless you vote again in person at the Annual Meeting.

How Will My Shares Be Voted if I Return a Signed and Dated Proxy Card, but Do Not Specify How My Shares Will Be Voted?

If you are a stockholder of record who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1	FOR the election of all of the nominees for director;
Proposal 2	FOR the Amended and Restated Origin Bank Inc. Omnibus Plan;
Proposal 3	FOR, on an advisory basis, the Say-on-Pay Proposal;
Proposal 4	FOR ONE YEAR, on a non-binding advisory basis, as the preferred frequency for holding a stockholder advisory vote on the compensation of our NEOs;
Proposal 5	FOR the ratification of the appointment of Forvis Mazars, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

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ABOUT THE ANNUAL MEETING

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares on any of the proposals except to vote on the ratification of the appointment of Forvis Mazars, LLP, for the fiscal year ending December 31, 2026 (Proposal 5).

What Are My Choices When Voting?

With respect to all proposals you may vote “For” or “Against” or you may “Abstain” from voting.

What Percentage of the Vote is Required to Approve Each Proposal?

The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting is required for (i) the election of the director nominees (Proposal 1), (ii) the approval of the Amended and Restated Origin Bancorp, Inc. Omnibus Plan (Proposal 2), (iii) the approval, on a non-binding basis, of our Say-on-Pay Proposal (Proposal 3), (iv) the approval, on a non-binding basis, of our Say-on-Frequency Proposal (Proposal 4), and (v) the ratification of Forvis Mazars, LLP’s appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 5). A majority of the votes cast shall mean that the number of shares that voted “For” the election of a director or a proposal, as applicable, exceeds the number of shares voted “Against” that director or proposal, as applicable.

How Are Broker Non-Votes and Abstentions Treated?

Broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum. A broker non-vote or an abstention with respect to (i) the election of the director nominees (Proposal 1), (ii) the approval of the Amended and Restated Origin Bancorp, Inc. Omnibus Plan (Proposal 2) (iii) the approval, on a non-binding basis, of our Say-on-Pay Proposal (Proposal 3), (iv) the approval, on a non-binding basis, of our Say-on-Frequency Proposal (Proposal 4), and (v) the ratification of Forvis Mazars, LLP’s appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 5), will not be counted as a vote cast either “For” or “Against” such proposals.

Are There Any Other Matters to Be Acted Upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the Annual Meeting. If other matters requiring a vote of our stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

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Where Can I Find Voting Results?

We will publish the voting results in a current report on Form 8-K, which will be filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What Are the Solicitation Expenses and Who Pays the Cost of this Proxy Solicitation?

Our Board is asking for your proxy, and we will pay all of the costs of soliciting proxies from our stockholders. We have engaged D.F. King & Co., Inc. to solicit proxies for us. We have agreed to reimburse D.F. King for reasonable expenses. In addition to the solicitation of proxies via mail, our officers, directors, and employees may solicit proxies personally or through other means of communication, such as electronic mail, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials to beneficial owners of the Company’s common stock.

How Can I Communicate with the Board?

Our Board welcomes suggestions and comments from stockholders or other interested parties and has adopted a formal process by which stockholders/interested parties may communicate with our Board or any of its directors. Stockholders/interested parties who wish to communicate with our Board may do so by sending written communications addressed to Origin Bancorp, Inc., 500 South Service Road East, Ruston, Louisiana 71270, Attn: Corporate Secretary, or via e-mail at corpsecretary@origin.bank. Stockholder/interested party communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of our Board if not specified. All communications (other than commercial communications soliciting the sale of goods or services to, or employment with, the Company or directors of the Company) will be directed to the appropriate committee, the Chairman of the Board, the Lead Independent Director, or to any individual director specified in the communication, as applicable. In addition, all stockholders are encouraged to attend the Annual Meeting where senior management and representatives from our independent registered public accounting firm, as well as members of our Board, will be available to answer questions.

Why did I Receive a One-Page Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of Printed Proxy Materials?

In accordance with rules promulgated by the SEC, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to provide access to such materials to our stockholders over the Internet. Accordingly, on or about March 13, 2026, we mailed a Notice of Internet Availability of Proxy Materials to all stockholders of record on the Record Date entitled to vote at the Annual Meeting. Stockholders will have the ability to access our proxy materials on the website referred to in the Notice. The Notice also contains instructions on how to vote your shares, as well as instructions on how to request a paper or e-mail copy of our proxy materials. We encourage you to take advantage of the availability of the proxy materials over the Internet to help reduce the environmental impact and cost of printing and distributing our proxy materials.

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ABOUT THE ANNUAL MEETING

How Can I Get Electronic Access to the Proxy Materials?

The Notice provides you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting over the Internet;
•	Vote your shares after you have viewed our proxy materials (including any control/identification numbers that you need to access your form of proxy);
•	Obtain directions to attend the Annual Meeting and vote in person;
•	Request a printed copy or e-mail copy with links to the proxy materials, including the date by which the request should be made to facilitate timely delivery; and
•	Instruct us to send our future proxy materials to you by mail or electronically by e-mail.

Will I Receive any Other Proxy Materials by Mail (Besides the Notice)?

If you request paper copies of our proxy materials by following the instructions in the Notice, we will send you our proxy materials, including a proxy card, in the mail.

What Should I Do if I Receive More Than One Set of Voting Materials?

You may receive more than one set of voting materials, including multiple copies of the Notice or other proxy materials, including multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive separate voting instructions for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you may receive a proxy card for shares held in your name and voting instructions for shares held in “street name.” To ensure that all of your shares are voted, we encourage you to respond to each set of voting materials that you receive.

COMMITMENT TO SUSTAINABILITY

Origin is a financial holding company headquartered in Ruston, Louisiana. Our wholly-owned bank subsidiary, Origin Bank, was founded in 1912 in Choudrant, Louisiana. Deeply rooted in Origin’s history is a culture committed to providing personalized relationship banking to businesses, municipalities, and personal clients to enrich the lives of the people in the communities it serves. Origin provides a broad range of financial services and currently operates more than 56 locations in Dallas/Fort Worth, East Texas, Houston, North Louisiana, Mississippi, South Alabama and the Florida Panhandle.

We’ve been supporting our stakeholders for more than 100 years. Our mission is to passionately pursue ways to make banking and insurance more rewarding for our employees, customers, communities and stockholders. We provide broad insurance products through our subsidiary, Forth Insurance, LLC.

Sustainability Oversight

As part of our overall mission, the Board and its committees oversee the integration of sustainability principles into our business strategy in ways that optimize opportunities to make positive impacts while advancing long-term goals. We are focused on conducting our business in a safe, environmentally

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ABOUT THE ANNUAL MEETING

responsible and sustainable manner. We appreciate the unique contributions of each individual employee, and we are dedicated to fostering a culture of respect and connection. In 2025, Origin continued to evaluate and refine our long-standing corporate sustainability commitment and evolved its strategy. Our executive leadership team and our Board, recognizing the importance of these responsibilities, established an internal cross-functional management working group that is intended to help coordinate the initiatives that promote sustainability and further transparency. Our Board provides oversight of these sustainability efforts, led by our Nominating and Corporate Governance Committee. How we understand, prioritize and approach sustainability topics most relevant to our business is communicated through our sustainability reporting. Against this backdrop, we have, with the assistance of outside expertise, engaged with our internal and external stakeholders on sustainability topics to help further inform our future direction and determine our strategic priorities. The three tenets of our sustainability strategy are: (1) Environmental Responsibility, (2) Social Impact and a (3) Culture of Governance.

Environmental Responsibility

Our efforts to drive long-term value through sustainability include a focus to help protect the planet and mitigate environmental risk. We strive to reduce the environmental impact of our operations, understand our footprint and engage our stakeholders in sustainable practices.

Environmental Stewardship

We believe the banking industry has a role in supporting a more environmentally sustainable future for all, making environmental stewardship an integral aspect of the broader business model. By focusing on environmental responsibility, we believe we can reduce costs and improve the long-term sustainability of our operations, which will allow us to stand out in a highly competitive industry sector.

Origin is constantly improving our operations to proactively find more efficient and effective ways to ensure our long-term success. Through our modernization efforts, we strive to do our part in offsetting negative impacts on the environment. With a view to increasing efficiency and reducing waste, we continue to digitize manual back office and financial center functions. In 2025, we also continued to:

•	encourage environmentally conscious work practices by supporting the recycling of plastic, glass and paper, and utilizing collection bins for batteries, aluminum toner cartridges and computer hardware;
•	offer filtered water refill stations for employees at a majority of our locations;
•	increase the use of e-records and e-signing technology, resulting in paper waste and carbon emissions reduction, including utilizing digital solutions such as mobile/online banking, eStatements, electronic bill pay and remote deposit capture;
•	migrate portions of our technology infrastructure to a cloud environment, reducing energy usage, and accordingly, our carbon footprint;
•	enhance our location’s operations through energy efficiency measures, demonstrating our commitment to reducing carbon emissions, waste and water usage;
•	promote energy efficiency measures throughout our supply chain.

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ABOUT THE ANNUAL MEETING

We continue to evaluate green equipment for office use such as Energy-Star® appliances, motion detector lighting as well as high-efficiency HVAC units. Beginning in 2018, we commenced a project to retrofit our offices with LED lighting, which decreased our electricity usage (kWh) by roughly 29% or 2,000,000 kWh. Currently, most of Origin’s total office space utilizes LED lighting. Additionally, select office locations are LEED certified. This certification, awarded by the U.S. Green Building Council, is based on the properties’ use of sustainable materials, water and energy efficiency, indoor environmental quality, location and transportation, and overall innovation.

Origin complies with applicable legal and regulatory requirements to control and reduce its environmental footprint. We are committed to making the necessary investments in systems and technology to ensure compliance and to meet or exceed these standards. Origin has long considered environmental factors in its credit decisions, and in 2024 began evaluating climate risks as part of credit analyses. We have always innately incorporated environmental issues into our credit decisions. In 2024, our internal working group began to evaluate climate change and other environmental considerations as part of our broader commitment to identifying sustainability risks. This assessment considers both acute and chronic risks. Acute risks, typically event-driven, include extreme heat, wildfires, dry days, flooding and hurricanes. Chronic risks, reflecting longer-term shifts in climate patterns, include sea level rise, changes in mean temperature, temperature variability and mean precipitation. These evaluations are qualitative in nature and are intended to help inform our broader risk-management framework.

We believe that our focus on environmental sustainability, with the objective of reducing costs and improving long-term sustainability of our operations, will provide a strategic benefit. Furthermore, we recognize that energy management is a growing risk for our stakeholders, and we are committed to doing our part to mitigate this risk by placing increased focus on pragmatic energy solutions.

Social Impact

Our Purpose: To enrich the lives of the people in our community. True commitment extends beyond the banking center. Making a difference for our customers starts with setting an example through our own actions. Each member of our Origin team brings their own personal experiences and interests to inform the service they provide. In return, we learn from our customers and use this new understanding to go out and improve the places we call home.

Health & Wellness

We provide competitive compensation and benefits in order to attract and retain top talent. In addition to base pay and stock awards, we have several incentive programs designed to link performance to pay and drive results towards the achievement of overall corporate goals.

We offer robust health, wellness and financial benefits as detailed below:

•	Comprehensive medical benefits with $0 cost options for employees
•	Competitive ancillary benefits, such as dental, vision, critical illness, legal and identify theft coverage
•	Generous paid time off (“PTO”) policy
•	Company-paid short and long-term disability and life insurance

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ABOUT THE ANNUAL MEETING

•	Flexible spending accounts for both healthcare and dependent care
•	Health savings accounts with Company contributions
•	401(k) retirement savings program with Company match, along with free access to financial advisors to assist with retirement planning
•	Employee Stock Purchase Plan
•	Paid parental leave
•	Employee Assistance Program, which offers counseling and mental wellness visits at no cost to the employee

We continue to expand our holistic wellness offerings through programs such as Dream Manager®, Health & Wellness coaching, financial wellness initiatives, and Project Enrich, all designed to support employees’ physical, emotional, and financial well-being. Our dedicated health and safety program provides ongoing training and resources to maintain a safe workplace and reinforce our commitment to mental, emotional and physical well-being. A full-time National Board Certified Health & Wellness Coach (“NBC-HWC”) leads our wellness initiatives, providing regular education and individualized coaching. In 2025, approximately 10% of employees engaged in one-on-one coaching to support their personal health goals.

Employee Engagement & Feedback

Attracting, developing and retaining talented employees is critical to our success and is an integral part of our human capital strategy. Employee feedback is highly valued at Origin and employees provide anonymous input through multiple engagement surveys each year, facilitated by Microsoft Viva Glint (“Glint”), a platform designed to strengthen engagement, development, and organizational performance. Origin continues to rank within the top tier of Glint’s global customer base for employee engagement. We receive hundreds of written comments from each survey that in turn are used to improve processes, policies and programs in an effort to show tangible affirmation of those comments.

“The Origin Insider,” our monthly meeting series launched during the pandemic, continues to offer employees deeper insight into Bank operations, leadership perspectives, and topics that support personal and professional well-being.

Our Dream Manager® program assists our employees in meeting their own personal and professional goals in addition to helping them improve physically, emotionally, intellectually and spiritually. Over 350 employees have participated in this program since 2019. We also offer a nationally-recognized financial wellness program (SmartDollar) that is designed to assist our employees in becoming debt-free and in saving money for emergencies and retirement, empowering them to become better financially prepared for their future, which during 2025 had a participation rate over 43%. Due to our adoption rate, we won a national award in 2021 from the Dave Ramsey Foundation called the “Vision” award.

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ABOUT THE ANNUAL MEETING

Talent Development

We make significant investments in formal development programs to build our talent pipeline. Talent development at Origin begins with our comprehensive recruitment program and continues throughout the employee life cycle. We recognize that our success is highly dependent on our ability to attract, retain and develop our people. To foster this development, the Company engages in annual succession planning focused on building a strong, diverse talent pipeline.

We conduct regular succession assessments and performance reviews, supported by individualized development plans that guide employees in achieving career goals. Our Giving Interns Valuable Experience (“G.I.V.E.”) program was launched in 2021 and since that time, we have welcomed a diverse group of 83 interns from 31 different universities. Over 39% of interns have been minorities.

We provide our employees and their families access to a platform called “Right Now Media at Work,” which has thousands of streaming videos dedicated to both personal and professional development. This tool is designed to enhance work, life and leadership skills and is used for team building and individual development plans. In addition, employees can access a variety of personal care topics such as finances, relationships and mental health.

We utilize assessment tools such as Criteria and Predictive Index to ensure employees are placed in jobs which best suit their skills and personalities. We also use these insights for team building by teaching employees how to better understand and communicate with each other based on their profile.

We believe it is critical to support our employees in their career development goals, and we provide various paths to assist employees in their development. We strive to promote from within when possible, so most open positions are posted internally before we begin looking externally to hire. This allows us to provide more growth opportunities for current employees. In addition, all employees have access to the Origin Career Center, which provides multiple resources to assist employees in identifying their career path goals and what steps need to be taken to enhance their promotional opportunities. Our Career Manager program offers young professionals one-on-one time with senior leaders to accelerate their understanding of the business of banking. Our mentorship program provides structured guidance from experienced leaders, supporting employees as they prepare for future roles.

We provide advanced development for next-generation leaders via our formal Leadership programs, the Origin Leadership Academy and the Emerging Leaders Council, which provide structured training and collaboration with other aspiring leaders throughout the organization. The Origin Leadership Academy is a two-year program designed to prepare participants to move into executive roles as part of our succession planning. Participants are chosen by senior management. The Emerging Leaders Council is a one-year program designed to train and develop rising leaders in our organization. Both programs feature interactive team building activities, group projects and in-depth leadership training.

At December 31, 2025, we had 988 full-time equivalent employees. Our culture has always been the foundation of our success. We work to define our culture in everything we do. It is in our attitudes, our desire to help others, our core values; it is in our interactions with our customers and communities. Culture is the soul of who we are as a company, and it starts with our employees.

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ABOUT THE ANNUAL MEETING

Belonging At Origin

Inclusion is vital to Origin. We are committed to providing equal employment opportunities with regards to recruiting, compensation, performance and promotion decisions without discriminating on the basis of gender, sexual orientation, age, family status, ethnic origin, nationality, disability, race, color, religious belief or any other legally protected characteristics.

At Origin, we believe success is built on the collaborative efforts of exceptional talent. Our ongoing focus is to leverage this diverse array of knowledge and skills, fostering an inclusive environment that is a driving force for sustained growth. Making a difference for our customers starts with setting an example through our own actions. We employ proven, knowledgeable team members with extensive expertise when it comes to our banking and insurance activities. Each member of our Origin team brings their own personal experiences and interests to inform the service they provide. In addition, we learn from our customers and use this new understanding to go out and improve the places we call home.

One of our core values is genuine respect for yourself and others. This value is an essential component of our culture and is demonstrated by the way we conduct business, foster individual and team enrichment, and participate in our communities. We believe it is only with an inclusive workplace that the organization can truly perform at its best, carry out its vision and make a difference in the communities we serve. Our Diversity Council consists of diverse employees that collectively advance our belonging efforts in a way that makes a difference within our workplace and in the communities we serve. We remain committed to ensuring all employees have equitable opportunities to grow, contribute, and be recognized for their performance.

Our team members form authentic relationships with those around them based on mutual respect, dignity and understanding. The Company has non-discrimination and antiharassment policies as outlined in our employee handbook. These policies drive a workplace and workforce that embraces the highest ethical and moral standards.

Community & Volunteerism

One of our core values is individual and corporate commitment to our communities. For Origin, this means more than fancy words that are written to impress our stakeholders.

Since our inception, we have been deeply committed to building relationships and making a difference in our local communities. Investing in people, communities and local businesses is part of our mission. We strive to understand their needs and how we can help them attain their goals and improve the quality of lives throughout our five state footprint.

Additionally, our Project Enrich program provides employees with up to twenty hours of paid time off per year to volunteer in the communities we serve. In 2025, the employees of Origin volunteered 4,473 hours during working hours, not including 1,273 hours of personal time outside of working hours. Participation in Project Enrich reached 76% of employees in 2025, reflecting strong engagement across the organization. Since its launch in 2013, Project Enrich has facilitated 29,675 total volunteer hours through December 31, 2025 - demonstrating our long-standing commitment to community & volunteerism. In addition to volunteerism, we continue to support community needs through targeted financial contributions, including initiatives that strengthen local schools and expand access to essential resources.

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ABOUT THE ANNUAL MEETING

Over the past several years, Origin Bank has been honored to be recognized for our commitment to our communities and our customers, including:

•	United Way Circle of Honor and Gold Award
•	Volunteer Louisiana Champion of Service
•	Spirit of Giving Award
•	Boys and Girls Club
•	State of Louisiana Distinguished Partner in Education
•	Best of the Delta

Origin has a responsibility under the Community Reinvestment Act (“CRA”) to help meet the credit needs of its communities. We believe that helping to meet these needs is necessary for the continued growth and vitality of our communities. Our current community investment strategy includes lending, broadening digital access, and increasing financial literacy programs. Through strategic nonprofit partnerships, inspiring volunteer experiences, and philanthropy, our corporate responsibility efforts are focused on creating a better world. Building on over 100 years of working in our community, Origin offers unique opportunities for collective action, enhancing existing giving and volunteer initiatives with the Origin community.

As part of Origin’s ongoing commitment to expanding financial education, we launched a targeted digital campaign in 2024, continuing through 2025, that leverages paid social media and an Always-On Paid Search strategy. These efforts are designed to increase visibility and access to the bank’s online financial education resources for both consumers and small businesses. Highlights include:

•	The consumer-focused program generated 3,993,260 impressions with a Click-Through Rate (“CTR”) of 0.55%, more than double the industry benchmark of 0.22%.
•	The small business program achieved 952,140 impressions and a CTR of 0.60%, also exceeding the benchmark.
•	Since launch, our financial education blogs have received 20,130 sessions, a 1,292% increase in traffic compared to pre-campaign levels.

These results demonstrate the effectiveness of our digital strategy in expanding financial literacy and increasing access to trusted educational content across our communities, underscoring our commitment to delivering accessible, high-quality financial education and strengthening the capacity of individuals and small businesses to make informed, responsible financial decisions.

Culture of Governance

As a publicly-traded community financial institution, it is incumbent upon us to ensure that we operate in a manner that is both consistent with our sustainability initiatives and supportive of our communities. Our Board and senior leadership actively support and promote sound corporate governance and prudent risk management across Origin.

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ABOUT THE ANNUAL MEETING

Governance At-a-Glance

Origin is committed to achieving excellence in our corporate governance practices, underscoring our culture of accountability and integrity. We conduct our business with fairness, ethical responsibility and a steadfast commitment to earning the trust of our stakeholders. Our Board is comprised of a majority of independent directors, as defined by the New York Stock Exchange (“NYSE”) listing standards. Our corporate governance policies and practices include annual evaluations of the Board and its committees, as well as continuing director education.

Our Code of Ethics fosters accountability and transparency across Origin. These guidelines embody our commitment to maintaining the highest standards of ethics and integrity while ensuring our operations comply with all applicable laws. Through our employee handbook, we communicate workplace policies that uphold the highest ethical standards. Core to our ethics and compliance programs are ongoing communications and training initiatives that ensure our employees understand Origin’s expectations and policies. These training sessions, which are both web-based and in-person, cover the regulations and expected business practices relevant to Origin. Our governance framework also includes oversight of environmental and social risks, with Board committees receiving regular updates on sustainability priorities and emerging regulatory expectations.

Risk Management

We understand that effective risk management is vital for long-term success. Origin implements robust risk management programs to ensure compliance with applicable laws and regulations governing ethical business practices, including our relationships with suppliers, customers and business partners, and our industry. Our comprehensive risk management program covers all locations and involves evaluations to identify critical risks. These risks and their management plans are communicated to the Board and relevant committees. Origin’s whistleblower policy further supports our stated goals within our governance structure. Monitored by an independent third party, this program is designed to receive complaints of financial irregularities, breaches of internal controls, conflicts of interest and fraud. We screen potential suppliers prior to contract execution and monitor contracted suppliers to ensure we do not conduct business with entities that pose more than acceptable levels of risk to our operations, brand or reputation.

We are subject to rigorous controls and audits, and our board actively oversees our cybersecurity practices. Our risk management team coordinates with Corporate Sustainability subject-matter experts throughout the business to identify, monitor and mitigate material risks.

Origin has a robust Information Security program. Our IT team is available 24/7 and uses a combination of industry-leading tools and innovative technologies to help protect our stakeholder’s data. Our team members are responsible for complying with our data security standards and complete mandatory annual training to understand the behaviors and technical requirements necessary to keep Personal Identifiable Information (“PII”) data secure. To protect clients’ personal information from unauthorized access and use, the Company uses security measures that comply with Federal law. We restrict access to personal information about customers to employees who need to know such information to provide products and services.

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ABOUT THE ANNUAL MEETING

We conduct regular penetration testing and vulnerability assessments to address emerging threats, strengthening our ability to safeguard systems and data. Our data security and privacy practices are aligned with industry standards and regulator expectations, supporting the protection of customer information and the preservation of privacy rights. Everyone at Origin who works with personal information has a responsibility to understand and uphold our privacy obligations. To date, we have not experienced a cybersecurity incident that has materially impacted our business strategy, results of operations, or financial condition. Origin is committed to disclosing any such data breach in compliance with relevant laws and regulations, ensuring transparency and maintaining stakeholder trust.

The Risk Committee oversees the major risk exposures of the Company and its business units, including cybersecurity. Our IT team leverages advanced cybersecurity tools, enhanced encryption protocols, and continuous monitoring to protect stakeholders against evolving cyber threats. We leverage the latest encryption configurations and cyber technologies on our systems, devices and third-party connections and further review vendor encryption to ensure proper information security safeguards are maintained.

Origin proactively engages with stockholders throughout the year to better understand their priorities and perspectives on significant issues, including Company performance and strategy, executive compensation, corporate governance, and environmental and social matters. Our Executive responsible for investor relations leads this stockholder engagement, considering feedback and insights from stockholders and other stakeholders as we review our practices and disclosures. This approach strengthens our governance practices and supports long-term sustainability by aligning our strategies with stakeholder expectations. Stockholder engagement insights are regularly communicated to the Board, supporting informed oversight and alignment with stakeholder expectations.

For more information about Origin’s commitment to sustainability matters, including policies, programs and our recent Corporate Sustainability Report, are available on Origin’s website at ir.origin.bank.

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PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Proposal Snapshot

What am I voting on?

Stockholders are being asked to elect ten directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified. This section includes information about the Board and each director nominee.

Voting recommendation:

FOR the election of each director nominee. We believe the combination of the various qualifications, skills and experiences of each of the director nominees will contribute to an effective and well-functioning Board. The director nominees possess the necessary qualifications to provide effective oversight of our business and quality advice and counsel to our management.

Director Nominees

Based on the recommendation of the Nominating and Corporate Governance Committee of the Board, our Board, which currently consists of ten directors, has nominated ten incumbent directors to serve as directors for a one-year term.

We seek directors with strong reputations and experience in areas relevant to the strategy, growth and operations of our businesses. Each of the nominees for director has experience that meets this objective. In their current and prior positions, each of the director nominees has gained experience in core management skills, such as strategic and financial planning, corporate governance, risk management, and leadership development. We also believe that each of the director nominees has other key attributes that are important to an effective Board, including: integrity and high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of background, experience, and thought; and the commitment to devote significant time and energy to service on our Board and its committees.

None of the director nominees were selected pursuant to any arrangement or understanding with any person. There are no family relationships among directors or executive officers of the Company. Each of the director nominees currently serving on the Board were elected by our stockholders at a previous annual meeting of stockholders.

Each director nominee has agreed to serve if elected, and we have no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

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PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominee Qualifications and Experience

The following table presents certain information with respect to the Board’s nominees for director. Typically, all of the directors are elected on an annual basis at each annual meeting of stockholders. Additionally, all director nominees of the Company are also directors of the Bank, the Company’s principal subsidiary for so long as they are directors of the Company.

Director Nominee	Background	Qualifications

James D’Agostino, Jr.

Independent

Managing Director
Encore Interests LLC

Chairman of the Board
Houston Trust Company

Age(1): 79

Director Since 2013

Board Committees:

•   Audit Committee

•   Finance Committee
(Chair)

•   Nominating and Corporate Governance

Mr. D’Agostino, Jr. is the Lead Independent Director of the Company and Origin Bank. He has over 50 years of experience in numerous capacities in the banking and financial services industries. Mr. D’Agostino, Jr. founded Encore Bancshares, Inc. in 2000 and served as its Chairman of the Board and CEO from 2000 until the organization was sold in 2012. Currently, Mr. D’Agostino, Jr. is the Managing Director of Encore Interests LLC, which is focused on banking, investments, and investment management. In 2013, Mr. D’Agostino, Jr. became Chairman of the Board of Houston Trust Company, a privately-owned trust company headquartered in Houston, Texas with over $10 billion of assets under management.

•   B.S. in Economics from Villanova University

•   J.D. from Seton Hall University School of Law, and has completed the Advanced Management Program at Harvard Business School

•   Mr. D’Agostino, Jr.’s extensive banking experience and his knowledge of the law and the financial services industry enables him to make valuable contributions to our Board

James Davison, Jr. Independent Director Genesis Energy, L.P. (NYSE: GEL) Age(1): 59 Director Since 1999 Board Committees: • Risk Committee	Mr. Davison, Jr., has served as a director for Genesis Energy, L.P. (NYSE: GEL) since 2007, and currently serves on its Governance, Compensation and Business Development Committees. From 1996 until 2007, he served in executive leadership positions of several related entities acquired by, or oversaw substantial assets of which were acquired by, Genesis Energy, L.P.

•   B.S. from Louisiana Tech University

•   Mr. Davison, Jr.’s management experience in the energy and transportation industries and his work as a director of a publicly-traded enterprise enables him to make valuable contributions to our Board

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PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominee	Background	Qualifications
A. La’Verne Edney Independent Litigation Partner Butler Snow LLP Age(1): 59 Director Since 2021 Board Committees: • Nominating and Corporate Governance • Risk Committee (Chair)

Ms. Edney has been a litigation partner at the law firm Butler Snow LLP since 2018, where she practices within the Torts, Transportation, & Specialized Litigation and Pharmaceutical, Medical Device and Healthcare Litigation Groups. Ms. Edney is a Fellow of the American College of Trial Lawyers, the International Academy of Trial Lawyers and the International Society of Barristers. She is also a Fellow of the American Board of Trial Advocates, where she served as President in 2024. She has served on the faculties of that organization’s Masters in Trial program, where she has taught in Iowa, South Carolina, Kentucky, and Reno, Nevada and the National Trial Academy in Chicago. She has also been on the faculty of trial academies for the American Bar Association and American Board of Trial Advocates. She was recognized by Chambers USA in 2020-2021 and has been named as one of the Best Lawyers in America in the area of Mass Torts/ Class Actions in each year since 2016. She received the Capital Area Bar Association’s Professionalism Award in 2021 and the Mississippi Women Lawyers Association’s Lifetime Achievement Award in 2019, and was chosen as Lawyer of the Year and Distinguished Alumni Lawyer by Mississippi College School of Law in 2018. Ms. Edney serves on numerous boards and committees including the Board of Trustees of Mississippi College; the Magnolia Speech School board; the Baptist Hospital Board of Regents; and the Magnolia Speech School Board. Additionally, she served as the President of the Mississippi Bar Foundation from 2019-2020.

•   B.S. from Alcorn State University

•   J.D. from Mississippi College School of Law

•   Ms. Edney’s litigation experience, community ties in our Mississippi market and immersion in the medical industry provides valuable knowledge and expertise to our Board

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PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominee	Background	Qualifications
Meryl Farr Independent President & Owner Kennedy Rice Mill Managing Co-Owner & CEO Neighbors, LLC Age(1): 37 Director Since 2021 Board Committee: • Finance Committee

Ms. Farr is the President and Owner of Kennedy Rice Mill, LLC (“KRM”) in Mer Rouge, Louisiana, and the Co-Owner and CEO of Neighbors, LLC in West Monroe, Louisiana. KRM is a state-of-the-art facility and is one of the few new rice mills built in the United States in the last quarter-century. Envisioning the need to bring sustainably grown and organic products into the retail rice market, Ms. Farr successfully engineered and implemented the packaging of organic and sustainably grown products for KRM’s 4Sisters brands.

Neighbors, LLC (“Neighbors”) is a leading manufacturer/producer of specialized cookie dough for fundraising, private label, and co-manufacturing partners. Nominated by the City of West Monroe’s Mayor, Neighbors was recently presented with Louisiana Economic Development’s “Lantern Award,” recognizing manufacturers in Northeast Louisiana. Neighbors makes significant contributions to the Ouachita Parish economy through capital improvements, expansion, job creation, and community involvement, recently receiving the “Thomas H. Scott” Large Business of the Year Award.

Ms. Farr serves on the Entergy Louisiana Advisory Board, and, since 2019, has served on the USA Rice Board of Directors and the USA Rice Executive Committee.

Ms. Farr was an Advisory Board Member for Origin Bank prior to joining the Board in 2021.

•   B.A. in International Affairs from the University of Georgia with a minor in Spanish

•   Ms. Farr’s innovative and entrepreneurial business approach, ownership and leadership, as well as her community involvement, provides a valuable skill set to our Board

Richard Gallot, Jr. Independent President & CEO University of Louisiana System Director Cleco Corporation Age(1): 59 Director Since 2019

Dr. Gallot, Jr. served as President of Grambling State University from 2016 to 2023, where he led the University in its initiative to increase enrollment and alumni engagement. Dr. Gallot, Jr. became President and CEO of the University of Louisiana System in January 2024. He is also licensed to practice law in Louisiana. Prior to his role as President of Grambling State University, Dr. Gallot, Jr. served one term as a member of the Louisiana State Senate between 2012 and 2016. Prior to serving in the Louisiana State Senate, he served three terms in the Louisiana House of Representatives between 2000 and 2012. Since 2016, Dr. Gallot, Jr. has also served on the Board of Directors of Cleco Corporation, an electric utility company headquartered in Pineville, Louisiana.

•   B.A. in History from Grambling State University

•   J.D. from Southern University Law School

•   Ph.D. in Organizational Leadership from Southeastern University

•   Dr. Gallot, Jr.’s experience in professional and political leadership positions and his legal acumen enables him to be a valuable contributor to our Board

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PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominee	Background	Qualifications
Stacey Goff Independent Partner at Jones Walker Age(1): 60 Director Since 2020 Board Committees: • Compensation Committee (Chair)

Mr. Goff retired in 2024 after serving over 15 years as Executive Vice President, General Counsel and Secretary for Lumen Technologies, Inc. (NYSE: LUMN) (“Lumen”) where he was responsible for Lumen’s legal and public policy functions. He played key roles in negotiating and closing numerous acquisitions and dispositions that Lumen has completed during the past 20 years. Mr. Goff also previously led Lumen’s Corporate Development, Strategy and Human Resources functions. Since mid-2025, Mr. Goff has been a partner at Jones Walker, a New Orleans based law firm.

•   B.A. in Business from Mississippi State University

•   J.D., magna cum laude from University of Mississippi

•   Mr. Goff’s experience in public company corporate governance and compensation, in addition to his legal expertise, enables him to provide great value to our Board

Cecil Jones Independent Certified Public Accountant Retired Age(1): 67 Director Since 2024 Board Committees: • Audit Committee (Chair) • Finance Committee

Mr. Jones is a recently retired audit partner with Whitley Penn. He served as the partner-in-charge of the firm’s Financial Institutions Group from 2014 to 2024. Cecil had been an audit partner for nearly thirty five years primarily serving financial institutions. He has extensive experience in working with financial institutions including audits of financial statements, IPO consulting, SEC consulting, mergers and acquisitions and various types of SEC and regulatory matters. He is a member of the American Institute of Certified Public Accountants and Texas Society of Certified Public Accountants. Cecil has also been a frequent speaker on accounting and auditing matters for financial institutions. His experience also includes serving as an audit partner for companies in the real estate, retail and manufacturing industries.

The Board has determined that Mr. Cecil Jones qualifies as an “audit committee financial expert” under applicable SEC regulations and satisfies the financial sophistication requirement under the New York Stock Exchange listing rules.

•   B.S.B.A. in Accounting from Missouri Western University.

•   Certified Public Accountant (licensed in Texas)

•   Mr. Jones brings over forty years of audit experience with financial institutions, allowing him to offer valuable insights to our Board, which are crucial for the effective oversight of our financial reporting

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PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominee	Background	Qualifications

Michael Jones

Independent

Certified Public
Accountant

Sole Practitioner

Certified Fraud Examiner

Age(1): 70

Director Since 1991

Board Committees:

•   Audit Committee

•   Nominating and
Corporate Governance
(Chair)

•   Compensation Committee

Mr. Jones is a sole practitioner licensed Certified Public Accountant with an office in Ruston, Louisiana and is a Certified Fraud Examiner. He is a member of the American Institute of Certified Public Accountants, the Society of Louisiana Certified Public Accountants and the Association of Certified Fraud Examiners.

•   B.S. from Louisiana Tech University

•   Certified Public Accountant (licensed in Louisiana)

•   Mr. Jones’ ties within the local community, business experience and accounting knowledge qualify him to serve on our Board

Gary Luffey Independent Medical Doctor Allegiance Health Management Age(1): 71 Director Since 2017 Board Committees: • Compensation Committee • Risk Committee

Dr. Luffey has been an eye surgeon for over 40 years and is a medical doctor at Allegiance Health Management. Previously, he had been a partner at the Green Clinic and a member of the its leadership team. Dr. Luffey has been a member of the Ruston-Lincoln Industrial Development Committee and served in a leadership role with the Ruston-Lincoln Chamber of Commerce. Additionally, he is a member of the National Association of Corporate Directors. Over the past 40 years, Dr. Luffey has been involved in the ownership and management of nursing homes, hospitals and medical supply companies. He was also a consultant with Alcon Laboratories, a subsidiary of Novartis, from 1996 to 2016.

•   B.S in Biology from University of Louisiana Monroe

•   M.D. from Louisiana State University-Shreveport

•   Ophthalmology Residency with Louisiana State University-Shreveport

•   Fellow American Board Ophthalmology

•   Dr. Luffey’s extensive experience with the healthcare industry and his community ties in our Louisiana markets are valuable to our Company and our Board

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PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominee	Background	Qualifications
Drake Mills Chairman, President & CEO Origin Bancorp, Inc. Age(1): 65 Director Since 2012

Mr. Mills serves as our Chairman, President and CEO. Mr. Mills has more than 40 years of banking experience and started out as a check file clerk with Origin Bank. Having worked his way through the organization, Mr. Mills has served in various capacities, including in-house system night operator, branch manager, consumer loan officer, commercial lender and Chief Financial Officer. He became President and Chief Operations Officer in 1996 and was named CEO of Origin Bank in 2003. He has served our Company as President since 1998 and CEO since 2008, and as Chairman of our Board since 2012. Under his leadership as President and CEO, Origin Bank has experienced significant asset growth, primarily through organic growth. Mr. Mills served on the Community Depository Institutions Advisory Council to the Federal Reserve Bank of Dallas from 2011 to 2014. He represented the Federal Reserve Bank of Dallas on the Community Depository Institutions Advisory Council to the Federal Reserve System in Washington, D.C., and was appointed as the Council’s President for a one-year term in 2013. He is also a past Chairman of the Louisiana Bankers Association. Throughout his career, Mr. Mills has been extremely active volunteering in his local community having served in various leadership positions for the Boys and Girls Club of Northeast Louisiana, Ruston-Lincoln Chamber of Commerce, United Way of Northeast Louisiana, Louisiana Tech University Foundation, Louisiana Tech University College of Business Advisory Board, and Louisiana Tech University Technology Foundation. He has also been recognized as the Tower Medallion recipient and Alumnus of the Year by Louisiana Tech University.

•   B.S. in Finance from Louisiana Tech University

•   Graduated from the Graduate School of Banking of the South in Baton Rouge, Louisiana, and the Graduate School of Banking of the South’s Professional Master of Banking Program in Austin, Texas

•   Mr. Mills oversees our executive management team as well as the development and execution of our strategic plan. His vision and leadership are instrumental in our growth and success

(1)    Ages at March 13, 2026.

2026 Proxy Statement	23

PROPOSAL 1: ELECTION OF DIRECTORS

Board Diversity

The Company and the Board believe the diversity reflected in the communities we serve must be represented in the composition of the Board itself and is integral and necessary to the effective and successful functioning of the Company’s operations. We believe the members of our Board are well-qualified and reflect the diversity within our markets, including being representative of the age, gender, race, experience and expertise. The table below discloses the demographic mix of our Board at December 31, 2025.

Board Diversity Matrix
Total Number of Directors		10
	Female		Male
Part I: Gender Identity
Directors	2		8
Part II: Demographic Background
African American or Black	1		1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1		7
Two or More Races or Ethnicities

Stockholder Approval

The affirmative vote of a majority of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of the ten director nominees, provided that if the number of director nominees exceeds the number of directors to be elected at such a meeting, the directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote at such a meeting at which a quorum is present. The ten director nominees will be elected if the number of shares that vote “For” the election of a director exceeds the number of shares voted “Against” that director. Abstentions and broker non-votes shall not be counted as votes cast either “For” or “Against” the election of any director. Stockholders shall not have cumulative voting in the election of directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

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PROPOSAL 1: ELECTION OF DIRECTORS

2025 NAMED EXECUTIVE OFFICERS

The biographical information set forth below outlines the background and experience of the Company’s NEOs who do not also serve on the Company’s Board.

NEO	Background	Qualifications
M. Lance Hall President & CEO Origin Bank Age(1): 52

Mr. Hall was promoted to President and CEO of Origin Bank in January 2020 after previously being promoted to President of Origin Bank in July 2018. Mr. Hall oversees the Bank’s regional presidents and markets, as well as lending, human resources, information technology, retail banking, operations, marketing, mortgage, and strategic planning. Prior to his promotion to Origin Bank President, Mr. Hall served as Louisiana State President from March 2013 until July 2018. While serving as Louisiana State President, Mr. Hall also became Chief Strategy Officer in March 2016 and became Chief Operating Officer of the Bank in February 2017. Mr. Hall has served our organization for more than 25 years through various roles of increasing responsibility. Prior to joining Origin Bank, Mr. Hall spent four years at Regions Bank as a Credit Analyst and Commercial Relationship Manager.

• B.S. in Managerial Finance from the University of Mississippi • Graduate of The Graduate School of Banking at Louisiana State University
Derek McGee Senior Executive Officer & Chief Legal Counsel Age(1): 45

Mr. McGee joined Origin Bancorp, Inc. in January 2022 and serves as Chief Legal Counsel for the Company and Origin Bank. In this capacity, Mr. McGee oversees all legal matters involving the Company and Origin Bank and is actively involved in formulating and executing various strategic initiatives for the Company. From 2010 through 2021, Mr. McGee served as a partner of Fenimore Kay Harrison LLP where his primary area of focus was corporate, securities and regulatory representation of financial institutions. Prior to that, Mr. McGee was an attorney in the financial institutions group at Hunton Andrews Kurth LLP (formerly Hunton & Williams LLP). He has extensive experience representing financial institutions in merger and acquisition transactions and securities offerings, as well as SEC reporting and regulatory compliance matters. Mr. McGee serves as a board member of the College World Golf Championships Foundation. He is a past board member of the Independent Bankers Association of Texas (IBAT) and the IBAT Leadership Division, as well as past Vice Chairman of IBAT’s Associate Member Advisory Council. In addition, Mr. McGee is a past board member of First Tee of Greater Austin.

• B.B.A. in Finance from Baylor University • J.D. from Southern Methodist University • Member, State Bar of Texas

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PROPOSAL 1: ELECTION OF DIRECTORS

NEO	Background	Qualifications
Preston Moore Senior Executive Officer & Chief Credit and Banking Officer Age(1): 65

Mr. Moore assumed the role of Chief Credit and Banking Officer in October 2019, and prior to this role, he served as our Houston Regional President. He has been with the Bank since November 2012, when he was the first employee hired in the Houston market. Mr. Moore has performed various roles in the banking industry for more than 42 years, and he has a vast wealth of financial knowledge. Mr. Moore formerly served as President and Director for Encore Bancshares, Inc, and President, CEO, and Director for Encore Bank. Before he took on his role at Encore Bancshares, Mr. Moore served as the Executive Vice President and Manager of the Investment Division at Amegy Bank of Texas. Prior to that, Mr. Moore served as Managing Director in Debt Capital Markets at J.P. Morgan Chase & Co.

• B.A. in Political Science at Washington and Lee University • MBA in Finance at the University of Texas
William Wallace, IV Senior Executive Officer & Chief Financial Officer Age(1): 51

Mr. Wallace joined Origin Bancorp, Inc. as Chief Financial Officer in 2022. Mr. Wallace has roughly 20 years of experience in the financial services industry, most recently as a Managing Director and equity research analyst at Raymond James & Associates. He joined Raymond James in 2011 through the acquisition of Howe Barnes Hoefer & Arnett, which he joined in 2010. During his time at Raymond James, he was responsible for coverage of regional and community banks primarily located in the Northeast, Mid-Atlantic and Southeast United States, including Origin Bancorp. As a research analyst, Mr. Wallace used various mathematical, statistical, and analytical modeling techniques to perform detailed financial statements analysis and forecasting, industry analysis, and equity valuation analysis. Prior to Raymond James, Mr. Wallace was an assistant vice president at FBR Capital Markets, where he assisted in the coverage of primarily mid- and large-cap regional and super-regional banks and thrifts.

• B.A. in Anthropology from The University of Virginia • MBA from The College of William and Mary

(1)   Ages at March 13, 2026.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Board Leadership Structure

The Company has a policy that does not mandate the separation of the roles of CEO or President and the Chairman of the Board. Our Board believes it is in the best interest of the Company to instead make a determination regarding the separate roles of CEO, President and Chairman of the Board on a regular basis based on the position and direction of the Company and the membership composition of the Board. Our Board has determined that having our President and CEO, Mr. Mills, serve as Chairman of the Board is in the best interests of our stockholders at this time. This structure makes best use of the CEO’s extensive knowledge of our organization and the banking industry. Our Board views this arrangement as also providing an efficient nexus between our management and the Board, enabling the Board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the Board in a timely manner.

Unless the Company has an independent non-executive Chairman of the Board, the Company’s governance structure provides for a strong Lead Independent Director role. The Lead Independent Director must be independent under the NYSE rules and elected by the independent Board members. Our Board has elected James D’Agostino, Jr. to serve as the Lead Independent Director.

Our Board believes that it is able to have a thorough exchange of views or address any issues independent of the Chairman. Among other things, the Lead Independent Director is required to:

•	Preside at Board meetings when the Chairman of the Board is not present;
•	Establish the agenda for, and preside at, executive sessions of the non-management and independent directors;
•	Receive topic suggestions from other directors to be discussed at upcoming executive sessions and facilitate discussion on key issues outside of meetings;
•	Act as a liaison and facilitate communication between the Chairman of the Board and the independent directors (provided that each director shall also be afforded direct and complete access to the Chairman of the Board at any time as such director deems necessary or appropriate);
•	Facilitate teamwork and communication among the independent directors;
•	Approve information sent to the Board;
•	Approve meeting agendas for the Board, in consultation with the Chairman of the Board;
•	Coordinate the activities of non-management and independent directors, including the authority to call meetings of non-management and independent directors;
•	If requested by any stockholder, ensure that he or she is available for consultation and direct communication;
•	Communicate, as appropriate, with the Company’s regulators;
•	Regularly communicate with the Chairman of the Board on a variety of issues including business strategy and succession planning;

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•	Maintain close contact with the Chairs of each standing committee of the Board, and serve as an ex-officio member of each committee where he or she is not a member;
•	Assist the committee Chairs in the establishment of committee agendas and schedules;
•	Provide input, as needed, into the assessment of the Board committees’ effectiveness, structure, organization and charters, and the evaluation of the need for changes; and
•	With the Nominating and Corporate Governance Committee, coordinate the annual evaluation of the Board and committees’ self-evaluations and the evaluation of the Chairman of the Board and the CEO.

Director Independence

Our common stock is listed on the New York Stock Exchange (“NYSE”). Under NYSE listing standards, independent directors must comprise a majority of a listed company’s board of directors. The rules of NYSE, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. In addition, NYSE listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees must be independent.

Our Board has undertaken a review of the independence of each director and director nominee in accordance with the SEC rules and NYSE listing standards. Based on this review, our Board has determined that nine of our anticipated ten directors, or Messrs. D’Agostino, Jr., Davison, Jr., Gallot, Jr., Goff, C. Jones, M. Jones, and Luffey and Mses. Edney and Farr, are independent as that term is defined under the SEC rules and NYSE listing standards. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions described under the heading “Certain Relationships and Related-Party Transactions” and below in “Board Meetings and Committees—Compensation Committee—Compensation Committee Interlocks and Insider Participation.”

Governance Documents

We have a Code of Ethics and Business Conduct Policy (“Ethics Policy”) in place that applies to all of our directors, officers and employees. The Ethics Policy sets forth specific standards of conduct and ethics that we expect all of our directors, officers and employees to follow, including our principal executive officer (“PEO”), principal financial officer and principal accounting officer. Any amendments to the Ethics Policy (other than any technical, administrative or non-substantive amendments), or any waivers of requirements thereof, will be disclosed on our website within four days of such amendment or waiver.

We have also adopted Governance Principles that set forth the framework within which our Board, assisted by its committees, directs the affairs of our organization. The Governance Principles address, among other things, the composition and functions of our Board and its committees, director independence, compensation of directors and succession planning. The Corporate Governance Principles, our Ethics Policy, and information about other governance matters of interest to investors, are available through our website at www.origin.bank by clicking on Investors—Governance—Governance Overview.

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Director Education and Self-Assessment

Our Board believes that director education is important to enable it to most effectively perform its role of oversight of the management and affairs of the Company. Accordingly, it is our policy that new non-employee directors receive an orientation from appropriate executives regarding the Company’s business and affairs at the time that the director joins our Board. In addition, within three months of election or appointment to our Board, each new non-employee director is invited to spend a day at corporate headquarters for a personal briefing by executive management on the Company’s strategic plans, its financial statements, and its key policies and practices.

Directors are also provided with continuing education on subjects that would assist them in discharging their duties, including: regular programs on the Company’s financial planning and analysis, compliance and corporate governance developments; business-specific learning opportunities through site visits and board meetings; and briefing sessions on topics that present special risks and opportunities to the Company. Additionally, the Company has a director education program to assist board members in further developing their skills and knowledge to better perform their duties, including presentations made via our board portal. Each director is asked to view the presentation and given an opportunity during Board meetings to ask questions. For example, in 2025, presentations on compliance training, cyber security and artificial intelligence training, BSA Board training, and Fair and Responsible Banking training were reviewed and discussed. Additionally, courses covering topics such as, accounting, auditing, financial institution fraud and anti-money laundering, were completed by individual directors. Training was conducted by qualified employees regarding Office of Foreign Assets Controls (“OFAC”) and investor relations, among other topics. In addition to presentations, our Board subscribes to bankdirector.com, and Dr. Luffey has access to the National Association of Corporate Directors (“NACD”).

Board Meetings and Committees

•	Our Board met seven times during the 2025 fiscal year (including regularly scheduled and special meetings)
•	During the 2025 fiscal year, each of the directors, participated in 75% or more of the total number of meetings of the Board and the committees to which he or she was assigned (held during the period for which the relevant individual was a director)
•	It is our policy to invite all directors and nominees for director to attend the Annual Meeting
•	We expect all our directors will attend the upcoming Annual Meeting
•	Ten of our 11 then-serving directors attended the 2025 annual meeting of stockholders

The business of our Board is conducted through its meetings, as well as through meetings of its committees. Our Board has five standing committees: an Audit Committee, a Compensation Committee, a Finance Committee, a Nominating and Corporate Governance Committee, and a Risk Committee, each of which has the composition and responsibilities described below. Members serve on our committees until their resignation or until otherwise determined by our Board. The standing committees report on their deliberations and actions at each full Board meeting. Each of the committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work. In the future, our Board may establish such additional committees as it deems appropriate, in accordance with applicable laws and regulations and the Company’s Articles of Incorporation and Bylaws.

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CORPORATE GOVERNANCE

Risk Management and Oversight

Our Board is responsible for oversight of management and the business and affairs of the Company, including those relating to management of risk. Our Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While the entire Board maintains the ultimate oversight responsibility for the risk management process, the Risk Committee was formed by our Board to assist in its oversight and the Board’s other committees assist in oversight of risk in specific areas. In particular, the Audit Committee assists the Board in monitoring the effectiveness of the Company’s identification and management of risk, including financial and other business risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive and employee compensation plans and arrangements, and periodically reviews these arrangements to evaluate whether incentive or other forms of compensation encourage unnecessary or excessive risk-taking by the Company. The Nominating and Corporate Governance Committee monitors the risks associated with the independence of our Board. The Finance Committee is responsible for, among other things, overseeing the administration and effectiveness of market and similar risks. Management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed.

Audit Committee

The current members of our Audit Committee are Messrs. C. Jones (Chair), D’Agostino, Jr. and M. Jones. Our Board has evaluated the independence of the members of the Audit Committee and has determined that (i) each of the members is independent under the applicable rules of NYSE, (ii) each of the members satisfies the additional independence standards under the SEC rules for Audit Committee service and (iii) each of the members has the ability to read and understand fundamental financial statements. The Board also reviewed which members of the Audit Committee meet the criteria to be considered a financial expert as defined by the SEC rules. Based on its review, the Board determined that Mr. C. Jones qualifies as an “Audit Committee Financial Expert,” as defined under the applicable rules of the SEC, by reason of his prior job experience. Mr. Cecil Jones began serving as the Audit Committee Chair following the departure of Mr. Malone directly after the 2025 Annual Meeting. The Audit Committee held eight meetings during the fiscal year ended December 31, 2025.

Our Audit Committee oversees our accounting and financial reporting process and the audit of our financial statements and assists our Board in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:

•	Selecting, engaging and overseeing the Company’s independent registered public accounting firm, including preapproving all services and the fees and terms of engagement. The independent auditor reports directly to the Audit Committee;
•	Overseeing the integrity of our financial statements, including the annual audit, the annual audited financial statements and financial information included in our periodic reports that will be filed with the SEC;
•	Overseeing our financial reporting internal controls, including discussing with management and the independent auditor any significant findings related to the internal control over financial reporting;

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•	Overseeing our internal audit function, including the direct oversight of the Chief Audit Executive, who shall functionally report to the Audit Committee;
•	Overseeing our compliance with applicable laws and regulations related to financial matters or that could materially affect the Company’s financial statements;
•	Overseeing our risk management function related to financial reporting;
•	Overseeing our procedures for receipt, assessment and handling of complaints regarding accounting, internal accounting controls or auditing matters;
•	Overseeing concerns regarding questionable accounting and auditing, including submissions made by employees pursuant to the Ethics and Compliance Reporting (Whistleblower) Policy; and
•	Investigating matters pertaining to the adherence to the Code of Ethics or other standards of business conduct, as such are related to accounting, auditing, financial reporting or internal control functions.

Our Board has adopted a written charter for the Audit Committee, which is reviewed annually and available on our website at www.origin.bank under “Investors—Governance—Governance Overview.”

Independent Registered Public Accounting Firm

The Audit Committee has appointed Forvis Mazars, LLP, as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2026. Forvis Mazars, LLP, served as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and reported on the Company’s consolidated financial statements for that year.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee must pre-approve engagements for audit and permissible non-audit services to be rendered by the Company’s independent registered public accounting firm and the fees and terms of each such engagement. The Audit Committee may delegate pre-approval authority to its Chair, who shall report any final pre-approval decisions, including the material terms and fees of such engagement, to the Audit Committee at its next regularly scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the Company’s independent registered public accounting firm.

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CORPORATE GOVERNANCE

Fees Paid to Independent Registered Public Accounting Firm

The following is a description of the fees earned by Forvis Mazars, LLP for services rendered to the Company for the years ended December 31, 2025 and 2024, for purposes of considering whether such fees are compatible with maintaining the independence of Forvis Mazars, LLP. The Audit Committee has pre-approved all of the services provided by Forvis Mazars, LLP, and all of the fees described below.

	Years Ended December 31,
(Dollars in thousands)	2025	2024
Audit Fees(1)	$ 967	$ 1,192
Audit-Related Fees(2)	39	35
Tax Fees	—	—
All Other Fees	—	—
Total	$ 1,006	$ 1,227

(1)	Audit Fees reflect the aggregate fees incurred for services related to the audit of our annual consolidated financial statements and review of our quarterly consolidated financial statements filed on Forms 10-K and 10-Q, respectively, and other required filings. Audit fees also include fees for the audit of our internal controls over financial reporting.
(2)	Audit-Related Fees include aggregate fees incurred for professional services rendered related to the audits of retirement and employee benefit plans.

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Report by Audit Committee

The Audit Committee has reviewed and discussed with management of the Company and Forvis Mazars, LLP the Company’s independent registered public accounting firm, the audited financial statements for the fiscal year ended December 31, 2025, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and Forvis Mazars, LLP’s evaluation of the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee has discussed with Forvis Mazars, LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Forvis Mazars, LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Forvis Mazars, LLP such accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

THE AUDIT COMMITTEE

Cecil Jones (Chair)
James D’Agostino, Jr.
Michael Jones

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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CORPORATE GOVERNANCE

Compensation Committee

The current members of our Compensation Committee are Messrs. Goff (Chair), Luffey and M. Jones. Our Board has determined that each of the members of our Compensation Committee is independent within the meaning of the independent director requirements of NYSE and the SEC. Our Board has also determined that the composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, the applicable requirements of NYSE and SEC rules and regulations. The members of the Compensation Committee also qualify as “non-employee directors” according to the SEC rules. The Compensation Committee held six meetings during the fiscal year ended December 31, 2025.

The Compensation Committee assists the Board in fulfilling its responsibilities relating to the compensation of the CEO and executive officers of the Company. In addition, the Compensation Committee oversees the Company’s executive compensation policies, plans and programs. Our Compensation Committee is responsible for, among other things:

•	Annually reviewing and approving the compensation of our CEO, including determination of salary, bonus, benefits, incentive opportunities and other compensation, approving goals and objectives relevant to the compensation of the CEO and evaluating the CEO’s performance in light of such goals and objectives;
•	Together with the CEO, annually reviewing and approving the evaluation process and compensation for executive officers, including salary, bonus, benefits, incentive opportunities and other compensation based on an evaluation of each executive officer’s performance against relevant goals and objectives;
•	Overseeing and evaluating executive compensation structure, policies and programs, and assessing whether these establish appropriate incentives and leadership development opportunities for management succession;
•	Retaining, or obtaining the advice of, such compensation consultants, legal counsel or other advisors as the Compensation Committee deems necessary or appropriate for it to carry out its duties;
•	Reviewing and approving new or materially amended employment agreements, severance or termination arrangements, change-in-control (“CIC”) agreements, retirement agreements and similar matters;
•	Evaluating and making recommendations to the Board with respect to equity-based plans that are subject to Board approval.
•	Evaluating and monitoring, with the assistance of the Chief Risk Officer, risk management matters as they relate to compensation to ensure that compensation practices and incentive compensation arrangements are consistent with principles of safety and soundness, do not encourage excessive risk taking, and are not reasonably likely to have a material adverse effect on the Company;
•	Reviewing and approving the implementation or revision of any clawback policy allowing the Company to recoup compensation paid to executive officers and other employees;
•	Approving or making recommendations to the Board with respect to the adoption or modification of policies regarding the pledging or hedging of Company stock by Company insiders, if any, and monitoring compliance with respect to any adopted policy on pledging and hedging;

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CORPORATE GOVERNANCE

•	Providing strategic review of the Company’s human resources strategies and initiatives to ensure the Company is seeking, developing and retaining human capital appropriate to the Company’s needs;
•	Establishing and monitoring compliance with any stock ownership and holding guidelines of the Company that are applicable to executive officers; and
•	Reviewing Director compensation levels, benefits and practices no less than every other year and recommending changes in such compensation levels to the Board as needed.

Compensation Committee Interlocks and Insider Participation

No members serving on the Compensation Committee during 2025 were officers or employees of the Company or any of its subsidiaries and none were former officers of the Company or any of its subsidiaries. No member of the Compensation Committee has or had any relationship with the Company or any of its subsidiaries that is required to be disclosed as a transaction with a related party. Since the establishment of our Compensation Committee, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or Board.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Human Resources Officer and other members of the Compensation Committee. The Compensation Committee meets regularly in executive sessions. Our Chief Human Resources Officer regularly attends meetings of the Compensation Committee and, from time to time, various other members of management or other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide background information or to otherwise participate in meetings. The Company’s CEO, the Bank’s President and CEO, and the Chief Human Resources Officer also interface with the Compensation Committee in connection with executive compensation. The Compensation Committee periodically meets with the CEO to assess progress toward meeting objectives set by the Board for both annual and long-term compensation. The CEO may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding CEO’s compensation.

The Compensation Committee may form and delegate authority to subcommittees to the extent it deems necessary or appropriate. Under its charter, the Compensation Committee has the authority to select, retain and approve the fees and other retention terms of counsel, accountants or other experts or advisors, including compensation consultants, at the expense of the Company, that the Compensation Committee considers appropriate in the performance of its duties. The Compensation Committee also has direct responsibility for the oversight of the work of any consultants or advisors it engages. Under its charter, the Compensation Committee may select or receive advice from a consultant only after taking into consideration certain factors set forth in the NYSE rules relating to the consultant’s independence. Although the Compensation Committee is required to consider such factors, it is free to select or receive advice from a consultant that is not independent. See the Compensation Discussion and Analysis for additional information regarding the Compensation Committee’s consultant.

Our Board has adopted a written charter for the Compensation Committee, which is reviewed annually and available on our website at www.origin.bank under “Investors—Governance—Governance Overview.”

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CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Messrs. M. Jones (Chair) and D’Agostino, Jr. and Ms. Edney. Our Board has determined that each of the members of our Nominating and Corporate Governance Committee is independent within the meaning of the independent director requirements of NYSE. The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended December 31, 2025.

The Nominating and Corporate Governance Committee nominates persons for election as directors and reviews corporate governance matters. Candidates may come to the attention of the Nominating and Corporate Governance Committee through Board members, management, stockholders or other persons. These candidates are evaluated at Nominating and Corporate Governance Committee meetings and may be considered at any point during the year. Although, to date, there have been no stockholder nominations and the Company does not have a formal policy of considering director candidates recommended by stockholders, the Nominating and Corporate Governance Committee will consider stockholder nominations for candidates for the Board that have been properly submitted in accordance with the advance notice provisions of our Bylaws. Among other things, the Nominating and Corporate Governance Committee members are responsible for:

•	Evaluating and making recommendations to our Board regarding Board size and composition, committee structure and assignments, and director responsibilities;
•	Assisting our Board in identifying prospective director nominees and recommending to our Board a slate of director nominees for election by stockholders at each annual meeting of stockholders;
•	Reviewing the background, qualifications and independence of individuals being considered as director candidates, including persons proposed by stockholders or others;
•	Reviewing and overseeing the management succession program;
•	Evaluating and recommending corporate governance principles applicable to our Board composition and operation of the Company;
•	Developing and reviewing the Company’s related party transactions policy and reviewing or approving related party transactions;
•	Reviewing and investigating matters pertaining to the adherence to the Ethics Policy or other standards of business conduct by any director or executive officer of the Company, except as such are related to accounting, auditing, financial reporting or internal control functions, which is the responsibility of the Audit Committee; and
•	Overseeing the Company’s strategy and practices related to Corporate Sustainability.

Our Board has adopted a written charter for our Nominating and Corporate Governance Committee, which is reviewed annually and available on our website at www.origin.bank under “Investors—Governance—Governance Overview.”

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Finance Committee

The current members of our Finance Committee are Messrs. D’Agostino, Jr. (Chair) and C. Jones and Ms. Farr. The Finance Committee met four times in 2025. The Finance Committee has responsibility for, among other things:

•	Reviewing, approving and recommending for implementation our market risk functional framework, liquidity risk and oversight policy;
•	Overseeing the administration and effectiveness of, and compliance with, our market risk functional framework and oversight policy and other significant investment and related policies;
•	Reviewing and overseeing the operation of our Capital Management Policy as well as our capital adequacy assessments, forecasting and stress testing processes and activities;
•	Reviewing capital levels and making recommendations to our Board regarding our dividend policy;
•	Reviewing and making recommendations with respect to the sale or repurchase of debt or equity securities, as well as making recommendations regarding the Company’s financing activities and significant capital expenditures; and
•	Reviewing the financial analyses of potential acquisitions and investments.

Our Board has adopted a written charter for our Finance Committee, which is reviewed annually and available on our website at www.origin.bank under “Investors—Governance—Governance Overview.”

Risk Committee

The current members of the Risk Committee are Ms. Edney (Chair), Messrs. Davison, Jr. and Luffey. The Risk Committee held four meetings in 2025.

Our Board believes an effective enterprise risk management system is necessary to ensure the successful, safe and sound management of the Company. The Risk Committee was appointed by our Board to assist our Board in its oversight of (i) the Company’s enterprise risk management framework, (ii) the Company’s risk appetite statement, including risk limits and tolerances, and (iii) the performance of the Company’s Chief Risk Officer. Among other things, our Risk Committee has responsibility for:

•	Overseeing the Company’s enterprise risk management framework and risk appetite statement, including the ongoing alignment of the risk appetite statement with the Company’s strategy and capital plans;
•	Reviewing and evaluating the major risk exposures of the Company and its business units, including market, credit, operational, liquidity, legal, cybersecurity, technology and reputational risks, against established risk measurement methodologies and tolerances, as applicable;
•	Overseeing the Company’s risk identification framework;
•	Monitoring the results of reviews and assessments of risk management functions conducted by the Chief Audit Executive;
•	Monitoring the Company’s complaint management program, including any red flags and/or ethics violations;

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•	Reviewing and recommending for the Board’s approval annually, and more often as appropriate, the Company’s risk appetite statement and, as and when appropriate, the Company’s other significant risk management and risk assessment guidelines and policies;
•	Overseeing the Company’s process and significant policies for determining risk tolerance and review management’s measurement and comparison of overall risk tolerance to established limits;
•	Monitoring risk tolerance levels and capital targets and limits as set forth in the risk appetite statement;
•	Regularly reporting to the Board on the adequacy and quality of the Company’s methods for identifying, measuring, monitoring, controlling and reporting risks;
•	Reviewing the Company’s insurance program and the policies in place to address insurable risks, including coverages, limits, risk retention, claims, loss histories, and related matters;
•	Overseeing management’s compliance with all of the regulatory obligations of the Company and its subsidiaries arising under applicable federal and state banking laws, rules and regulations;
•	Reviewing and approving, on an annual basis, the Company’s internal annual compliance training schedule;
•	Reviewing and approving the appointment and, as appropriate, replacement of the Chief Risk Officer;
•	Evaluating the qualifications, performance and compensation of the Chief Risk Officer; and
•	Coordinating with management, including the Chief Risk Officer, and the Audit Committee to help ensure that the committees have appropriate information and resources to fulfill their duties and responsibilities with respect to oversight of risk management practices and policies.

Our Board has adopted a written charter for our Risk Committee, which is reviewed annually and available on our website at www.origin.bank under “Investors—Governance—Governance Overview.”

Stockholder Nominees and Proposals for 2027 Annual Meeting

If a stockholder desires to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2027 annual meeting of stockholders, such proposal and supporting statements, if any, must be received by us at our principal executive offices, located at 500 South Service Road East, Ruston, Louisiana 71270, no later than November 13, 2026. However, if the date of the 2027 annual meeting of stockholders is changed by more than 30 days from April 22, 2027, then the deadline will be a reasonable time before we begin to send proxy materials. Any such proposal must comply with the requirements of Rule 14a-8.

Stockholder proposals to be presented at the 2027 annual meeting of stockholders, other than stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, for inclusion in the proxy statement (including a director nomination) for the 2027 annual meeting of stockholders must, in addition to other requirements, be in proper form and received in writing at the Company’s principal executive offices no earlier than December 23, 2026, and no later than January 22, 2027. If the 2027 annual meeting is not called for a date that is within 30 days of April 22, 2027, notice must be delivered not later than the close of business on the tenth day following the date on which such notice of the

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date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Please consult our Bylaws before sending in a notice as we may disregard proposals or nominations not made in accordance with the requirements in our Bylaws.

Director Nominees

Our Bylaws provide that nominations of persons for election to the Board may be made by or at the direction of our Board or by any stockholder entitled to vote for the election of directors at the Annual Meeting who complies with certain procedures in our Bylaws as described above. The Nominating and Corporate Governance Committee is responsible for identifying and recommending candidates to our Board as vacancies occur.

The Nominating and Corporate Governance Committee is responsible for monitoring the mix of skills and experience of the directors in order to assess whether our Board has the necessary tools to perform its oversight function effectively. Director candidates are evaluated using certain established criteria, including familiarity with the financial services industry, their personal financial stability, their willingness to serve on our Board and our Corporate Governance Principles. In addition, our Corporate Governance Principles indicate directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. Although we do not have a separate diversity policy, the Nominating and Corporate Governance Committee considers the diversity of our directors and nominees in terms of knowledge, experience, skills, expertise and other characteristics that may contribute to our Board. In addition, the Company’s strategic plan includes a focus on attracting Board members who represent a broad mix of skills, backgrounds and perspectives that will more closely reflect the diversity of our customer base, stockholders and communities we serve.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director and regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee considers various potential candidates for director.

Candidates may come to the attention of the committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner as it considers candidates recommended by others, provided that such candidates are nominated in accordance with the applicable provisions of our Bylaws. Because of this, there is no specific policy regarding stockholder nominations of potential directors. At present, our Board does not engage any third parties to identify and evaluate potential director candidates.

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CORPORATE GOVERNANCE

Certain Relationships and Related-Party Transactions

Transactions by Origin Bank or us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by Origin Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by Origin Bank to its executive officers, directors and principal stockholders). We and our wholly-owned subsidiary, Origin Bank, have adopted policies designed to ensure compliance with these regulatory requirements and restrictions. In addition, our Ethics Policy provides guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between the Company and its executive officers or directors.

We have also adopted a written Related Party Transaction Policy. Related party transactions are transactions, arrangements or relationships in which we are or will be a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties include our directors (including nominees for election as directors), our executive officers, beneficial owners of more than 5% of our capital stock and the immediate family members of any of the foregoing persons.

Transactions subject to the policy are referred to the Nominating and Corporate Governance Committee for evaluation and approval. In determining whether to approve a related party transaction, the Nominating and Corporate Governance Committee will consider, among other factors:

•	Whether the transaction was undertaken in the ordinary course of the Company’s and the related party’s business;

•	Whether the transaction was initiated by the Company or the related party;

•	The purpose of the transaction and its potential risks and benefits to the Company;

•	In the event the related party is a director, an Immediate Family Member of a director or an entity in which a director is a partner, stockholder or executive officer, the impact on the director’s independence and, if the director serves on the Compensation Committee, such director’s status as a “non-employee director” under the SEC rules;

•	The availability of other sources for comparable products or services;

•	The approximate dollar value of the transaction and the amount and nature of the related party’s interest in the transaction; and

•	The terms of the transaction and whether the proposed transaction is proposed to be entered into on terms no less favorable than the terms available to unrelated third parties or to employees generally.

Our Related Party Transactions Policy is available on our website at www.origin.bank under “Investors—Governance—Governance Overview.”

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General

In addition to the relationships, transactions and the director and executive officer compensation arrangements discussed under “Director Compensation,” “Executive Compensation” and “Compensation Committee Interlocks and Insider Participation,” the following is a description of transactions since January 1, 2025, including currently proposed transactions, to which we have been or will be a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors (including nominees), executive officers or beneficial holders of more than 5% of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest. We believe the terms and conditions set forth in such agreements are reasonable and customary for similar transactions.

Ordinary Banking Relationships

Certain director nominees, executive officers, their immediate family members, and their affiliates were customers of, and had transactions with, us and our subsidiaries in the ordinary course of business during 2025, and additional transactions may be expected to take place in the ordinary course of business. These transactions include deposits, loans, mortgages, insurance products and services, and other banking and financial services transactions. Related party transactions involving us and our subsidiaries are made on substantially the same terms, including, in the case of loans and lending commitments, interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to us and do not involve more than the normal risk of collectability or present other unfavorable features. As disclosed in our Current Report on Form 8-K filed on September 10, 2025, and discussed in subsequent filings, during the year ended December 31, 2025, the Bank charged off certain loans as a result of the borrower fraud occurring with respect to Tricolor Holdings, LLC, for which our former director Daniel T. Chu served as Chief Executive Officer. Other than loans associated with the Tricolor Holdings, LLC relationship, at December 31, 2025, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans.

Certain Commercial Relationships

Hospitality and Country Club Membership

The Squire Creek Country Club in Choudrant, Louisiana is owned by Squire Creek Country Club and Development LLC, which itself is jointly owned in equal 50% stakes by James Davison, Sr. and Steven Davison, father and brother, respectively, of our director James Davison, Jr. From time to time, we use the country club for corporate functions, employee and vendor lodging and similar activities. During the fiscal year ended December 31, 2025, we paid approximately $105,000 to Squire Creek Country Club and Development LLC for these services, and we do not believe we pay more than standard rates. In addition, we provide outsourced human resource services for Squire Creek Country Club and Development, LLC for which Squire Creek Country Club and Development, LLC paid us approximately $41,000 for the year ended December 31, 2025.

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CORPORATE GOVERNANCE

Forth Insurance Leases

Forth Insurance, LLC (“Forth Insurance”), our wholly-owned insurance subsidiary has leased an office condominium located at 504 South Service Road East, Ruston, Louisiana, from MNG Properties, L.L.C. (“MNG”), which lease was renewed most recently on February 1, 2021, for a ten-year term. Our Chairman and CEO, Drake Mills, owns 33.3% of MNG. During the fiscal year ended December 31, 2025, Forth Insurance paid MNG an aggregate of $165,000 in lease and tax payments. Under the terms of the lease, aggregate future lease payments, excluding expenses and assuming exercise of all renewal options, were approximately $1.5 million at March 1, 2026.

Forth Insurance conducts operations in Monroe, Louisiana at a location leased from 2200 Tower Drive, LLC, an entity in which Peyton Farr, the husband of our director Meryl Farr, is a 40% owner. The current term of the lease ends October 2030, with a renewal option to extend the lease for an additional five years. The lease provides for a monthly base rent of $27,676 and is subject to certain adjustments. We are also responsible for utilities, certain real property taxes, maintenance (except with respect to common areas), repairs and alterations. Under the terms of the lease, aggregate future lease payments, excluding expenses and assuming exercise of all renewal options, were approximately $3.2 million at March 1, 2026. We made payments of approximately $327,000 for the fiscal year ended December 31, 2025, in connection with this lease.

Compensation Expense

Peyton Farr, the husband of our director Meryl Farr, and Joe Farr, the father-in-law of our Director Meryl Farr, are employed by our wholly-owned insurance subsidiary, Forth Insurance, and Tyler Mills, the son of our Chairman and CEO Drake Mills, is employed by our wholly-owned banking subsidiary, Origin Bank. Mr. Peyton Farr, Mr. Joe Farr and Mr. Tyler Mills individually received compensation in excess of $120,000 for their employment during 2025.

Perkins-McKenzie Investment

Following a restructuring transaction effective January 1, 2026, our wholly-owned insurance subsidiary, Forth Insurance, indirectly owns approximately eight percent of the outstanding membership interest in PMIA Partners, LLC (“PMIA”). PMIA owns 100% of the outstanding membership interests in two insurance agencies: Perkins-McKenzie Insurance Agency, LLC (“PM Agency”) and Insurance America, LLC. Peyton Farr, the husband of our director Meryl Farr, serves as the manager of PM Agency and owns 75% of Strategic Agency Partners, LLC, which indirectly owns approximately 16% of the membership interests in PMIA. Mr. Farr also remains an employee of Forth Insurance. During the year ended December 31, 2025, Forth Insurance received $180,000 in distributions related to this investment.

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Director Compensation for Fiscal Year 2025

The Compensation Committee is responsible for reviewing and making recommendations to our Board with respect to the compensation of directors. Employees of the Company and its subsidiaries are not compensated for service as a director of the Company or its subsidiaries.

Director compensation is reviewed periodically by the Compensation Committee of our Board and adjustments are considered, as needed. Periodically, the committee engages an independent consultant to review director compensation amounts and structure using the same group of peer banks that is used by the Compensation Committee to review the compensation of senior management.

The following table summarizes the committee and other fees/benefits paid to non-employee directors during the year ended December 31, 2025:

	Committee Member Fee $	Committee Chair Fee $	Other Annual Fees/Benefits $
Cash and Equity Retainers:
Retainer per director	—	—	45,000
Equity-based awards per director(1)	—	—	50,000
Lead independent director	—	—	25,000
Committee Service Fees:
Audit	6,000	18,000	—
Compensation	4,000	13,000	—
Finance	3,000	8,000	—
Nominating and Corporate Governance	3,500	10,000	—
Risk	3,000	8,000	—

(1)	Equity awards are granted to non-employee directors pursuant to the original or amended and restated Origin Bancorp, Inc. Omnibus Incentive Plan each year following the annual stockholders meeting and the election of directors. These grants vest on annual meeting date of the following year, subject to their continued service on such date.

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CORPORATE GOVERNANCE

The following table summarizes the total compensation paid by the Company to non-NEO directors for the fiscal year ended December 31, 2025:

Name	Fees Earned or Paid in Cash $	Stock Awards(1) $	All Other Compensation(2) $	Total $
Daniel Chu(3)	34,000	—	—	34,000
James S. D’Agostino, Jr.	87,500	50,022	—	137,522
James E. Davison, Jr.	56,000	50,022	—	106,022
Jay Dyer(4)	15,000	—	—	15,000
A. La’Verne Edney	55,250	50,022	—	105,272
Meryl Farr	48,000	50,022	—	98,022
Richard J. Gallot, Jr.	48,000	50,022	—	98,022
Stacey Goff	55,750	50,022	—	105,772
Cecil Jones	61,000	50,022	—	111,022
Michael Jones	64,000	50,022	—	114,022
Gary E. Luffey	53,000	50,022	—	103,022
Farrell J. Malone(4)	23,167	—	—	23,167
Lori Sirman(4)	—	—	630,065	630,065
Elizabeth Solender(4)	20,500	—	—	20,500
Steven Taylor(4)	18,667	—	—	18,667

(1)	The amounts shown in this column reflect Restricted Stock Awards (“RSAs”) granted to the non-employee directors during 2025 and are disclosed as the aggregate grant date fair value of the awards computed in accordance with ASC Topic 718, based on the closing market price of our common stock on the grant date. For additional information on our calculation of stock-based compensation, please refer to the notes to our audited financial statements for the fiscal year ended December 31, 2025, included in our Annual Report on Form 10-K.

(2)	The amounts shown in this column are described in the table below and were paid to Ms. Sirman in conjunction with her employment by the Company.

(3)	Mr. Chu resigned from the Board effective September 7, 2025.

(4)	Did not stand for reelection at the 2025 Annual Meeting.

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The amount of all other compensation paid to Ms. Sirman in 2025 is set forth below. Ms. Sirman is an employee of Origin Bank but is not an executive officer of the Company. Ms. Sirman was subject to an employment agreement with BTH Bank. The employment agreement was amended and assumed by Origin Bank on August 1, 2022, upon the merger of BTH Bank with and into Origin Bank, and was subsequently amended further effective January 1, 2025.

Description	Lori Sirman ($)
Base salary	350,000
Short-term incentive	127,878
Stock awards(1)	122,529
Auto allowance	12,000
Employer 401(k) contributions	10,500
Country club membership dues	7,158
Total	630,065

(1)	The amount reflects Restricted Stock Units (“RSUs”) and Performance Stock Units (“PSUs”) granted to Ms. Sirman and are disclosed as the aggregate grant date fair value of the awards. For additional information on our calculation of stock-based compensation and relevant assumptions, please refer to Note 14—Stock and Incentive Compensation Plans to our audited financial statements for the fiscal year ended December 31, 2025, included in our Annual Report on Form 10-K. For PSUs, the grant date fair value is calculated using the target number of PSUs awarded, which was the assumed probable outcome on the grant date. Assuming, instead, the highest level of performance achievement on the grant date for the PSUs, the aggregate grant date fair value of the awards would have been $91,877.

Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by the indemnification provisions in our Articles of Incorporation and Bylaws, as well as the Articles of Incorporation and Bylaws of Origin Bank, as applicable.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides an overview and analysis of Origin’s compensation philosophy and objectives, pay for performance alignment and the variables considered when making the compensation-related decisions for Origin’s NEOs.

This discussion describes the components of the Company’s compensation program for its NEOs and should be read together with the compensation tables for our NEOs, which can be found following this discussion. Unless otherwise indicated, any references to a particular year in this discussion means the fiscal year ended December 31, 2025. The Company’s NEOs at December 31, 2025, are listed below:

Name	Title
Drake Mills	Chairman of the Board/CEO & President of Origin Bancorp, Inc.
William Wallace, IV	Chief Financial Officer
M. Lance Hall	President and CEO of Origin Bank
Derek McGee	Chief Legal Counsel
Preston Moore	Chief Credit & Banking Officer

Name Title

Executive Compensation Philosophy

The quality, commitment and leadership of our employees, including our executive team, is critical to executing our community banking strategy. We believe that attracting, motivating, and retaining highly qualified executives who demonstrate strong performance and long-term loyalty is essential to creating sustainable value for our stockholders. Therefore, our compensation programs are guided by the following principles:

•	We are committed to providing compensation and benefit programs that are highly competitive within our industry and among other organizations with which we compete for talent.

•	We design our compensation programs to reward performance, with executive pay outcomes meaningfully linked to the achievement of strategic priorities, financial results, and long-term stockholder value creation.

•	We foster a workplace culture grounded in respect, integrity, collaboration, equity, initiative, and professional development, and we reinforce these values through our compensation practices and programs.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Best Practice

Our executive compensation program incorporates many strong governance practices as shown below:

WHAT WE DO	WHAT WE DON’T DO
• Tie a substantial portion of executive compensation to Company performance goals in both short and long-term compensation	• No “excise tax gross-ups” in the event of a CIC
• Engage with an independent compensation consultant that provides recommendations and advice to the Compensation Committee	• No repricing of stock options without stockholder approval
• Conduct an annual risk review of incentive plan compensation to ensure our plans do not create risks that are likely to have a material adverse impact	• No hedging of Company stock is allowed, and the pledging of Company stock is discouraged
• Maintain a clawback policy for incentive compensation	• No excessive perquisites
• Require executives and directors to maintain meaningful stock ownership	• No dividends paid on equity unless and until the units are fully earned and vested
• Utilize minimum vesting periods of at least 3 years for equity awards, with 3 year cliff vesting for most performance-based equity awards	• No incentives that encourage improper risk taking
• Engage with stockholders to discuss any concerns or objectives related to our compensation programs	• No single trigger CIC equity acceleration in employment agreements or in the Origin Bancorp, Inc. Omnibus Incentive Plan
• Annually review peer and market data to ensure compensation levels remain competitive and aligned with peers	• No guaranteed salary increases and no guaranteed bonuses

2025 Business and Financial Highlights

In evaluating the Company’s overall executive compensation program and decisions, including payouts under the 2025 programs and plan designs for our 2025 programs, the Compensation Committee considered a number of factors, including the strategic and financial performance of the Company in 2025.

Some specific highlights and key accomplishments considered by the Compensation Committee in its decision-making process during 2025 included:

•	In January 2025, we announced Optimize Origin to drive elite financial performance and enhance our award-winning culture. This initiative established an initial near-term target of achieving a greater than 1% ROAA run rate by 4Q2025 and an ultimate target of top quartile ROAA. We exceeded this near-term target in delivering a 4Q2025 ROAA run rate of 1.19%.

•	Net income for the year ended December 31, 2025, was $75.2 million, reflecting a $1.3 million, or 1.7%, decrease compared to $76.5 million for the year ended December 31, 2024.

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COMPENSATION DISCUSSION AND ANALYSIS

•	Net interest income was $331.0 million for the year ended December 31, 2025, reflecting an increase of $30.6 million, or 10.2%, compared to $300.4 million for the year ended December 31, 2024.

•	The Company’s fully tax equivalent net interest margin (“NIM-FTE”) for the year ended December 31, 2025, was 3.61%, reflecting a 39-basis point increase from 3.22% for the year ended December 31, 2024.

•	Book value per common share at December 31, 2025, was $40.28, reflecting a $3.57, or 9.7%, increase compared to $36.71 at December 31, 2024.

•	Total loans held for investment (“LHFI”) at December 31, 2025, were $7.67 billion, reflecting a $97.2 million, or 1.3%, increase compared to $7.57 billion at December 31, 2024.

•	Total deposits at December 31, 2025, were $8.31 billion, reflecting an $84.1 million, or 1.0%, increase compared to $8.22 billion at December 31, 2024.

•	Return on average assets (“ROAA”) for the year ended December 31, 2025, remained stable at 0.77%, when compared to the year ended December 31, 2024. Return on average equity (“ROAE”) was 6.24% for the year ended December 31, 2025, reflecting a 68-basis-point, or 9.8%, decrease compared to 6.92% for the year ended December 31, 2024.

•	Nonperforming LHFI to total LHFI was 1.06% at December 31, 2025, reflecting a 7-basis-point, or 7.1%, increase compared to 0.99% at December 31, 2024.

•	Net charge-offs to total average LHFI was 0.52% at December 31, 2025, reflecting a 34-basis-point, or 188.9%, increase compared to 0.18% at December 31, 2024.

•	For the thirteenth consecutive year, Origin Bank has been recognized as one of the “Best Banks to Work For” in the United States by American Banker.

Say-On-Pay and Stockholder Outreach

At our annual meeting of stockholders in April 2025, stockholders signaled their support for our executive compensation program where 96.6% of the total votes cast approved our 2025 Say-On-Pay proposal. The Compensation Committee considered this vote as demonstrating strong stockholder support for our overall executive compensation program, and therefore, did not make any significant changes to the program in 2025 in connection with the vote outcome.

Role of Compensation Committee, Compensation Consultant and CEO

Role of the Compensation Committee

The Compensation Committee has overall responsibility for the design, implementation and administration of compensation and benefits programs for our executive officers and directors. The committee develops and periodically reviews the Company’s overall compensation philosophy and strategy, including (a) establishing appropriate levels of compensation, (b) determining the appropriate mix between fixed versus incentive compensation and short-term versus long-term compensation, and (c) attracting, retaining and incenting highly qualified executive officers within the context of the Company’s corporate culture. In addition, the committee annually approves the CEO’s compensation, and in conjunction with the CEO, reviews the compensation of the other NEOs and executive officers.

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Role of the Compensation Consultant

The Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), an independent executive compensation consultant, to provide advice and relevant market benchmarking regarding executive and director compensation.

Meridian continues to serve as a trusted advisor to the Compensation Committee in areas such as pay philosophy, prevailing market practices, stockholder interests and relevant regulatory mandates. Meridian’s services for 2025 included:

•	Review of peer incentive market trends and design practices,

•	Providing recommendations on the Company’s Peer Group for compensation purposes,

•	Review of CEO, executive and director compensation compared to peer group market benchmarks,

•	Providing an overview of relevant regulatory updates,

•	Review and analysis of Proxy Advisor reports, and

•	A review of the Compensation Discussion and Analysis section of this document.

The committee assessed Meridian’s independence in accordance with SEC rules and NYSE listing standards to determine that the services Meridian provides are independent and did not present any conflict of interest. Meridian did not provide any other services or products to the Company other than those services provided to the Compensation Committee.

Role of CEO

Our CEO performs an annual performance review of executive officers of the Company and provides a recommendation to the Compensation Committee regarding the compensation of each executive. The CEO is present for the Compensation Committee’s deliberations and decisions with respect to the other executive officers’ individual compensation.

The Compensation Committee meets separately on an annual basis with our CEO to discuss his compensation and performance based on the CEO’s annual incentive plan objectives. The Compensation Committee evaluates and approves the annual incentive payment for the CEO, and the Chair of the Compensation Committee presents the incentive payout to our Board for review in Executive Session.

Competitive Benchmarking and Compensation Peer Group

The Compensation Peer Group is updated annually by the Compensation Committee. When making decisions in regard to the Peer Group, the Compensation Committee relies on competitive market data and input from our compensation consultants and management. Selection factors for the group also include asset size, industry and geographic region.

When establishing our executives’ compensation in relation to these benchmarks, we take into account the increasingly dynamic market for banking talent in the markets we serve as well as our growth expectations. If market conditions demand, we are prepared to pay relatively high compared to these benchmarks to attract and retain the talent we consider critical to our growth plans.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee approved the following Compensation Peer Group, which consists of 19 companies with a median asset size of approximately $12.06 billion at the time of selection.

Amerant Bancorp, Inc.	First Financial Bankshares, Inc.	Southside Bancshares, Inc.
BancFirst Corporation	Great Southern Bancorp, Inc.	Stellar Bancorp, Inc.(1)
Business First Bancshares, Inc.	Horizon Bancorp, Inc.	Stock Yards Bancorp, Inc.
CrossFirst Bancshares, Inc.(2)	Renasant Corporation	Trustmark Corporation
Enterprise Financial Services Corp.	Republic Bancorp, Inc.	Veritex Holdings, Inc.(3)
FB Financial Corporation	Seacoast Banking Corp. of Florida
First Bancorp	ServisFirst Bancshares, Inc.

(1)	Stellar Bancorp, Inc. announced on January 28, 2026, that it has entered into a definitive agreement to be acquired by Prosperity Bancshares, Inc. in a deal that is expected to close in the second quarter of 2026.

(2)	CrossFirst Bankshares, Inc. merged with and into First Busey Corporation (NASDAQ: BUSE) on March 1, 2025, with First Busey Corporation continuing as the surviving corporation.

(3)	Veritex Holdings, Inc. merged with and into Huntington Bancshares Incorporated (NASDAQ: HBAN) on October 20, 2025, with Huntington Bancshares Incorporated continuing as the surviving corporation.

Discussion of Executive Compensation Components

Our goal is to provide executives with a total compensation package that is highly competitive with the market, aligns pay and performance, encourages executives to remain with the organization and helps to drive the Company to desired levels of performance. The following table outlines the major elements of 2025 total compensation for our NEOs:

Compensation Element	Objectives
Base Salary	• Reward executives for their level of experience, responsibility and individual performance
• Help attract and retain strong leadership talent
Annual Cash Incentives	• Promote achievement of our annual financial goals, as well as other objectives deemed important to our long-term success
• Drive creation of long-term stockholder value
• Align management and stockholder interests
Annual PSU and RSU Awards	• Promote ownership and achievement of our long-term corporate financial goals
• Align management with stockholder interests
• Provide long-term retention incentives
Employee Benefits	• Provide competitive benefits which reasonably ensure the safety and security of our employees in regard to employment, retirement, health, paid time off, and death and disability protection

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COMPENSATION DISCUSSION AND ANALYSIS

Target Compensation Opportunities

The Compensation Committee does not utilize an exact calculation in determining the break-down or weighting of NEO compensation among base salary, short-term incentive awards, and long-term equity awards. Rather, the Compensation Committee considers all forms of compensation in light of the market competition for executive talent balanced with and considering the need to align the goals of the executive with those of the Company. Accordingly, the Compensation Committee believes that a significant portion of each NEOs’ total target compensation (i.e., sum of base salary, target annual incentive and target value of equity awards) should be performance-based and aligned with long-term value creation.

For 2025, 67.0% and 48.0% of the total targeted compensation of our CEO and other NEOs, respectively, was at-risk, consisting of short-term incentive and equity awards. For this purpose, we included time-based RSUs because their value is tied to the performance of our stock and requires the executive to remain in the role for the duration of the vesting period. Below are charts showing the compensation mix for Mr. Mills and our other NEOs based on their respective 2025 total target compensation values.

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

The Compensation Committee established the NEOs’ 2025 base salary based on the NEOs’ performance, experience, effective execution of strategic objectives, level of responsibilities and peer group market data. The NEOs’ base salaries remained unchanged from 2024.

Name	2025 Base Salary $	2024 Base Salary $	Percentage Change %
Drake Mills	835,800	835,800	—
William Wallace, IV	475,000	475,000	—
M. Lance Hall	600,000	600,000	—
Derek McGee	475,000	475,000	—
Preston Moore	475,000	475,000	—

Short-Term Incentive Plan

The Short-Term Incentive Plan (“STIP”) for 2025 was designed (i) to motivate executives to attain superior annual performance in key areas we believe create long-term value to Origin and its stockholders and (ii) to provide incentive compensation opportunities competitive with the Compensation Peer Group.

The Compensation Committee reviews and approves STIP goals each year with input from management. For 2025, the Compensation Committee approved the following STIP performance measures: (i) financial measures (weighted 75%) which were comprised of four objective performance goals and (ii) individual and strategic scorecard measures (weighted 25%), which were comprised of strategic priorities applicable to each NEO. The financial metrics were more heavily weighted than scorecard metrics to reflect the Company’s focus on profitability, credit quality, and growth.

The Compensation Committee establishes a target annual incentive award for each NEO expressed as a percentage of the executive’s base salary, established by factors such as: the estimated contribution and responsibility of the NEO, Peer Group market practices, internal equity and the recommendation of the CEO (for all executive officers excluding himself).

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COMPENSATION DISCUSSION AND ANALYSIS

The 2025 STIP target annual incentive award opportunities as a percentage of base salary for each of the NEOs are shown below.

Name/Position	STIP Target Opportunity as a % of Base Salary
Drake Mills, CEO	80.0
William Wallace, IV, CFO	40.0
M. Lance Hall, President	50.0
Derek McGee, CLC	50.0
Preston Moore, CC & BO	40.0

The total annual STIP award paid to each NEO was determined based on the extent to which financial goals and scorecard goals were achieved with potential payouts ranging from 50% to 150% of each NEO’s target annual incentive award opportunity. There are no payouts for below-threshold performance. Performance between payout levels (i.e., threshold, target and maximum) is calculated using straight line interpolation.

For the 2025 STIP, the Compensation Committee selected the following financial metrics: (i) normalized pre-tax, pre-provision (“PTPP”) ROAA, (ii) normalized net income, (iii) non-performing assets to LHFI, including repossessed assets, as defined in the STIP and (iv) net charge-offs to average LHFI. The STIP provides the committee discretion to adjust the metrics to eliminate the impact of nonrecurring, unusual or infrequent items or to reflect the impact of unquantifiable events. The adjustments applied by the committee are detailed in the table below. While the table reflects certain individual income and expense line items as a result of borrower fraud or questioned banker activity, these amounts were excluded from the normalized net income total used for the STIP, net of income taxes of 21.4%, as shown in the Compensation Committee Discretionary Adjustment. The Compensation Committee made the decision to exclude such adjustments to the normalized net income and the normalized PTPP ROAA calculations. As a result, the financial impact of borrower fraud and questioned banker activity was reflected in the final normalized net income and normalized PTPP ROAA used to calculate the STIP payout for 2025. The Compensation Committee anticipates that management will continue to pursue all legal means of recovery, and any such recoveries will be treated consistently under the STIP plan. These metrics were chosen by the committee based on their importance to overall financial performance. Individual scorecard goals were updated in 2025 to reflect each NEO’s strategic priorities.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table provides the calculations the Compensation Committee used for the 2025 financial STIP metrics.

At or for the year ended December 31, 2025
Consolidated Company
(Dollars in Thousands)
Calculation of normalized net income
Net Income	$ 75,197
Plus: interest income reversal related to borrower fraud	206
Plus: original issue discount amortization—subordinated debenture redemption	1,464
Plus: provision expense on relationships impacted by questioned banker activity	1,305
Plus: provision expense related to borrower fraud	29,558
Plus: loss on sales of securities, net	14,448
Less: positive valuation adjustment on non-marketable equity securities	(6,972)
Plus: net loss on OREO properties	370
Less: BOLI payout	(208)
Less: insurance recovery income related to questioned banker activity	(2,560)
Plus: operating expense related to questioned banker activity	1,883
Plus: operating expense related to strategic Optimize Origin initiatives	2,671
Plus: operating expense related to borrower fraud	872
Less: employee retention credit	(213)
Less: income tax expense on adjusted items	(9,165)
Normalized net income	108,856
Compensation Committee Discretionary Adjustment	(24,574)
Normalized net income used for STIP calculation	$ 84,282

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COMPENSATION DISCUSSION AND ANALYSIS

At or for the year ended December 31, 2025
Consolidated Company
(Dollars in Thousands)
Calculation of normalized PTPP ROAA
Normalized net income	$ 108,856
Plus: provision for credit losses	46,284
Less: provision expense on relationships impacted by questioned banker activity	(1,305)
Less: provision expense related to borrower fraud	(29,558)
Plus: income tax expense	20,444
Plus: income tax expense on adjusted items	9,165
Normalized PTPP earnings	153,886
Divided by total average assets	9,770,267
Normalized PTPP ROAA	1.58%
Compensation Committee Discretionary Adjustment	(0.01)%
Normalized PTPP ROAA used for STIP calculation	1.57%

Calculation of nonperforming assets to LHFI, excluding repossessed assets, as defined in STIP (“NPA Ratio”)
Total nonperforming LHFI	$ 81,184
Plus: repossessed assets	694
Total nonperforming assets	81,878
LHFI	7,670,917
Plus: repossessed assets	694
Total LHFI as defined in STIP	7,671,611
NPA ratio used for STIP calculation	1.07%

Calculation of net charge-offs to average LHFI (“NCO Ratio”)
Net charge-offs	$ 39,581
Average LHFI	7,576,238
NCO ratio used for STIP calculation	0.52%

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COMPENSATION DISCUSSION AND ANALYSIS

2025 Financial Measure Achievements (75% of the targeted annual incentive opportunity)

Based on 2025 achieved financial results for PTPP ROAA, normalized net income, NPA Ratio and the NCO Ratio, the financial portion of the STIP was achieved at 96.2% of target. The table below shows achieved performance against each financial measure’s target goal and the resultant percentage of target annual incentive earned.

Financial Metrics	Weighting %	Threshold Goal	Target Goal	Maximum Goal	Actual Financial Results	% of Target Achieved	% of Incentive Earned on Financial Results
Normalized PTPP ROAA	30.0	1.10%	1.37%	1.64%	1.57%	114.6	137.0
Normalized Net Income	25.0	$69.9 million	$87.4 million	$104.9 million	$84.3 million	96.5	91.1
NPA Ratio	10.0	1.20%	1.00%	0.80%	1.07%	93.0	82.5
NCO Ratio	10.0	0.30%	0.25%	0.20%	0.52%	N/M	—
Financial Achievement:	75.0						96.2

N/M = Not meaningful.

2025 Executive Scorecard Accomplishments (25% of the target annual incentive opportunity)

Based on the Compensation Committee’s determination of each NEO’s achievement against individual scorecard goals, NEOs earned between 100.0% and 150.0% of their respective target annual incentive opportunity.

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COMPENSATION DISCUSSION AND ANALYSIS

Name	Position	Weighted Scorecard Achievement	2025 Accomplishments
Drake Mills	Chairman, President, and CEO	37.5%

 •    Strong execution of key strategic and financial objectives during 2025, including active investor engagement through participation in investor conferences, non-deal roadshows, and direct investor meetings.

•     Progress in diversifying revenue through insurance platform restructuring, leadership recruitment, and increased ownership in Argent Financial.

•     Delivery of strong financial performance.

•     Effective enterprise leadership through consistent communication, senior management oversight, and cultural engagement; disciplined capital management through share repurchases, balance sheet restructuring, debt redemption, and maintenance of a sustainable dividend payout.

•     Prudent growth and governance oversight, including transparent regulatory engagement, advancement of $10 billion planning, measured M&A positioning, and continued Board support and market evaluation.

William Wallace, IV	Senior Executive Officer and Chief Financial Officer	37.5%

•     Maintained close partnership with senior leadership to support Optimize Origin through financial analysis, peer benchmarking, and consistent communication of progress and targets across the organization.

•     Exemplary leadership in budgeting, forecasting, and reporting enhancements; strategic execution of capital, liquidity, tax, and securities strategies that improved earnings and reduced risk.

•     Advancement of market accountability and relationship profitability analytics.

•     Oversight related to Argent governance, valuation, and strategic modeling.

•     Collectively, these efforts supported disciplined capital deployment, improved financial performance, and progress toward the Company’s strategic objectives.

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COMPENSATION DISCUSSION AND ANALYSIS

Name	Position	Weighted Scorecard Achievement	2025 Accomplishments
M. Lance Hall	President and CEO of Origin Bank	37.5%

 •    Strong execution of Optimize Origin and related financial outcomes, including the achievement of a fourth-quarter ROA run-rate well above the 1.0% target, significant outperformance of the 2025 noninterest income plan, and meaningful efficiency actions, including a 9% reduction in FTEs as measured over the 15 months ended December 31, 2025, and consolidation/closure of eight lower-performing branches.

•     Played a significant role in earnings-enhancing actions, including balance sheet optimization and $144.0 million of subordinated indebtedness redemption to avoid incremental interest expense, continued expansion of fee-income contributions (including reaching 20% ownership in Argent and expected pre-tax earnings lift from equity accounting).

•     Instrumental in reimagining of Mortgage operations which had a significant positive impact on earnings.

•     Rolled out updated Geographic Delivery Model and Performance Optimization team.

Derek McGee	Senior Executive Officer and Chief Legal Counsel	37.5%

 •    Effectively managed legal, regulatory and risk matters during 2025, including the successful resolution or mitigation of multiple threatened and active litigation matters through negotiated settlements, restructurings, and proactive litigation strategy, resulting in releases of claims, insurance recoveries, and mitigation of potential financial risks.

•     Provided oversight of complex matters, including coordination with law enforcement, management of public and regulatory communications, and positioning the Company to pursue available recovery avenues.

•     Additional factors included disciplined management of external legal resources and in-house capabilities that materially reduced normalized legal expenses, execution of regulatory approvals supporting capital actions and branch expansion, support of strategic initiatives including stock repurchases, Argent ownership expansion, and acquisition analysis, and continued strengthening of governance, compliance, and examination outcomes.

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COMPENSATION DISCUSSION AND ANALYSIS

Name	Position	Weighted Scorecard Achievement	2025 Accomplishments
Preston Moore	Senior Executive Officer and Chief Credit and Banking Officer	25.0%

 •    Made contributions to financial performance, risk management, and operational efficiency during 2025 through multiple initiatives, including participation in investor conferences, non-deal roadshows, and investor events that supported the development of institutional relationships.

•     Closely partnered with senior management on Optimize Origin initiatives, including actions that significantly reduced credit analysis costs and increased effectiveness.

•     Implemented increased approval thresholds for business and consumer lending to improve efficiency and employee morale, and restructured the Credit Development Program, resulting in enhanced efficiency and hands-on learning.

•     Additional achievements included the hiring and leadership of experienced credit officers across Texas, Louisiana, and Mississippi; active oversight of credit quality through weekly credit meetings, monthly Asset Quality Review participation, and service as Chair of the Corporate Loan Committee.

•     Worked diligently to strengthen communication and collaboration between lending and credit teams.

•     Supported disciplined growth, improved operating efficiency, and continued success through effective credit management.

The 2025 STIP cash incentive final payout amounts for each of the NEOs are shown below. STIP bonus payments are subject to our Clawback Policy (which is discussed on page 64 of this proxy statement) if certain triggering events occur.

Name/Position	Financial Factor (75%)%	Individual Scorecard (25%)%	Combined Financial Factor and Individual Scorecard %	Actual Bonus Earned $
Drake Mills, CEO	96.2	150.0	109.6	733,063
William Wallace, IV, CFO	96.2	150.0	109.6	208,307
M. Lance Hall, President	96.2	150.0	109.6	328,905
Derek McGee, CLC	96.2	150.0	109.6	260,383
Preston Moore, CC & BO	96.2	100.0	97.1	184,557

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COMPENSATION DISCUSSION AND ANALYSIS

LTI Plan

We believe an appropriate mix of performance-based and time-based equity compensation rewards executives for performance results while aligning the interests of our executives with those of our stockholders. Additionally, equity awards provide executives the opportunity to increase their ownership in the Company and provide a retention vehicle through the use of a multi-year vesting period.

The Compensation Committee approved the Company’s LTI compensation strategy to ensure the alignment of our LTI compensation practices with prevailing market practice and with stockholders’ interests. The 2025 LTI program consisted of Performance Stock Units (“PSUs”) and equity awards in the form restricted stock units (“RSUs”), of equal value.

The Compensation Committee set each NEO’s 2025 LTI target award value based on Peer Group market data. The target LTI values in the table below are based upon December 31, 2025, target opportunities.

	LTI Target Value $
Name/Position	PSU	RSU	Total LTI Target Value
Drake Mills, CEO	501,480	501,480	1,002,960
William Wallace, IV, CFO	95,000	95,000	190,000
M. Lance Hall, President	150,000	150,000	300,000
Derek McGee, CLC	118,750	118,750	237,500
Preston Moore, CC & BO	95,000	95,000	190,000

Performance Based Awards:

In 2025, the Compensation Committee approved the grant of PSUs to each NEO. The PSUs are linked to the achievement of ROAA and ROAE against predetermined performance goals over the three-year performance period ending December 31, 2027. ROAA and ROAE were chosen as financial metrics because the committee believes these are strong indicators of our performance over a longer period of time. ROAA and ROAE are equally weighted. The respective performance goals are based on a 3-year average calculation for each performance measure, with a range of 85% to 115% of target. Depending on achieved performance, a NEO may earn between 50% and 150% of his or her target PSUs. If threshold performance is not achieved with respect to one of the performance metrics, no payout is made for that performance metric.

Payouts will be interpolated on a straight-line basis between the above described payout levels. The number of PSUs earned and vested at the end of the three-year performance period will be paid in a like number of shares of our common stock.

The following tables sets forth achievement information, by NEO, on the PSUs granted in February 2023, that reached their final measurement date on December 31, 2025. Because the threshold goal was not met, all PSUs granted in February 2023 were forfeited.

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COMPENSATION DISCUSSION AND ANALYSIS

Financial Metrics	Threshold Goal	Target Goal	Maximum Goal	Achieved Performance	Actual Payout %
ROAA, as defined in LTIP	1.06%	1.25%	1.44%	0.97%	—%
ROAE, as defined in LTIP	9.53	11.21	12.89	8.65	—

Name/Position	Actual Payout (#)
Drake Mills, CEO	—
William Wallace, IV, CFO	—
M. Lance Hall, President	—
Derek McGee, CLC	—
Preston Moore, CC & BO	—

2025 Restricted Stock Units

In 2025, the Compensation Committee approved the grant of RSUs to each NEO, which vest ratably over a three-year period. The number of RSUs which vest on each vesting date will be paid in a like number of shares of our common stock.

Supplemental Retirement and Income Benefits

The Company has entered into individual Supplemental Executive Retirement Plans (each, a “SERP”) with several of our NEOs. Eligibility to participate in a SERP is limited to senior officers and determined by the Board. Currently, Mr. Mills and Mr. Hall participate in a SERP. The SERPs are unfunded and designed to be nonqualified deferred compensation retirement plans in compliance with Section 409A of the Internal Revenue Code. In October 2019, the Company also entered into an Executive Supplemental Income Agreement (“ESIA”) with Mr. Hall.

The Company believes these plans provide an effective long-term retention measure in keeping with an overall competitive compensation strategy aimed at retaining high performance executives. The plans are defined benefit style programs in which the participant is promised a benefit according to a set formula and such benefit is paid to the participant (or his or her beneficiary) in equal annual installments over a specified period of time as outlined in each individual’s agreement. Vesting requirements are also outlined in each individual agreement and are tied to the number of years of service of the executive. These plans encourage our executives to remain with the Company for an extended period or until retirement. Additional tables on page 72 provide more details regarding these plans.

Origin Bank Nonqualified Deferred Compensation Plan

We offer a Nonqualified Deferred Compensation Plan (the “DCP”), pursuant to which certain employees, including the NEOs, may elect to participate. Pursuant to the DCP, participants may make deferral elections with respect to their base salary or bonus. Effective January 1, 2025, the Origin Bank Long-Term Equity Deferred Compensation Plan portion of the DCP, which allowed the deferral of stock units, was suspended due to administrative inefficiencies and its limited benefits for participants. All equity

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COMPENSATION DISCUSSION AND ANALYSIS

deferral elections made prior to the suspension remain in effect, but no additional equity deferrals will be made under this plan. The Company may make discretionary contributions to the DCP, and such contributions will be subject to a vesting schedule. Unless otherwise specified by the Company, Company contributions will have a 5-year ratable vesting schedule, subject to acceleration of vesting in the case of a CIC or the participant’s death, disability or retirement. Participants may make individual investment elections that will determine the rate of return on their cash deferral amounts under the DCP. Cash deferrals are only deemed to be invested in the investment options selected. The DCP does not provide any above-market returns or preferential earnings to participants, and, with the exception of any Company contributions, the deferrals and their earnings are always 100% vested. Participants may elect at the time they make their deferral elections to receive in-service and/or separation from service distributions, either as a lump sum payment or in substantially equal annual installments over a period of up to 5 years or up to 10 years, respectively.

Benefits and Perquisites

We provide our NEOs with certain limited perquisites, including the use of Company cars or car allowance, the payment of life insurance premiums, reimbursement for country club dues and certain other expenses which we believe is consistent with competitive market practice and aids in executive retention.

Executive officers are eligible to participate in the same benefit plans provided to all full-time employees, including health, dental, vision, basic group life and disability insurance. The Company also provides its employees, including executives, with a 401(k) plan, which currently provides an employer match of 50 cents on each dollar of employee contributions up to 6% of eligible compensation. In addition, all employees, including executives, can participate in the Employee Stock Purchase Plan (“ESPP”), which grants a purchase right consisting of an option to purchase shares at a 15 percent discount.

CIC and Severance Benefits

Our NEOs are generally entitled to certain limited CIC and severance protections. We believe that appropriate CIC and severance protections accomplish two objectives. First, they create an environment where key executives are able to take actions in the best interest of the Company without incurring undue personal risk. Second, they foster management stability during periods of potential uncertainty. The CIC and severance benefits payable to our NEOs are discussed under the heading “Employment Arrangements, CIC Agreements, and Potential Payments Upon Termination or CIC” below.

Other Compensation Policies and Information

In addition to adhering to the processes described in the preceding sections, the Compensation Committee maintains a strong corporate governance culture with respect to executive compensation. Over the years it has adopted policies, including those described below, to further align executive compensation with performance and what the Company believes is in the best interest of our stockholders.

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COMPENSATION DISCUSSION AND ANALYSIS

Risk Assessment

The Compensation Committee is responsible for overseeing the management of risk related to our executive and non-executive compensation plans. Annually, our Chief Risk Officer prepares a risk assessment of these plans, which includes an analysis of the design and operation of the Company’s incentive compensation programs, identification and evaluation of situations or compensation elements that may raise material risks, and an evaluation of controls and processes designed to identify and manage risk. The Compensation Committee includes this risk assessment in its evaluation and review of the policies and practices of compensating our employees, including executives and non-executive employees. Based on its evaluation, the Compensation Committee concluded that our compensation plans and practices are not likely to create risks that could have a material adverse effect on the Company. The compensation plans and practices are subject to review and modification by the Compensation Committee on an annual basis.

Executive and Director Stock Ownership Guidelines

Directors and executive officers are subject to Stock Ownership Guidelines which are designed to align their interests with those of stockholders. In this regard, the Board has adopted minimum stock ownership guidelines, which provide that executives and non-employee directors should beneficially own at least the number of shares of common stock of the Company equal to the values specified in the table below. At December 31, 2025, all executives and directors were in compliance with the ownership guidelines.

Title	Multiple of Base Salary
Chairman and CEO of the Company	5x
President and CEO of Origin Bank	3x
Senior Executive Officers	2x
Executive Vice Presidents	1x
Non-Employee Directors	5x annual cash retainer

Beneficial ownership of shares of common stock shall be determined pursuant to Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended; provided, however, that (i) shares shall be deemed to be beneficially owned notwithstanding a disclaimer of such ownership, (ii) unvested RSAs and time-based RSUs shall be deemed to be beneficially owned, and (iii) neither stock options nor PSUs shall be included in such calculation.

Executives and non-employee directors will not be considered out of compliance with these stock ownership guidelines prior to attaining sufficient shares to meet the applicable stock ownership guidelines. However, each executive and non-employee director is prohibited from selling shares of common stock unless such individual has attained his or her applicable stock ownership guideline. Additionally, each executive and non-employee director is expected to continuously own sufficient shares to meet the applicable guideline once attained (except for shares withheld to pay withholding taxes or the exercise price of options). If an individual falls below the applicable guideline due solely to a decline in the market value of shares of common stock, the individual will not be required to acquire

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COMPENSATION DISCUSSION AND ANALYSIS

additional shares to meet the guideline, but he or she will be required to retain all shares then held (except for shares withheld to pay withholding taxes or the exercise price of options) until such time as the executive again complies with the applicable guideline.

Clawbacks for Any Restatement; Executive Compensation Recovery Policy

Our clawback policy complies with final rules adopted by the SEC implementing the incentive-based recovery provisions of the Dodd-Frank Act and is consistent with standards adopted by the NYSE. Our policy requires the reasonably prompt recovery of incentive-based compensation received by any current or former executive officer in the event we are required to prepare an accounting restatement due to erroneously reporting financial information. This policy is triggered by both “Big R” restatements and “little r” restatements and requires recovery regardless of fault or responsibility for the error or resulting restatement. Indemnification of any executive officer against recovery under the policy is not allowed.

Insider Trading Policy and Restrictions

We have adopted an insider trading policy governing the purchase, sale or other disposition of Origin securities by our directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. Our policy is available on our website at www.origin.bank under “Investors—Governance—Governance Overview.”

While the Origin Bank Omnibus Equity Plan does contemplate the granting of stock options, we have not recently, and do not currently, grant stock options. In the event we consider granting stock options in the future, we would develop policies and practices to, in part, avoid any conflict of interest, specifically as it relates to the timing of such grants and material nonpublic information.

Hedging Transactions. Our Insider Trading Policy does not allow Covered Persons (as defined therein, including directors, officers and employees and certain of their family and household members and controlled entities) to engage in hedging or monetization transactions involving Origin securities, such as prepaid variable forwards, equity swaps, collars and exchange funds, or similar transactions.

Margin Accounts. Covered Persons are not permitted to hold Company securities in a margin account.

Pledged Securities. Under our Insider Trading Policy, Covered Persons are generally discouraged from pledging Company securities as collateral for a loan. A Covered Person who wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities may engage in such a transaction with the prior approval of a compliance officer under the policy at least ten business days prior to the proposed execution of documents evidencing the proposed pledge.

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COMPENSATION DISCUSSION AND ANALYSIS

Report of Compensation Committee

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based upon this review and our discussions, the Origin Bancorp, Inc. Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

THE COMPENSATION COMMITTEE

Stacey Goff (Chair)
Michael Jones
Gary Luffey

The foregoing report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation paid to each of our NEOs for the fiscal years ended December 31, 2025, 2024 and 2023. Except as set forth in the notes to the table, all cash compensation for each of our NEOs was paid by the Company. There were no option awards granted to the NEOs for the periods disclosed below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Drake Mills	2025	835,800	—	1,002,984	733,063	—	68,981	2,640,828
Chairman of the Board/	2024	835,800	—	1,002,988	637,883	4,899	63,093	2,544,663
CEO & President of Origin Bancorp, Inc.	2023	835,800	—	417,884	408,158	—	60,649	1,722,491
William Wallace, IV Chief Financial Officer	2025	475,000	—	190,074	208,307	—	28,879	902,260
	2024	475,000	—	190,054	200,450	—	10,350	875,854
	2023	475,000	—	189,954	175,358	—	9,900	850,212
M. Lance Hall President and CEO of Origin Bank	2025	600,000	—	300,042	328,905	58,350	33,040	1,320,337
	2024	600,000	—	300,044	315,525	—	33,772	1,249,341
	2023	600,000	—	299,996	278,006	—	30,527	1,208,529
Derek McGee Chief Legal Counsel	2025	475,000	—	237,553	260,383	—	38,120	1,011,056
	2024	475,000	—	237,552	252,938	—	37,702	1,003,192
	2023	475,000	—	237,444	220,682	—	36,146	969,272
Preston Moore Chief Credit & Banking Officer	2025	475,000	—	190,074	184,557	—	38,660	888,291
	2024	475,000	—	190,054	190,000	—	38,510	893,564
	2023	475,000	—	189,954	176,071	—	38,060	879,085

(1)	The amounts shown in this column reflect RSUs and PSUs granted to the NEOs and are disclosed as the aggregate grant date fair value of the awards. For additional information on our calculation of stock-based compensation and relevant assumptions, please refer to the Note 14—Stock and Incentive Compensation Plans to our audited financial statements for the fiscal year ended December 31, 2025, included in our Annual Report on Form 10-K. For PSUs, the grant date fair value is calculated using the target number of PSUs awarded, which was the assumed probable outcome on the grant date. Assuming, instead, the highest level of performance achievement on the grant date for the PSUs granted during 2025, the aggregate grant date fair value of total stock awards would have been as follows: Mr. Mills $1,253,730, Mr. Wallace $237,553, Mr. Hall $375,013, Mr. McGee $296,922, and Mr. Moore $237,553.

(2)	The amounts shown in this column represent STIP payouts which are earned for performance in the year shown and were determined based on the achievement of certain Company performance goals, specific individual goals, objectives and Company risk management goals. For more information about our annual incentive awards, see Short-Term Incentive Plan. Achievement of 2025 incentives was finalized at the Compensation Committee meeting in February 2026.

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(3)	Includes the positive change in the present value of the accumulated benefits under the SERP and ESIA, which is a non-cash amount that can vary from year to year based upon the underlying assumptions. Assumptions such as discount rate, retirement age and mortality age are reviewed annually by the Company and are intended to be individually appropriate. The pension value and nonqualified deferred compensation earnings decreased $124,345 for Mr. Mills during the year ended December 31, 2025, primarily due to an extension of the assumed retirement date with mortality projections updated accordingly. The pension value and nonqualified deferred compensation earnings decreased $64,070 for Mr. Hall, during the year ended December 31, 2024. The decrease was primarily due to the change in the pension discount rate to 5.0% from 4.5% during the year ended December 31, 2024. The pension value and nonqualified deferred compensation earnings decreased $487,631 and $407,429 for Mr. Mills and Mr. Hall, respectively, during the year ended December 31, 2023. The decrease was primarily due to the increase in the pension discount rate to 4.5% from 3.0% during the year ended December 31, 2023.

(4)	The amounts shown in this column for 2025 are composed of the amount of perquisites and other compensation described in the table below.

Amounts of perquisites and other compensation paid to our NEOs in 2025 are set forth below:

Description	Mills ($)	Wallace ($)	Hall ($)	McGee ($)	Moore ($)
Personal use of company car	19,329	—	14,150	—	—
Auto allowance	—	12,000	—	12,000	9,000
Employer 401(k) contributions	10,500	10,500	10,500	10,500	10,500
Bank-owned life insurance(1)	7,318	—	566	—	—
Life insurance(2)	24,010	—	—	—	—
Country club membership dues	7,824	6,379	7,824	15,620	19,160
Total	68,981	28,879	33,040	38,120	38,660

(1)	Represents the taxable value of Bank-owned life insurance benefits. Details of our plans are described below under the subheading Bank-Owned Life Insurance Plans.

(2)	Represents premiums for a life insurance policy that provides a death benefit to Mr. Mills’ beneficiary.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table provides supplemental information relating to grants of plan-based awards made during 2025 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during 2025. All of the RSUs and PSUs shown in the table below were granted under the Origin Bancorp, Inc. Omnibus Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	Grant Date Fair Value of
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock Units (#)	Stock Awards ($)(1)
Drake Mills
RSUs	2/20/2025(2)	—	—	—	—	—	—	12,696	501,492
PSUs	2/20/2025(3)	—	—	—	6,348	12,696	19,044	—	501,492
STIP		334,320	668,640	1,002,960	—	—	—	—	—
William Wallace, IV
RSUs	2/20/2025(2)	—	—	—	—	—	—	2,406	95,037
PSUs	2/20/2025(3)	—	—	—	1,202	2,406	3,608	—	95,037
STIP		95,000	190,000	285,000	—	—	—	—	—
M. Lance Hall
RSUs	2/20/2025(2)	—	—	—	—	—	—	3,798	150,021
PSUs	2/20/2025(3)	—	—	—	1,898	3,798	5,696	—	150,021
STIP		150,000	300,000	450,000	—	—	—	—	—
Derek McGee
RSUs	2/20/2025(2)	—	—	—	—	—	—	3,007	118,777
PSUs	2/20/2025(3)	—	—	—	1,503	3,007	4,510	—	118,777
STIP		118,750	237,500	356,250	—	—	—	—	—
Preston Moore
RSUs	2/20/2025(2)	—	—	—	—	—	—	2,406	95,037
PSUs	2/20/2025(3)	—	—	—	1,202	2,406	3,608	—	95,037
STIP		95,000	190,000	285,000	—	—	—	—	—

(1)	The amounts are disclosed as the aggregate grant date fair value of the awards, computed in accordance with ASC Topic 718, based on the closing market price of our common stock on the grant date. For PSUs, the grant date fair value is calculated using the target number of PSUs awarded, which was the assumed probable outcome on the grant date.

(2)	RSU awards vest annually in 33.3% increments with the final tranche vesting on February 20, 2028.

(3)	PSU awards are scheduled to vest on February 20, 2028, and the number of shares that vests depends on actual performance during the three-year performance period. NEOs will earn 150% of the target number of shares if the actual performance is at or above 115% of the target, 100% of the target number of shares will be earned if the actual performance is at 100% of the target, 50% of the target number of shares will be earned if the actual performance is at 85% of the target and no shares will be earned if the achievement is below 85% of the target.

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Outstanding Equity Awards at 2025 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our NEOs at December 31, 2025. RSAs, RSUs and PSUs shown in the table below that were granted prior to 2024, were granted under the Origin Bancorp, Inc. 2012 Stock Incentive Plan, as amended (“2012 Plan”). Grants in 2024 and later were granted under the Origin Bancorp, Inc. Omnibus Incentive Plan. None of the NEOs hold any stock options.

		Stock Awards
				Equity	Equity
				Incentive	Incentive Plan
				Plan Awards:	Awards: Market
		Number of	Market Value	Number of	or Payout Value
		Shares or Units	of Shares or	Unearned	of Unearned
		of Stock That	Units of Stocks	Shares, Units	Shares or Units
		Have Not	That Have Not	or Other Rights	of Stocks That
		Vested	Vested(1)	That Have Not	Have Not
Name	Grant Date	(#)	($)	Vested (#)(2)	Vested ($)(1)
Drake Mills	12/13/2022(3)	103,789	3,903,504	—	—
	12/13/2022(4)	129,735	4,879,333	—	—
	2/17/2023(5)	—	—	1,757	66,081
	2/17/2023(6)	—	—	—	—
	5/20/2024(7)	—	—	10,122	380,688
	5/20/2024(8)	—	—	22,774	856,530
	2/20/2025(9)	—	—	12,696	477,497
	2/20/2025(10)	—	—	19,044	716,245
William Wallace, IV	8/19/2022(11)	4,452	167,440	—	—
	2/17/2023(5)	—	—	799	30,050
	2/17/2023(6)	—	—	—	—
	5/20/2024(7)	—	—	1,918	72,136
	5/20/2024(8)	—	—	4,315	162,287
	2/20/2025(9)	—	—	2,406	90,490
	2/20/2025(10)	—	—	3,608	135,697
M. Lance Hall	2/17/2023(5)	—	—	1,262	47,464
	2/17/2023(6)	—	—	—	—
	5/20/2024(7)	—	—	3,028	113,883
	5/20/2024(8)	—	—	6,812	256,199
	2/20/2025(9)	—	—	3,798	142,843
	2/20/2025(10)	—	—	5,696	214,227

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		Stock Awards
				Equity	Equity
				Incentive	Incentive Plan
				Plan Awards:	Awards: Market
		Number of	Market Value	Number of	or Payout Value
		Shares or Units	of Shares or	Unearned	of Unearned
		of Stock That	Units of Stocks	Shares, Units	Shares or Units
		Have Not	That Have Not	or Other Rights	of Stocks That
		Vested	Vested(1)	That Have Not	Have Not
Name	Grant Date	(#)	($)	Vested (#)(2)	Vested ($)(1)
Derek McGee	2/18/2022(12)	4,469	168,079	—	—
	2/17/2023(5)	—	—	999	37,572
	2/17/2023(6)	—	—	—	—
	5/20/2024(7)	—	—	2,397	90,151
	5/20/2024(8)	—	—	5,394	202,868
	2/20/2025(9)	—	—	3,007	113,093
	2/20/2025(10)	—	—	4,510	169,621
Preston Moore	2/17/2023(5)	—	—	799	30,050
	2/17/2023(6)	—	—	—	—
	5/20/2024(7)	—	—	1,918	72,136
	5/20/2024(8)	—	—	4,315	162,287
	2/20/2025(9)	—	—	2,406	90,490
	2/20/2025(10)	—	—	3,608	135,697

(1)	Market value is determined by multiplying the closing market price of our common stock on December 31, 2025, by the number of shares or units that have not vested.

(2)	PSUs in the table above are shown at the final outcome for 2023 grants and at maximum for both 2024 and 2025 grants, for both the ROAA performance group and the ROAE performance group.

(3)	The RSU component of the CEO One-Time Award vests 20% on each of the third, fourth, fifth, sixth and seventh anniversaries of the grant date, starting with the first vest date of December 13, 2025.

(4)	PSU component of the CEO One-Time Award vests based on achievement of five pre-established stock price hurdles during a seven-year performance period beginning on December 13, 2022. Each of the five tranches of PSUs will vest on the later of the date that the applicable stock price hurdle is achieved or the third, fourth, fifth, sixth and seventh anniversaries of the grant date.

(5)	RSU awards that vest annually in 33.3% increments with the final tranche vesting on February 17, 2026.

(6)	PSU awards are outstanding as of December 31, 2025 and would have vested on February 17, 2026. Based on actual performance results for the three-year performance period, the final payout was 0% and no shares were issued upon vesting, as reflected in the table.

(7)	RSU awards that vest annually in 33.3% increments with the final tranche vesting on May 20, 2027.

(8)	PSU awards are scheduled to vest on February 20, 2027. The number of shares that may vest depends on actual performance during the three-year performance period. NEOs may earn up to 150% of the target number of shares if the actual performance is at or above 115% of the target, 100% of the target number of shares will be earned if the actual performance is at 100% of the target, 50% of the target number of shares will be earned if the actual performance is at 85% of the target and no shares will be earned if the achievement is below 85% of the target.

(9)	RSU awards that vest annually in 33.3% increments with the final tranche vesting on February 20, 2028.

(10)	PSU awards are scheduled to vest on February 20, 2028. The number of shares that may vest depends on actual performance during the three-year performance period. NEOs may earn up to 150% of the target number of shares if the actual performance is at or above 115% of the target, 100% of the target number of shares will be earned if the actual performance is at 100% of the target, 50% of the target number of shares will be earned if the actual performance is at 85% of the target and no shares will be earned if the achievement is below 85% of the target.

(11)	RSU awards that vest annually in 20% increments with the final tranche vesting on August 18, 2027.

(12)	RSU awards that vest annually in 20% increments with the final tranche vesting on February 18, 2027.

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2025 Option Exercises and Stock Vested

The following table summarizes the stock awards that vested during 2025 for the NEOs. There were no stock options vested, exercised or awarded during the fiscal year ended December 31, 2025, for any of the NEOs. The amounts reflected below show the number of shares acquired at the time of vesting. The amounts reported as value realized on vesting are shown on a before-tax basis.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Drake Mills	37,302	1,435,188
William Wallace, IV	3,984	146,171
M. Lance Hall	5,489	209,398
Derek McGee	6,871	265,757
Preston Moore(2)	3,467	132,248

(1)	Value is determined by multiplying the closing market price on the date of vest by the number of shares acquired upon vesting.

(2)	Includes 799 shares, with a value realized on vesting of $32,088, that have vested but remain subject to deferral and will not be issued until the applicable settlement date in accordance with the deferral election.

Origin Bancorp, Inc. Omnibus Incentive Plan (“Omnibus Plan”)

In 2024, our Board adopted the Omnibus Plan, which was approved by our stockholders at our April 2024 annual meeting and is primarily administered by the Compensation Committee. The Omnibus Plan replaced the 2012 Stock Incentive Plan. Under Proposal 2: Approve the Amended and Restated Origin Bancorp, Inc. Omnibus Incentive Plan shown below, we are asking our stockholders to approve the Amended and Restated Origin Bancorp, Inc. Omnibus Incentive Plan.

The equity grants that may be awarded under the Omnibus Plan consist of options, stock appreciation rights, RSAs, RSUs, deferred stock units, PSUs, other stock-based awards or any other right or interest relating to stock or cash. Eligible participants include employees, officers, directors or consultants of the Company or affiliates.

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Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information with respect to securities authorized for issuance under all of our equity compensation plans as of December 31, 2025. The table below does not include any shares that may be issued under the Amended Plan.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(3)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(4)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(5)
Equity Compensation Plans Approved by Stockholders(1)	637,796	N/A	1,130,415
Equity Compensation Plans Not Approved by Stockholders(2)	184,670	33.41	—
Total	822,466		1,130,415

(1)	Includes 2012 Plan, 2024 Plan, and Origin Bancorp Inc. 2021 Employee Stock Purchase Plan (“ESPP”).

(2)	Includes the BTH 2012 Equity Incentive Plan.

(3)	Amount disclosed under the plans approved by stockholders includes zero shares issuable upon exercise of stock options, 337,631 shares that may be issued upon settlement of restricted stock units, 6,247 deferred stock units that may be issued upon settlement, and 293,918 shares that may be issued pursuant to outstanding PSUs.

(4)	The weighted-average exercise price of outstanding options, warrants and rights relates solely to stock options, which are the only currently outstanding exercisable security, and does not relate to restricted stock units that convert to shares of common stock for no consideration.

(5)	Includes (i) 317,943 shares that may be issued pursuant to future awards under the 2024 Plan, all of which may be issued pursuant to grants of full-value stock awards; and (ii) 812,472 shares that may be issued pursuant to the ESPP, including 53,969 shares subject to purchase during the current purchase period.

Supplemental Executive Retirement Plan and Executive Supplemental Income Agreement

The SERP is limited to eligible executive employees as determined by our Board. The intent of the Company is to assist NEOs with meeting retirement needs while providing an overall total compensation and benefits package that aligns pay with performance and is competitive in the market. The terms “Cause,” “Good Reason,” “CIC,” “Separation from Service” and “Accrued Liability Retirement Balance” are defined in the respective employment agreements with each NEO. Messrs. McGee, Moore and Wallace do not have either a SERP or an ESIA.

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Name	Plan Name	Number of Years of Credited Service (#)	Present Value(1) of Accumulated Benefit at 12/31/2025 ($)	Payments During Last Fiscal Year ($)
Drake Mills(2)	SERP	24	3,676,281	—
M. Lance Hall(3)	SERP	23	976,718	—
M. Lance Hall(4)	ESIA	6	222,126	—

(1)	Please see Note 15—Employee Benefit Plans in the Notes to the Consolidated Financial Statements in the 2025 Annual Report on Form 10-K for more information.

(2)	The present value of accumulated benefit for Mr. Mills is calculated using annual installments of $264,040 in the first year after retirement, with an annual 1.5% cost of living adjustment (“COLA”) increase, based upon the MP-2015 mortality tables, and paid until death.

(3)	The present value of accumulated benefit for Mr. Hall is calculated using annual installments of $118,939 in the first year after retirement, with an annual 1.5% COLA increase, based upon the MP-2015 mortality tables, and paid until death.

(4)	The present value of accumulated benefit is calculated at December 31, 2025, based on 10% of Mr. Hall’s salary at distribution age 60 using a 5.0% discount rate and is payable over six years. For purposes of the present value calculation, the salary at December 31, 2025, was used.

Mr. Mills’ SERP, the Amended and Restated Executive Salary Continuation Plan, effective May 1, 2008, provides for certain benefits in connection with his retirement or a CIC. As of March 13, 2026, Mr. Mills has reached the normal retirement age under his SERP. Accordingly, he will begin receiving his annual benefit upon any separation other than for Cause. Upon attainment of his retirement date, which is the later of the date when he attains the age of 65 or his separation from service, Mr. Mills will receive an annual benefit of $264,040 that will increase by 1.5% each year, paid in equal installments until Mr. Mills’ death. Subject to the terms of the plan, if Mr. Mills dies, his designated beneficiary will receive the Accrued Liability Retirement Balance in a lump sum. If Mr. Mills is terminated for Cause at any time, notwithstanding any other provision in the plan to the contrary, he will forfeit all benefits under the plan and the plan will terminate.

Mr. Hall’s Section §409A Amended & Restated Executive Salary Continuation Agreement, effective January 1, 2005, will pay, upon Mr. Hall’s retirement on or after he attains the of age 65 (“Hall Retirement Date”), an annual benefit of 118,939 that will increase by 1.5% each year, paid in equal installments until Mr. Hall’s death. If Mr. Hall dies while actively employed by the Bank or prior to the Hall Retirement Date, his designated beneficiary will receive the Accrued Liability Retirement Balance in a lump sum. If Mr. Hall is terminated without Cause or resigns prior to the age of 65, Mr. Hall will receive, as severance compensation over 15 annual installments, an amount equal to the accrued balance with interest, on the date of his termination, of Mr. Hall’s liability reserve account. Upon a CIC, if Mr. Hall is terminated, except for Cause, he will receive the annual benefit as if he had retired at the age of 65. If Mr. Hall is terminated for Cause at any time, notwithstanding any other provision in the plan to the contrary, he will forfeit all benefits under the plan.

The Company entered into an Executive Supplemental Income Agreement with Mr. Hall, effective October 29, 2019, which provides for an annual amount equal to ten percent of Mr. Hall’s annualized base salary, beginning at the age of 60. The annual payments will begin within thirty days following Mr. Hall attaining the age of 60 and continue annually for six years. If Mr. Hall dies before 60, he will not receive any benefit, but if he dies after attaining the age of 60, any remaining payments will be paid to his beneficiary. If Mr. Hall is terminated involuntarily without Cause or experiences a Separation from Service for Good Reason or becomes disabled, he will receive 100% of the Accrued Liability Retirement Balance as of the effective date of the termination or disability. If Mr. Hall experiences a voluntary

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Separation from Service, he will receive the vested benefit of the Accrued Liability Retirement Balance as of the effective date of termination. Mr. Hall’s interest, prior to turning 60, shall vest based on each fully completed year of service after the effective date of the ESIA during which he is employed full-time with the sixth year of vesting being the first year in which Mr. Hall’s interest will become partially vested. If Mr. Hall experiences an involuntary Separation from Service within 24 months following a CIC, other than for Cause, he will be paid the present value of the benefit provided under the plan in one lump payment within thirty days following his termination. In certain limited circumstances, Mr. Hall may be permitted to draw on his benefit early.

Bank-Owned Life Insurance Plans

The Company has purchased Bank-owned life insurance (“BOLI”) on the life of certain NEOs and has entered into split dollar life insurance agreements that provide a life insurance benefit to the NEO’s designated beneficiary as described in the paragraphs below. Messrs. McGee, Moore and Wallace do not have split dollar life insurance agreements.

		Death Benefit Payable to
		Beneficiary at
	Agreement	December 31, 2025
Name	Effective Date	($)
Drake Mills	2/7/2001	188,915
Drake Mills	5/1/2008	1,324,499
Drake Mills	2/27/2020	1,500,000

M. Lance Hall	7/23/2002	381,776
M. Lance Hall	10/29/2019	318,936

Mr. Mills has (i) an Amended and Restated Life Insurance Endorsement Method Split Dollar Plan Agreement, effective February 7, 2001, with the Bank (the “2001 Agreement”), and (ii) an Amended and Restated Life Insurance Endorsement Method Split Dollar Plan Agreement, effective May 1, 2008, with the Bank. Under both agreements, Origin Bank has agreed to pay the premiums under life insurance policies issued with respect to Mr. Mills, and his designated beneficiaries will be entitled to 65% of the net-at-risk insurance portion of the proceeds upon his death. Under the 2001 Agreement, upon a Change of Control, if Mr. Mills is subsequently terminated without Cause, his designated beneficiaries will be entitled to the benefits under the 2001 Agreement as if he had died while employed by the Bank. On February 27, 2020, the Bank entered into an Amended and Restated Endorsement Split Dollar Life Insurance Agreement with Mr. Mills (the “2020 Agreement”) that amended and restated the Endorsement Method Split Dollar Life Insurance Agreement, dated October 29, 2019. The 2020 Agreement provides, upon Mr. Mills’ death, Mr. Mills’ beneficiary will be entitled to insurance proceeds of $1,500,000 unless (i) Mr. Mills is terminated for Cause or (ii) Mr. Mills is subject to a final removal or prohibition order issued by an appropriate federal banking agency of the Federal Deposit Insurance Act. The Bank owns the policy and will be the beneficiary of any remaining death proceeds after Mr. Mills’ interest is determined. No benefit will be paid under the 2020 Agreement if (i) Mr. Mills commits suicide or (ii) if the insurance company denies coverage in certain instances.

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Mr. Hall has a Life Insurance Endorsement Method Split Dollar Plan Agreement, effective July 23, 2002, as amended, with the Bank. Under the agreement, the Bank has agreed to pay the premiums under a life insurance policy issued with respect to Mr. Hall and Mr. Hall’s designated beneficiaries will be entitled to a certain portion of the insurance proceeds upon his death. In the event of Mr. Hall’s death or disability during employment with the Bank, his designated beneficiaries will be entitled to 80% of net-at-risk insurance portion of proceeds. Upon a CIC, if Mr. Hall is subsequently terminated without Cause, his designated beneficiaries will be entitled to the benefits under the agreement as if he had died while employed by the Bank.

On October 29, 2019, the Company entered into a second Endorsement Split Dollar Life Insurance Agreement with Mr. Hall that provides additional key man coverage for the Company and a life insurance benefit to Mr. Hall’s designated beneficiary. Under this agreement, in the event of the death of Mr. Hall while being employed by the Bank, his designated beneficiaries will be entitled to receive the lesser of (i) the present value of the benefits Mr. Hall would have received under his ESIA or (ii) one hundred percent (100%) of the total death proceeds of the individual insurance policy or policies adopted by the Bank for purposes of insuring Mr. Hall’s life minus the greater of (x) the cash surrender value or (y) the aggregate premiums paid by the Bank. Mr. Hall’s beneficiaries will not be entitled to any payments under the Endorsement Split Dollar Life Insurance Agreement if his employment is voluntarily or involuntarily terminated or if he were subject to a final removal or prohibition order issued by a federal banking agency or his beneficiaries are denied coverage under the terms of the life insurance policies.

Employment Arrangements, CIC Agreements, and Potential Payments Upon Termination or CIC

Below are summaries of certain arrangements between the NEOs, the Company and/or Origin Bank. These summaries do not include all of the provisions of the employment or CIC agreements with each NEO, and this section is qualified in its entirety by reference to the full employment or CIC agreements which can be accessed through links in the exhibit index to the Company’s Form 10-K for the fiscal year ended December 31, 2025. The terms “Cause,” “Good Reason,” and “CIC,” are defined in the respective employment agreements with each NEO.

DRAKE MILLS

On February 27, 2020, the Company entered into a restated employment agreement with Drake Mills. The agreement provides for three-year terms that renew automatically for successive three-year terms unless either party provides at least 180 days’ notice of non-renewal.

Under his employment agreement, Mr. Mills is entitled to a base salary of $835,800, which the Board can adjust, and an annual bonus, the criteria of which is determined by the Board.

In addition to a base salary and bonus, Mr. Mills is eligible to participate in the Company’s employee benefit plans in a comparable manner as other executives, to use a Company car and to receive reimbursement or payment of professional development dues, professional organization membership costs, country-club dues, and business-related travel expenses.

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Mr. Mills’ employment agreement includes indefinite obligations of confidentiality and non-disparagement, and a prohibition, subject to certain geographic limitations, on soliciting Company customers or employees for two years after termination of his employment.

Under the restated employment agreement, upon termination of employment for any reason other than Cause, Mr. Mills will be paid a prorated bonus based on his actual performance for the year.

If Mr. Mills’ employment is terminated by the Company without Cause or by Mr. Mills for Good Reason, and such termination does not occur within 24 months following a CIC, then, subject to Mr. Mills entry into a valid release of claims in favor of the Company, Mr. Mills will be entitled to receive two times the sum of (i) his then-current base salary, and (ii) the average STIP bonus paid during the last three years immediately preceding termination, to be paid in equal monthly installments over the 24 months following termination. The Company will also pay the cost of Mr. Mills’ premiums for continued participation in the Company medical hospitalization insurance program under COBRA for up to 24 months following termination, or, if doing so would cause the plans to provide discriminatory benefits, the Company will make monthly cash payments to Mr. Mills in an amount equal to the premium payments.

If Mr. Mills’ employment is terminated by the Company without Cause or by Mr. Mills for Good Reason, and such termination occurs within 24 months following a CIC, then, subject to a valid release of claims in favor of the Company, Mr. Mills will be entitled to the sum of (i) three times his then-current base salary, and (ii) three times the average STIP bonus paid to him in the three calendar years immediately preceding the CIC, with such total amount reduced pro-rata for each full month that has elapsed between the CIC and the termination. The amount will be paid in a lump sum within sixty days of termination subject to certain exceptions. The Company will also pay the cost of COBRA premium-payments for a maximum of 18 months.

WILLIAM WALLACE, IV

Mr. Wallace entered into a CIC Agreement with the Company and the Bank on July 27, 2022, effective August 8, 2022. The CIC Agreement has an initial term of three years and automatically renews for successive one-year terms unless notice is given 90 days prior to the end of a term. If Mr. Wallace is terminated in the two years after a CIC or the earlier of (i) the date negotiations commence leading to the consummation of a CIC and (ii) six months prior to the effective date of a CIC other than for Cause or for Good Reason, then Mr. Wallace will be entitled to severance benefits. Those severance benefits will consist of (i) a lump sum cash payment of two times Mr. Wallace’s then-current base salary, and (ii) a lump sum cash payment of two times the average STIP bonus paid to him within the three calendar years (or such fewer years as he has been employed by us) immediately preceding his termination. The CIC benefits will be paid no later than the 60th day following the later of (i) the termination of service and (ii) the Closing Date. Under the terms of the CIC Agreement, Mr. Wallace may not, for a period of one year following a CIC, solicit any of our customers in the year prior to termination in certain parishes and counties in which we are doing business and he may not recruit or hire any person who was an employee in the six-month period prior to termination.

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M. LANCE HALL

On February 27, 2020, the Company entered into a restated employment agreement with M. Lance Hall for three-year terms that renew automatically for successive three-year terms unless either party provides at least 180 days’ notice of non-renewal.

Under the employment agreement, Mr. Hall is entitled to a base salary of not less than $500,000, which the Board can adjust, and an annual bonus the criteria of which is determined by the Board. Mr. Hall’s current base salary is $600,000.

Mr. Hall is also eligible to participate in the Company’s employee benefit plans in a comparable manner as other executives, to use a Company car and to receive reimbursement or payment of professional development dues, professional organization membership costs, country-club dues, and business-related travel expenses.

Under the terms of the restated employment agreement, Mr. Hall is subject to indefinite obligations of confidentiality and non-disparagement, and is prohibited, subject to certain geographic limitations, from soliciting Company customers or employees for two years after termination of employment.

Upon termination of employment for any reason other than Cause, Mr. Hall will be paid a prorated bonus based on his actual performance for the year.

If Mr. Hall’s employment is terminated by the Company without Cause or by Mr. Hall for Good Reason, and such termination does not occur within 24 months following a CIC, then, subject to Mr. Hall’s entry into a valid release of claims in favor of the Company, Mr. Hall will be entitled to receive two times the sum of (i) his then-current base salary, and (ii) the average STIP bonus he received in the three calendar years immediately preceding termination, to be paid in equal monthly installments over the 24 months following termination. The Company will also pay the cost of Mr. Hall’s premiums for continued participation in the Company medical hospitalization insurance program under COBRA for up to 24 months following termination, or, if doing so would cause the plans to provide discriminatory benefits, the Company will make monthly cash payments to Mr. Hall in an amount equal to the premium payments.

If Mr. Hall’s employment is terminated by the Company without Cause or by Mr. Hall for Good Reason, and such termination occurs within 24 months following a CIC, then, subject to a valid release of claims in favor of the Company, Mr. Hall will be entitled to the sum of (i) three times his then-current base salary, and (ii) three times the average STIP bonus paid to him in the three calendar years immediately preceding the CIC, with such total amount reduced pro-rata for each full month that has elapsed between the CIC and the termination. The amount will be paid in a lump sum within sixty days of termination subject to certain limited exceptions. The Company will also pay the cost of COBRA premium-payments for a maximum of 18 months.

DEREK MCGEE

Mr. McGee entered into a CIC Agreement with the Bank on February 22, 2022. The CIC Agreement has an initial term of three years and automatically renews for successive one-year terms unless notice is given 90 days prior to the end of a term. If Mr. McGee is terminated in the two years after a CIC or the earlier of (i) the date negotiations commence leading to the consummation of a CIC and (ii) six months

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prior to the effective date of a CIC other than for Cause or for Good Reason, then Mr. McGee will be entitled to severance benefits. Those severance benefits will consist of (i) a lump sum cash payment of two times Mr. McGee’s then-current base salary, and (ii) a lump sum cash payment of two times the average STIP bonus paid to him within the three calendar years (or such fewer years as he has been employed by us) immediately preceding his termination. The CIC benefits will be paid no later than the sixtieth day following the later of (i) the termination of service and (ii) the Closing Date. Under the terms of the CIC Agreement, Mr. McGee may not, for a period of one year following a CIC, solicit any of our customers in the year prior to termination in certain parishes and counties in which we are doing business and he may not recruit or hire any person who was an employee in the six-month period prior to termination.

PRESTON MOORE

Mr. Moore entered into a CIC agreement with the Company effective March 28, 2018. Following an initial term that ended on March 27, 2021, this agreement automatically renews for successive one-year terms unless notice is given 90 days prior to the end of a term. If Mr. Moore is terminated in the two years after a CIC or the earlier of (i) the date negotiations commence leading to the consummation of a CIC and (ii) six months prior to the effective date of a CIC other than for Cause or for Good Reason, then Mr. Moore will be entitled to severance benefits. Those severance benefits will consist of (i) a lump sum cash payment of two times Mr. Moore’s then-current base salary, (ii) a lump sum cash payment of two times the average STIP bonus paid to him within the three calendar years immediately preceding his termination, and (iii) any equity-type award under any plan or arrangement becoming fully vested and exercisable. The CIC benefits will be paid no later than the thirtieth day following the later of (i) the termination of service and (ii) effective date of a CIC. Under the terms of the CIC Agreement, Mr. Moore may not, for a period of nine months following a CIC, solicit any of our customers in the year prior to termination in certain parishes and counties in which we are doing business and he may not recruit or hire any person who was an employee in the six-month period prior to termination.

Potential Payments Upon Termination or CIC

The table below shows the estimated amounts that could have been paid to each NEO in 2025 under his respective agreement (or agreements) and any applicable benefit plans in the event each NEO was terminated in certain instances. The following information is based on the executive’s base salary compensation at December 31, 2025, and 2025 bonuses which were paid in early 2026, and assumes the triggering event occurred on December 31, 2025. Capitalized terms used in this section have the meanings ascribed to them in the respective executive’s agreements.

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Drake Mills	Termination by Company for Cause ($)	Termination Without Cause/ Resignation for Good Reason ($)	Resignation without Good Reason ($)	Death ($)	Disability ($)	CIC ($)	Retirement ($)
Employment Agreement	—	2,857,669(1)	—	733,063(2)	733,063(2)	4,286,504(3)	733,063(2)
Benefits Payable under SERP	—	6,105,573(4)	6,105,573(4)	3,864,367(5)	6,105,573(4)	6,105,573(4)	6,105,573(4)
Split Dollar Life Insurance 02/07/2001(6)	—	—	—	188,915	—	—	—
Split Dollar Life Insurance 05/01/2008(7)	—	—	—	1,324,499	—	—	—
Split Dollar Life Insurance 10/29/2019(8)	—	—	—	1,500,000	—	—	—
Company Paid Life Insurance(9)	—	—	—	325,000	—	—	—
Continuing Medical Coverage(10)	—	18,360	—	—	—	13,770	—
RSU/PSU Accelerated Vesting(11)	—	4,641,912(12)	—	5,566,178	5,566,178	6,074,542	5,566,178
Accrued PTO(13)	53,009	53,009	53,009	53,009	53,009	53,009	53,009
Totals	53,009	13,676,523	6,158,582	13,555,031	12,457,823	16,533,398	12,457,823

(1)	Upon termination of employment without Cause or for Good Reason that does not occur within 24 months following a CIC (such 24-month period referred to in these footnotes as the (“CIC Protection Period”), Mr. Mills will be paid two times the sum of (i) his then current base salary and, (ii) the average STIP bonus compensation paid during the last three years preceding his date of termination.

(2)	Upon termination of employment for death, disability or retirement, Mr. Mills will be paid a prorated STIP bonus based on his actual performance for the year. For the purpose of this calculation, the value reported is the full year STIP bonus amount paid to Mr. Mills for 2025.

(3)	Upon termination of employment without Cause or for Good Reason within the CIC Protection Period, Mr. Mills will be paid the sum of (i) three times his then current base salary, and (ii) three times the average STIP bonus paid during the last three years preceding his date of termination.

(4)	Mr. Mills has reached the normal retirement age under his SERP. Accordingly, he will receive his annual benefit upon any separation other than for Cause. Upon a Separation from Service, Mr. Mills will receive $264,040 in annual installments beginning on the first day of the month following Mr. Mills’ Separation from Service until death. This amount is calculated using projected death at age 85 with an annual 1.5% COLA increase.

(5)	Upon Mr. Mills’ death, his beneficiaries would receive a lump sum payment equal to the Accrued Liability Retirement Balance within 60 days of death.

(6)	Split dollar life insurance dated February 7, 2001, provides for a $188,915 death benefit at December 31, 2025, equal to 65% of the net-at-risk insurance portion of the proceeds. The net-at-risk insurance portion is the total proceeds less the cash value of the policy. This benefit is retained under each circumstance listed in the table above except for termination for Cause.

(7)	Split dollar life insurance dated May 1, 2008, provides for a $1,324,499 death benefit payment to Mr. Mills’ beneficiaries. This is the amount equal to 65% of the net-at-risk insurance portion of the proceeds. The net-at-risk insurance portion is the total proceeds less the cash value of the policy. This benefit is retained under each circumstance listed in the table above except for termination for Cause.

(8)	On February 27, 2020, the Bank entered into the 2020 Agreement that amended and restated the Endorsement Method Split Dollar Life Insurance Agreement, dated October 29, 2019. Prior to the amendment and restatement, the agreement provided for a formulaic death benefit. The 2020 agreement provided for a $1,500,000 death benefit payment as approved by the Board in 2019. This benefit is retained under each circumstance listed in the table above except for termination for Cause.

(9)	Origin provides a life insurance benefit to eligible employees of two times the employee’s current salary up to a maximum of $500,000. The maximum benefit was reduced to $325,000 upon attainment of age 65.

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(10)	Mr. Mills’ employment agreement provides that if Mr. Mills is terminated without Cause or resigns for Good Reason, he will be entitled to continuation of Employer’s current medical hospitalization insurance program and the Company will pay up to two years of all COBRA premiums or cash equivalent. The agreement also provides for payment of COBRA premiums for a period of up to 18 months in the case of termination without Cause or for Good Reason following a CIC.

(11)	Accelerated vesting (“Acceleration Percentage”) is provided on outstanding RSUs at 100% in the event of death, disability, CIC (assuming that the awards are not substituted or equitably converted in the transaction), or qualified retirement. For PSUs, except for the PSU component of the CEO One-Time award, the Acceleration Percentage is measured by the percentage of time elapsed from the commencement of the performance period to the death, disability, termination without cause, or retirement, to the total number of days in the performance period. If the Company undergoes a CIC and the surviving corporation does not assume the outstanding PSUs, or substitute equivalent equity awards, or if the surviving corporation assumes the outstanding PSUs and the grantee’s employment is terminated without cause within twelve months following the CIC, then the PSUs will become immediately vested on the date of the CIC or the date of termination of employment without cause, as applicable, with respect to 100% of the target number of performance units. The value was determined by multiplying the number of PSUs granted, times the applicable Acceleration Percentage, times the share price of $37.61 at December 31, 2025. At December 31, 2025, the actual average payout percentages were zero, 150.0% and 138.3% for PSUs granted on February 17, 2023, May 20, 2024, and February 20, 2025. In the case of a qualified termination, death or disability, the CEO One-Time PSUs, are eligible to vest based on achievement of the stock price hurdles during the performance period. At December 31, 2025, the stock price hurdles have not yet been met and therefore the PSU component of the CEO One-Time Award granted on December 13, 2022, is measured at 0% achievement.

(12)	Accelerated vesting is provided in the event of termination other than termination for cause on Mr. Mills’ One-Time RSUs granted on December 13, 2022.

(13)	Company policy provides that, upon termination, all employees are paid for any accrued but unused paid time off (“PTO”). The PTO amount above is based on 2025 accrued and unused PTO hours at December 31, 2025, times the executive’s hourly rate.

William Wallace, IV	Termination by Company for Cause ($)	Termination Other Than Termination for Cause ($)	Death ($)	Disability ($)	CIC ($)	Retirement ($)
CIC Agreement(1)	—	—	—	—	1,339,410	—
Company Paid Life Insurance(2)	—	—	500,000	—	—	—
STIP(3)	—	—	208,307	208,307	—	208,307
RSU/PSU Accelerated Vesting(4)	—	192,472	552,588	552,588	648,923	552,588
Accrued PTO(5)	54,808	54,808	54,808	54,808	54,808	54,808
Totals	54,808	247,280	1,315,703	815,703	2,043,141	815,703

(1)	Mr. Wallace’s CIC Agreement provides that if he is terminated without Cause or for Good Reason within two years following a CIC, Mr. Wallace would be paid two times the sum of (i) his then current base salary and (ii) the average STIP bonus paid to him in the last three years preceding his date of termination.

(2)	Origin provides a life insurance benefit to eligible employees of two times the employee’s current salary up to a maximum of $500,000.

(3)	Upon termination of employment for death, disability or retirement, Mr. Wallace will be paid a prorated STIP bonus based on his actual performance for the year. For the purpose of this calculation, the value reported is the full year STIP bonus amount paid to Mr. Wallace for 2025.

(4)	Accelerated vesting (“Acceleration Percentage”) is provided on outstanding RSUs at 100% in the event of death, disability, CIC (assuming that the awards are not substituted or equitably converted in the transaction), or qualified retirement. For PSUs, the Acceleration Percentage is measured by the percentage of time elapsed from the commencement of the performance period to the death, disability, termination without cause, or retirement, to the total number of days in the performance period. If the Company undergoes a CIC and the surviving corporation does not assume the outstanding PSUs, or substitute equivalent equity awards, or if the surviving corporation assumes the outstanding PSUs and the grantee’s employment is terminated without cause within twelve months following the CIC, then the PSUs will become immediately vested on the date of the CIC or the date of termination of employment without cause, as applicable, with respect to 100% of the target number of performance units. The value was determined by multiplying the number of unvested shares at December 31, 2025, times the applicable Acceleration Percentage times the share price of $37.61 at December 31, 2025. At December 31, 2025, the actual average payout percentages were zero, 150.0% and 138.3% for PSUs granted on February 17, 2023, May 20, 2024, and February 20, 2025.

(5)	Company policy provides that, upon termination, all employees are paid for any accrued but unused PTO. The PTO amount above is based on 2025 accrued and unused PTO hours at December 31, 2025, times the executive’s hourly rate.

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M. Lance Hall	Termination by Company for Cause ($)	Termination Without Cause/ Resignation for Good Reason ($)		Resignation without Good Reason ($)		Death ($)		Disability ($)		CIC ($)		Retirement ($)

Employment
Agreement	—	1,814,957	(1)	—		328,905	(2)	328,905	(2)	2,722,436	(3)	328,905	(2)

Benefits Payable under SERP
01/01/2004	—	676,133	(4)	676,133	(4)	676,133	(5)	—		2,910,499	(6)	2,910,499	(6)
Benefits Payable under ESIA
10/29/2019	—	106,581	(7)	21,316		—		106,581	(7)	216,880	(8)	360,000	(9)
Split Dollar Life Insurance 07/23/2002(10)	—	—		—		381,776		—		—		—
Split Dollar Life Insurance 10/29/2019(11)	—	—		—		318,936		—		—		—
Company Paid Life Insurance(12)	—	—		—		500,000		—		—		—
Continuing Medical Coverage(13)	—	53,241		—		—		—		39,930		—
RSU/PSU Accelerated Vesting(14)	—	303,907		—		608,097		608,097		760,173		608,097
Accrued PTO(15)	73,823	73,823		73,823		73,823		73,823		73,823		73,823
Totals	73,823	3,028,642		771,272		2,887,670		1,117,406		6,723,741		4,281,324

(1)	Upon termination of employment without Cause or for Good Reason outside of a CIC Protection Period, Mr. Hall will be paid two times the sum of (i) his then current base salary, and (ii) the average STIP bonus paid during the last three years preceding his date of termination.

(2)	Upon termination of employment for death, disability or retirement, Mr. Hall will be paid a prorated STIP bonus based on his actual performance for the year. For the purpose of this calculation, the value reported is the full year STIP bonus amount paid to Mr. Hall for 2025.

(3)	Upon termination of employment without Cause or for Good Reason within a CIC Protection Period, Mr. Hall will be paid the sum of (i) three times his then current base salary, and (ii) three times the average STIP bonus paid during the last three years preceding his date of termination.

(4)	Amounts are equal to the Accrued Liability Retirement Balance at December 31, 2025, for Mr. Hall. If Mr. Hall is terminated without Cause or resigns prior to the age of 65, Mr. Hall will receive, as severance compensation over 15 annual installments starting on the date he turns 65, an amount equal to the accrued balance with interest, on the date of his termination, of Mr. Hall’s liability reserve account. The number reported for the payment upon termination without Cause excludes interest that would be payable when payments begin being made when Mr. Hall turns 65.

(5)	This value represents the value of the death benefit at December 31, 2025, payable to Mr. Hall’s beneficiary in a lump sum on the 1st day of the month after death.

(6)	Mr. Hall’s SERP will pay, upon Mr. Hall’s retirement at age 65, an annual benefit of $118,939 that includes an annual 1.5% COLA increase, paid in equal installments until Mr. Hall’s death. Upon a CIC, if Mr. Hall is terminated, except for Cause, he will receive the annual benefit as if he had retired at the age of 65. The projected total retirement benefit of $2,910,499 assumes death at age 86 based on the MP-2015 Mortality table.

(7)	Represents 100% of the Accrued Liability Retirement Balance as of the effective date of the termination or disability of Mr. Hall, which we assumed to be December 31, 2025.

(8)	Represents the present value of the benefits provided under the ESIA at December 31, 2025, in the event that Mr. Hall is involuntarily separated from service following a CIC, other than for Cause, using a 5.0% discount rate.

(9)	Mr. Hall has an ESIA, effective October 29, 2019, that provides for, beginning at the age of 60 and irrespective of whether Mr. Hall retires, an annual amount equal to ten percent of Mr. Hall’s annualized base salary for the calendar year in which Mr. Hall attains the age of 60. The annual payments will begin within thirty days following Mr. Hall turning 60 and continue annually for six years. For purposes of estimating the payment amount, we assumed that Mr. Hall retired and turned 60 on December 31, 2025.

(10)	Represents 80% of the net-at-risk insurance portion of the proceeds at December 31, 2025. The net-at-risk insurance portion is the total proceeds less the cash value of the policy, which will be paid in a lump sum upon Mr. Hall’s death.

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(11)	Under the 2019 Endorsement Split Dollar Life Insurance Agreement, in the event of the death of Mr. Hall while being employed by the Bank, his designated beneficiaries will be entitled to receive the lesser of (i) the present value of the benefit Mr. Hall would have received under his ESIA or (ii) the proceeds from his life insurance policy, excluding the greater of the cash surrender value or the aggregate premiums paid by the Bank. The Present Value is the lesser amount and was calculated using a 5.0% discount rate and a benefit based on his current salary at December 31, 2025.

(12)	All eligible Company employees are provided with a life insurance benefit of two times their annual salary up to a maximum of $500,000.

(13)	Mr. Hall’s employment agreement provides he receive or have paid on his behalf for a period of up to 18 months following his termination without Cause or resignation for Good Reason in the CIC Protection Period, all COBRA premiums for continuation of Employer’s current medical hospitalization insurance program. If Mr. Hall is terminated without Cause or resigns for Good Reason outside of the CIC Protection Period, he will be entitled to two years of COBRA premiums until he secures alternative health benefits from a new employer or COBRA coverage terminates.

(14)	Accelerated vesting (“Acceleration Percentage”) is provided on outstanding RSUs at 100% in the event of death, disability, CIC (assuming that the awards are not substituted or equitably converted in the transaction), or qualified retirement. For PSUs, the Acceleration Percentage is measured by the percentage of time elapsed from the commencement of the performance period to the death, disability, termination without cause, or retirement, to the total number of days in the performance period. If the Company undergoes a CIC and the surviving corporation does not assume the outstanding PSUs, or substitute equivalent equity awards, or if the surviving corporation assumes the outstanding PSUs and the grantee’s employment is terminated without cause within twelve months following the CIC, then the PSUs will become immediately vested on the date of the CIC or the date of termination of employment without cause, as applicable, with respect to 100% of the target number of performance units. The value was determined by multiplying the number of unvested shares at December 31, 2025, times the applicable Acceleration Percentage times the share price of $37.61 at December 31, 2025. At December 31, 2025, the actual average payout percentages were zero, 150.0% and 138.3% for PSUs granted on February 17, 2023, May 20, 2024, and February 20, 2025.

(15)	Company policy provides that, upon termination, all employees are paid for any accrued but unused PTO. The PTO amount above is based on 2025 accrued and unused PTO hours at December 31, 2025, times the executive’s hourly rate.

		Termination
	Termination	Other Than
	by Company	Termination
	for Cause	for Cause	Death	Disability	CIC	Retirement
Derek McGee	($)	($)	($)	($)	($)	($)
CIC Agreement(1)	—	—	—	—	1,439,335	—
Company Paid Life Insurance(2)	—	—	500,000	—	—	—
STIP(3)	—	—	260,383	260,383	—	260,383
RSU/PSU Accelerated Vesting(4)	—	240,577	649,473	649,473	769,877	649,473
Accrued PTO(5)	22,608	22,608	22,608	22,608	22,608	22,608
Totals	22,608	263,185	1,432,464	932,464	2,231,820	932,464

(1)	Mr. McGee’s CIC Agreement provides that if he is terminated without Cause or for Good Reason within two years following a CIC, Mr. McGee would be paid (i) two times the sum of his then current base salary, and (ii) a lump sum of two times the average STIP bonus paid to him in the last three years preceding his date of termination.

(2)	Origin provides a life insurance benefit to eligible employees of two times the employee’s current salary up to a maximum of $500,000.

(3)	Upon termination of employment for death, disability or retirement, Mr. McGee will be paid a prorated STIP bonus based on his actual performance for the year. For the purpose of this calculation, the value reported is the full year STIP bonus amount paid to Mr. McGee for December 31, 2025.

(4)	Accelerated vesting (“Acceleration Percentage”) is provided on outstanding RSUs at 100% in the event of death, disability, CIC (assuming that the awards are not substituted or equitably converted in the transaction), or qualified retirement. For PSUs, the Acceleration Percentage is measured by the percentage of time elapsed from the commencement of the performance period to the death, disability, termination without cause, or retirement, to the total number of days in the performance period. If the Company undergoes a CIC and the surviving corporation does not assume the outstanding PSUs, or substitute equivalent equity awards, or if the surviving corporation assumes the outstanding PSUs and the grantee’s employment is terminated without cause within twelve months following the CIC, then the PSUs will become immediately vested on the date of the CIC or the date of termination of employment without cause, as applicable, with respect to 100% of the target number of performance units. The value was determined by multiplying the number of unvested shares at December 31, 2025, times the applicable Acceleration Percentage times the share price of $37.61 at December 31, 2025. At December 31, 2025, the actual average payout percentages were zero, 150.0% and 138.3% for PSUs granted on February 17, 2023, May 20, 2024, and February 20, 2025.

(5)	Company policy provides that, upon termination, all employees are paid for any accrued but unused PTO. The PTO amount above is based on 2025 accrued and unused PTO hours at December 31, 2025, times the executive’s hourly rate.

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		Termination
	Termination	Other Than
	by Company	Termination
	for Cause	for Cause	Death	Disability	CIC	Retirement
Preston Moore	($)	($)	($)	($)	($)	($)
CIC Agreement(1)	—	—	—	—	1,317,085	—
Company Paid Life Insurance(2)	—	—	325,000	—	—	—
STIP(3)	—	—	184,557	184,557	—	184,557
RSU/PSU Accelerated Vesting(4)	—	192,472	385,148	385,148	481,483	385,148
Accrued PTO(5)	67,614	67,614	67,614	67,614	67,614	67,614
Totals	67,614	260,086	962,319	637,319	1,866,182	637,319

(1)	Mr. Moore’s CIC Agreement provides that if he is terminated without Cause or for Good Reason within two years following a CIC, Mr. Moore would be paid two times the sum of (i) his then current base salary, and (ii) the average STIP bonus paid to him in the last three years preceding his date of termination.

(2)	Origin provides a life insurance benefit to eligible employees of two times the employee’s current salary up to a maximum of $500,000. The maximum benefit was reduced to $325,000 upon attainment of age 65.

(3)	Upon termination of employment for death, disability or retirement, Mr. Moore will be paid a prorated STIP bonus based on his actual performance for the year. For the purpose of this calculation, the value reported is the full year STIP bonus amount paid to Mr. Moore for December 31, 2025.

(4)	Accelerated vesting (“Acceleration Percentage”) is provided on outstanding RSUs at 100% in the event of death, disability, CIC (assuming that the awards are not substituted or equitably converted in the transaction), or qualified retirement. For PSUs, the Acceleration Percentage is measured by the percentage of time elapsed from grant date to the death, disability, termination without cause, or retirement, to the total number of days in the performance period. If the Company undergoes a CIC and the surviving corporation does not assume the outstanding PSUs, or substitute equivalent equity awards, or if the surviving corporation assumes the outstanding PSUs and the grantee’s employment is terminated without cause within twelve months following the CIC, then the PSUs will become immediately vested on the date of the CIC or the date of termination of employment without cause, as applicable, with respect to 100% of the target number of performance units. The value was determined by multiplying the number of unvested shares at December 31, 2025, times the applicable Acceleration Percentage times the share price of $37.61 at December 31, 2025. At December 31, 2025, the actual average payout percentages were zero, 150.0% and 138.3% for PSUs granted on February 17, 2023, May 20, 2024, and February 20, 2025.

(5)	Company policy provides that, upon termination, all employees are paid for any accrued but unused PTO. The PTO amount above is based on 2025 accrued and unused PTO hours at December 31, 2025, times the executive’s hourly rate.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following disclosure of the ratio of the annual total compensation of our PEO to the annual total compensation of our median employee, other than our PEO.

Median employee total annual compensation (other than the PEO)	$ 87,058
Total annual compensation of Drake Mills, our PEO	2,640,828
Ratio of PEO to median employee compensation	30:1

The pay ratio above represents the Company’s reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. Applicable rules and guidance provide flexibility in how companies identify the median employee, and other companies may use different methodologies or make different assumptions.

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We are permitted under SEC rules to use the same median employee for up to three years, provided there has not been a material change in our employee population or compensation arrangements that we reasonably believe would significantly impact our pay ratio disclosure.

For 2025, we did not identify a new median employee. We used the median employee identified in 2024 based on the determination that there were no material changes in our employee population or compensation arrangement that we reasonably believe would significantly impact the pay ratio calculation.

We took the following steps to identify the median employee in the 2024 CEO pay ratio calculation:

•	First, we used the employee population of 1,037 on December 31, 2024, which consisted of all full-time, part-time, temporary, and seasonal employees employed on that date.

•	Next, to find the median of the annual total compensation of all our employees (other than our PEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for the fiscal year 2024. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2024, but who did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

The median employee identified in 2024 remained employed with the Company as of December 31, 2025. We recalculated this employee’s annual compensation by aggregating the value of all wages, cash incentives, equity incentives, 401(k) employer contributions and any applicable perquisites earned or paid in 2025 in the same manner as we calculated the total annual compensation of our PEO for purposes of the Summary Compensation Table. No changes were made to the methodology for purposes of the 2025 calculation.

With respect to the annual total compensation of our PEO, we used the amount reported in the “Total” column of our 2025 Summary Compensation Table.

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Pay Versus Performance (“PVP”)

As determined under the SEC rules, and provided in the table below, the Company must describe the relationship between the “compensation actually paid” to our CEO, who is our principal executive officer, as well as the average compensation actually paid to our non-CEO NEOs, and the following key financial metrics for the years ended December 31, 2025, 2024, 2023, 2022 and 2021, including:

•	Company Total Shareholder Return (“TSR”);

•	Peer group market capitalization weighted TSR;

•	Company net income; and
•	A Company-selected performance measure that is the most important measure used to link “compensation actually paid” to our CEO and NEOs for 2025, which we determined to be ROAA.

Compensation Actually Paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year.

The following were the most important financial performance measures, as determined by the Company, that link Compensation Actually Paid with the Company’s performance in the most recently completed fiscal year:

					Value of Initial Fixed $100 Investment(3) based on:
Year	Summary Compensation Table (“SCT”) Total for CEO $	Compensation Actually Paid to CEO(1) $	Average SCT Total Compensation for Non-CEO NEOs $	Average Compensation Actually Paid to Non-CEO NEOs(2) $	TSR For OBK $	TSR For Peer Group $	Net Income $	ROAA %
2025	2,640,828	3,715,523	1,030,486	1,155,824	146.71	147.23	75,197,000	0.77
2024	2,544,663	2,210,474	1,005,488	1,066,999	127.74	140.11	76,492,000	0.77
2023	1,722,491	1,107,614	976,775	799,804	133.95	121.58	83,800,000	0.84
2022	10,218,272	10,110,197	1,168,452	1,084,150	135.63	123.95	87,715,000	1.01
2021	2,079,384	5,251,965	780,066	850,215	156.44	135.01	108,546,000	1.45

(1)	Drake Mills served as CEO & President of Origin Bancorp, Inc. for each of the years presented in the table.

(2)	The NEOs for each of the years presented in the table were as follows: for 2025, 2024, and 2023, William Wallace, IV, M. Lance Hall, Derek McGee and Preston Moore; for 2022, William Wallace, IV, M. Lance Hall, Stephen Brolly, Derek McGee and Preston Moore; for 2021, Stephen Brolly, M. Lance Hall, Jim Crotwell and Preston Moore;

(3)	Cumulative TSR assumes an initial investment of $100 at the market close on December 31, 2020, in OBK common stock and in the common stock of companies within our peer group. TSR for OBK stock was 56.44% in 2021, (13.30)% in 2022, (1.24)% in 2023, (4.64)% in 2024, and 14.86% in 2025, for a cumulative five-year TSR of 46.71%. A $100 investment in OBK stock on December 31, 2020, would be valued at $146.71 at December 31, 2025, which slightly underperformed our peers as measured by the Nasdaq OMX ABA Community Bank Total Return, the peer group used for this purpose.

2026 Proxy Statement	85

EXECUTIVE COMPENSATION

For each of the years presented in the PVP table, Compensation Actually Paid to Mr. Mills was calculated in accordance with SEC regulations. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Mills during the applicable year. To calculate Compensation Actually Paid for Mr. Mills, the following amounts were deducted from or added to the SCT total compensation:

	2025	2024	2023	2022	2021
Total Compensation in SCT	$2,640,828	$2,544,663	$1,722,491	$10,218,272	$2,079,384
Minus: change in the actuarial present values reported under column “Change in Pension Value and Nonqualified Deferred Compensation Earnings” of SCT	—	(4,899)	—	(126,437)	(122,705)
Plus: service cost for pension plans	170,987	173,422	173,663	197,558	191,728
Minus: stock awards reported in SCT	(1,002,984)	(1,002,988)	(417,884)	(8,642,860)	(500,031)
Plus: fair value(1) at fiscal year-end of unvested stock awards granted during covered fiscal year	1,137,665	1,170,909	187,489	8,533,441	531,221
Plus/Minus: change in fair value(2) at fiscal year-end of unvested stock awards granted in any prior fiscal year	515,607	(646,624)	(526,929)	(85,469)	166,302
Plus/Minus: change in fair value at vesting date of stock awards granted in any prior fiscal year	193,404	(34,729)	(49,438)	4,175	101,912
Plus/Minus: change in fair value at exercise date of stock options granted in any prior fiscal year	—	—	—	—	2,798,556
Plus: dividends paid on stock awards not included in total compensation	60,016	10,720	18,222	11,517	5,598
Compensation Actually Paid	$3,715,523	$2,210,474	$1,107,614	$10,110,197	$5,251,965

(1)	We measure the fair value of the RSUs and RSAs at each fiscal year end by multiplying the closing market price of our common stock on the last trading day of the year by the number of shares or units that have not vested. We measure the fair value of the PSUs awarded under the LTIP, which are subject to performance conditions as dictated by the award agreements, based on actual performance at fiscal year end. We measure the fair value of the 129,735 CEO One-Time PSU Award granted on December 13, 2022, using a Monte-Carlo Simulation valuation performed at fiscal year end.
(2)	We remeasure the fair value of the RSUs and RSAs at each fiscal year end by multiplying the closing market price of our common stock on the last trading day of the year by the number of shares or units that have not vested minus the prior fiscal year end fair value of identical awards. We remeasure the fair value of the PSUs awarded, but not yet vested, under the LTIP based on actual performance attained at each fiscal year end minus the fair value of identical awards at the prior fiscal year end. Please see the LTIP PSU table below for actual performance at each fiscal year end by grant date. We remeasured the fair value of the 129,735 CEO One-Time PSU Award granted on December 13, 2022, using a Monte-Carlo Simulation valuation performed at each fiscal year end. The assumptions used in calculating the fair value of the one time PSUs and the final fair value are shown below in the Monte-Carlo Simulation Valuation Inputs and Results table.

The table below shows the actual performance of the LTIP PSUs at each fiscal year end by grant date:

	At December 31, 2025		At December 31, 2024		At December 31, 2023		At December 31, 2022
Grant Date	ROAA	ROAE	ROAA	ROAE	ROAA	ROAE	ROAA	ROAE
LTIP PSUs—02/18/2022	N/A	N/A	57.13%	70.67%	—%	—%	—%	89.40%
LTIP PSUs—02/17/2023	—%	—%	—	—	—	—	N/A	N/A
LTIP PSUs—05/20/2024	150.00	150.00	127.90	135.43	N/A	N/A	N/A	N/A
LTIP PSUs—02/20/2025	142.40	134.13	N/A	N/A	N/A	N/A	N/A	N/A

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EXECUTIVE COMPENSATION

Monte-Carlo Simulation Valuation Inputs and Results
Grant date	December 13, 2022	December 13, 2022	December 13, 2022	December 13, 2022
Valuation date	December 31, 2025	December 31, 2024	December 31, 2023	December 13, 2022
Expected term in years	4	5	6	7
Risk-free interest rate	3.64%	4.38%	3.86%	3.50%
Expected volatility	30.37	39.55	36.82	33.00
Stock Price	$ 37.61	$ 33.29	$ 35.57	$ 36.87
Fair value per share	19.99	21.34	24.72	26.53
Shares outstanding	129,735	129,735	129,735	129,735
Total fair value	$2,593,403	$2,768,545	$3,207,049	$3,441,610

The average Compensation Actually Paid to the non-CEO NEOs for each of the years presented in the PVP table, was calculated in accordance with SEC regulations. The dollar amounts do not reflect the actual amount of compensation earned by or paid to non-CEO NEOs during the applicable year. To calculate average CAP for non-CEO NEOs, the following amounts were deducted from or added to the SCT total compensation:

	2025	2024	2023	2022	2021
Total Compensation in SCT	$1,030,486	$1,005,488	$976,775	$1,168,452	$780,066
Minus: change in the actuarial present values reported under column “Change in Pension Value and Nonqualified Deferred Compensation Earnings” of SCT	(14,588)	—	—	(37,634)	(19,736)
Plus: service cost for pension plans	11,153	10,610	11,127	35,192	42,405
Minus: stock awards reported in SCT	(229,436)	(229,426)	(229,337)	(387,956)	(93,768)
Plus: fair value(1) at fiscal year-end of unvested stock awards granted during covered fiscal year	260,224	267,810	102,895	313,110	99,617
Plus/Minus: change in fair value(2) at fiscal year-end of unvested stock awards granted in any prior fiscal year	67,521	24,168	(59,002)	(8,589)	24,213
Plus/Minus: change in fair value at vesting date of stock awards granted in any prior fiscal year	23,517	(15,248)	(5,386)	413	16,603
Plus: dividends paid on stock awards not included in total compensation	6,947	3,597	2,732	1,162	815
Compensation actually paid	$1,155,824	$1,066,999	$799,804	$1,084,150	$850,215

(1)	We measure the fair value of the RSUs and RSAs at each fiscal year end by multiplying the closing market price of our common stock on the last trading day of the year by the number of shares or units that have not vested. We measure the fair value of the PSUs awarded under the LTIP, which are subject to performance conditions as dictated by the award agreements, based on actual performance at fiscal year end.

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EXECUTIVE COMPENSATION

(2)	We remeasure the fair value of the RSUs and RSAs at each fiscal year end by multiplying the closing market price of our common stock on the last trading day of the year by the number of shares or units that have not vested minus the prior fiscal year end fair value of identical awards. We remeasure the fair value of the PSUs awarded, but not yet vested, under the LTIP based on actual performance attained at each fiscal year end minus the fair value of identical awards at the prior fiscal year end. Please see the LTIP PSU table above for the actual performance at each fiscal year end by grant date.

Description of Relationships

The graph below describes the relationship between compensation actually paid to our CEO and to our non-CEO NEOs (as calculated above) and our cumulative TSR for the indicated years. In addition, the graph compares our cumulative TSR and our peer group cumulative TSR for the indicated years. The Cumulative TSR assumes an initial investment of $100 at the market close on December 31, 2020, in OBK common stock and in the common stock of companies within our peers as measured by the Nasdaq OMX ABA Community Bank. TSR for OBK stock was 56.44% in 2021, (13.30)% in 2022, (1.24)% in 2023, (4.64)% in 2024, and 14.86% in 2025, for a cumulative five-year TSR of 46.71%. A $100 investment in OBK stock on December 31, 2020, would be valued at $146.71 at December 31, 2025, which slightly underperformed our peers as measured by the Nasdaq OMX ABA Community Bank Total Return.

			Value of Initial Fixed $100 Investment based on:
Year	Compensation Actually Paid to CEO $	Average Compensation Actually Paid to Non-CEO NEOs $	TSR For OBK $	TSR For Peer Group $
2025	3,715,523	1,155,824	146.71	147.23
2024	2,210,474	1,066,999	127.74	140.11
2023	1,107,614	799,804	133.95	121.58
2022	10,110,197	1,084,150	135.63	123.95
2021	5,251,965	850,215	156.44	135.01

88	2026 Proxy Statement

EXECUTIVE COMPENSATION

The graph below describes the relationship between compensation actually paid to our CEO and to our Non-CEO NEOs (as calculated above) and our Net Income for the indicated years.

Year	Compensation Actually Paid to CEO $	Average Compensation Actually Paid to the Non-CEO NEOs $	Net Income $
2025	3,715,523	1,155,824	75,197,000
2024	2,210,474	1,066,999	76,492,000
2023	1,107,614	799,804	83,800,000
2022	10,110,197	1,084,150	87,715,000
2021	5,251,965	850,215	108,546,000

The graph below describes the relationship between compensation actually paid to our CEO and to our non-CEO NEOs (as calculated above) and our ROAA for the indicated years.

2026 Proxy Statement	89

EXECUTIVE COMPENSATION

Year	Compensation Actually Paid to CEO $	Average Compensation Actually Paid to the Non-CEO NEOs $	ROAA %
2025	3,715,523	1,155,824	0.77
2024	2,210,474	1,066,999	0.77
2023	1,107,614	799,804	0.84
2022	10,110,197	1,084,150	1.01
2021	5,251,965	850,215	1.45

Most Important Measures to Determine 2025 Compensation Actually Paid

ROAA
ROAE

Nonperforming asset ratio, as defined in the STIP
Net charge-off ratio

90	2026 Proxy Statement

PROPOSAL 2: APPROVE THE AMENDED AND RESTATED ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

PROPOSAL 2: APPROVE THE AMENDED AND RESTATED ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

Proposal Snapshot

What am I voting on?

We are asking our stockholders to approve the Amended and Restated Origin Bancorp, Inc. Omnibus Incentive Plan (the “Amended Plan”). The current Origin Bancorp, Inc. Omnibus Incentive Plan (“2024 Plan”) was previously approved by stockholders at our 2024 Annual Meeting. As of February 23, 2026, there were 96,258 shares of our common stock remaining available for the grant of equity awards under the 2024 Plan, assuming performance-based awards were granted at maximum performance. In order to enable us to continue to offer meaningful equity-based incentives to our employees, officers, directors and consultants, our Board believes that it is both necessary and appropriate to amend and restate the existing plan pursuant to which we can grant equity-based incentives to our employees, officers, directors and consultants. As a result, on February 25, 2026, upon the recommendation of the Compensation Committee, our Board approved and adopted the Amended Plan, subject to approval by our stockholders at the 2026 Annual Meeting.

Voting recommendation:

Our board of directors unanimously recommends that stockholders vote “FOR” the approval of the Amended Plan.

If the Amended Plan is approved by our stockholders, it will become effective on April 22, 2026, and the maximum number of shares reserved for issuance under the Amended Plan will be 1,675,000, reflecting an increase of 1,000,000 shares to the 675,000 shares originally authorized. If the Amended Plan is not approved by our stockholders, no awards will be made under the Amended Plan, and the 2024 Plan will remain in effect as it existed immediately prior to our 2026 Annual Meeting. However, if the Amended Plan is not approved, we will have fewer shares available for future grants of equity awards, reducing our ability to align the interests of our employees and stockholders through the use of equity compensation.

Background for the Current Share Reserve Request

In setting the number of proposed shares issuable under the Amended Plan, the Compensation Committee and our Board considered a number of factors, including the following (each of which are discussed further below):

•	key data relating to outstanding equity awards and shares available for grant;
•	significant historical award information, reflected through our run rate; and
•	future share needs.

2026 Proxy Statement	91

PROPOSAL 2: APPROVE THE AMENDED AND RESTATED ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards under the Company’s equity compensation plans including the BTH 2012 Equity Incentive Plan and shares available for future awards under the 2024 Plan as of February 23, 2026 (and without giving effect to approval of the Amended Plan under this Proposal):

Total shares underlying outstanding stock options(1)	119,351
Total shares underlying outstanding unvested time-based full value awards(2)	379,774
Total shares underlying outstanding unvested performance-based full value awards(2)(3)	402,813
Total shares underlying all outstanding awards	901,938

Weighted average exercise price of outstanding stock options	$ 32.51
Weighted average remaining contractual life of outstanding stock options	3.19

Total shares currently available for grant of new awards as of February 23, 2026(3)	96,258

Common Stock outstanding as of February 23, 2026	31,000,311
Market price of Common Stock as of February 23, 2026	$ 42.13

(1)	All stock options were assumed in connection with the BTH merger. No Stock Appreciation Rights (“SARs”) were granted or outstanding.
(2)	Includes shares granted pursuant to both the Origin Bancorp, Inc. 2012 Stock Incentive Plan, as amended (“2012 Plan”) and the 2024 Plan. The 2024 Plan is the Company’s only active equity compensation plan under which future grants may be granted.

(3)	Assumes outstanding performance-based awards will vest and pay out based on maximum performance levels being achieved.

Significant Historical Award Information

A common measure of a stock plan’s cost is the run rate, which refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. The following table sets forth our annual run rates for the years ended December 31, 2025, 2024 and 2023, and is calculated based upon the number of shares granted during each year. Our average run rate over such three-year period was 0.61% of shares of our common stock outstanding per year.

Historical Run Rate(1)	2025	2024	2023	3-Year Average
Restricted Stock Award	14,760	20,415	16,788	17,321
Restricted Stock Unit	123,363	119,149	105,608	116,040
Performance Stock Unit (at target)	55,650	67,355	41,178	54,728
Full Value Awards Granted (at target)	193,773	206,919	163,574	188,089
Weighted Average number of Shares Outstanding	31,135,865	31,077,767	30,822,993	31,012,208
Run Rate(2)	0.62%	0.67%	0.53%	0.61%

(1)	Does not include shares issued pursuant to the Origin Bancorp, Inc. 2021 Employee Stock Purchase Plan.
(2)	Run rate is calculated by dividing the number of shares subject to equity awards granted during the applicable fiscal period, by the total weighted-average number of shares outstanding during the applicable fiscal period. Currently, we assume the PSUs are at target potential. If we assume the PSUs are at maximum potential, the three-year run rate is 0.69%.

92	2026 Proxy Statement

PROPOSAL 2: APPROVE THE AMENDED AND RESTATED ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

The requested additional 1,000,000 shares would represent incremental dilution of 3.2% of common shares outstanding as of December 31, 2025. The following table details the number of shares used for the overhang and dilution percentage calculation, based upon the number of shares outstanding at December 31, 2025, 2024 and 2023:

Historical Overhang and Dilution(1)	2025	2024	2023	3 Year Average
Restricted Stock Awards	13,284	20,415	17,629	17,109
Restricted Stock Units	337,631	352,002	318,168	335,934
Performance Stock Units (at target)	252,740(2)	265,197	197,842	238,593
Full Value Awards Outstanding (at target)	603,655	637,614	533,639	591,636
Stock Options Outstanding(3)	184,670	221,034	353,473	253,059
Total Shares Available for Future Grants (at target)	317,943(2)	499,998	33,365	283,769
Shares of Common Stock Outstanding	30,952,428	31,197,574	30,986,109	31,045,370
Overhang(4)	3.57%	4.35%	2.97%	3.63%
Dilution(5)	2.55	2.75	2.86	2.72

(1)	Does not include shares reserved for issuance pursuant to the Origin Bancorp, Inc. 2021 Employee Stock Purchase Plan.
(2)	Does not include 41,178 PSUs (at target) that were granted in 2023, which were outstanding at December 31, 2025, and would have vested on February 17, 2026. Based on actual performance results for the three-year performance period, the final payout was 0% and no shares were issued upon vesting.
(3)	Includes options assumed in connection with the BTH merger and options that were granted prior to the 2012 Plan at December 31, 2024 and 2023. All stock options outstanding and exercisable at December 31, 2025, were assumed in connection with the BTH merger.
(4)	Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year. Currently, we assume the PSUs are at target potential. If we assume the PSUs are at maximum potential, the three-year average overhang is 3.67%.
(5)	Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Future Share Needs

If the Amended Plan is approved by stockholders, the total number of shares available for grant of new awards assuming performance-based awards were granted at maximum performance will be 1,096,258. This includes 96,258 shares that remained available for grant of new awards as of February 23, 2026, plus 1,000,000 newly authorized shares under the Amended Plan, less one share for every one share granted after February 23, 2026 and prior to the effective date of April 22, 2026. We expect this amount to last for approximately three to five years of awards. This estimate is based on our three-year average run rate of 0.61%, as described above. While we believe this modeling provides a reasonable estimate of how long such a share reserve would last, there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are changes in market grant values, changes in the number of recipients, changes in our stock price, payout levels of performance-based awards, changes in the structure of our LTI program and forfeitures of outstanding awards. The total overhang resulting from the share request, including awards outstanding under the 2024 Plan, assuming performance-based awards were granted at maximum performance, represents approximately 3.5% of the shares of our common stock outstanding as of February 23, 2026.

2026 Proxy Statement	93

PROPOSAL 2: APPROVE THE AMENDED AND RESTATED ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

Important Provisions of the Amended Plan

The Amended Plan contains the following provisions that our Compensation Committee believes are consistent with the interests of stockholders and sound corporate governance practices. Each of these provisions were present in the 2024 Plan and remain unchanged in the Amended Plan.

•	No evergreen. The Amended Plan does not include an “evergreen” feature pursuant to which the shares available for issuance under the Amended Plan can be automatically replenished.
•	No repricing of stock options or SARs. The Amended Plan prohibits the repricing of stock options or SARs, without stockholder approval. This prohibition includes reducing the exercise price or base price after the date of grant or replacing, regranting or canceling a stock option or SAR for cash or another award (including following a participant’s voluntary surrender of underwater stock options or SARs).
•	No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying stock on the date of grant.
•	No liberal share recycling provisions. The Amended Plan prohibits the re-use of shares withheld or delivered to satisfy the exercise price of a stock option or stock appreciation right or to satisfy tax withholding requirements. The Amended Plan also prohibits “net share counting” upon the exercise of stock options or stock appreciation rights.
•	No liberal change-in-control definition. The change-in-control definition contained in the Amended Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.
•	“Double-trigger” change in control vesting. If awards granted under the Amended Plan are assumed by a successor in connection with a change in control, such awards will not automatically vest and pay out solely as a result of the change in control. Instead, such awards will vest if within two years after the effective date of the change in control, the participant’s employment is terminated without cause or the participant resigns for good reason.
•	Minimum vesting requirements. Except in the case of substitute awards, awards granted under the Amended Plan will be subject to a minimum vesting period of one year (subject to automatic acceleration of vesting only in the event of death or disability of the participant). Notwithstanding the foregoing, the Compensation Committee may grant awards without the above-described minimum vesting requirement with respect to awards covering five percent (5%) or fewer of the total number of shares authorized under the Amended Plan.
•	No award may be transferred for value. The Amended Plan prohibits the transfer of unexercised or restricted awards to independent third parties for value.
•	No dividends on unearned or unvested awards. The Amended Plan prohibits the current payment of dividends or dividend equivalent rights on unearned or unvested awards.
•	Limit on awards to non-employee directors. The Amended Plan places a limit of $300,000 (or $500,000 in the case of a non-employee chairman of our Board or lead director) in aggregate compensation that may be granted to any non-employee director in any calendar year.

•	Limitation on amendments. No material amendments to the Amended Plan can be made without stockholder approval if any such amendment would materially increase the number of shares reserved or the per-participant award limitations under the Amended Plan, or that would diminish the prohibitions on repricing stock options or SARs.

94	2026 Proxy Statement

PROPOSAL 2: APPROVE THE AMENDED AND RESTATED ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

Summary of Material Terms of the Amended Plan

A summary of the material terms of the Amended Plan is set forth below. This summary is qualified in its entirety by the full text of the Amended Plan, which is attached to this proxy statement as Appendix A.

Purpose. The purpose of the Amended Plan is to promote our success by linking the personal interests of our employees, officers, consultants, and directors to those of our stockholders, and by providing participants with an incentive for outstanding performance. The Amended Plan is also intended to enhance our ability to motivate, attract and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.

Administration. The Amended Plan will be administered by our Compensation Committee. Our Compensation Committee will have the authority to: (i) grant awards; (ii) designate participants; (iii) determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; (iv) establish, adopt or revise any plan, program or policy for the grant of awards as it may deem necessary or advisable, including but not limited to short-term incentive programs; (v) establish, adopt or revise any rules and regulations as it may deem advisable to administer the Amended Plan; and (vi) make all other decisions and determinations that may be required under the Amended Plan. Our Board may at any time administer the Amended Plan. If it does so, it will have all the powers of our Compensation Committee under the Amended Plan.

Eligibility. The Amended Plan permits the grant of awards to our employees, officers, non-employee directors and consultants and those of our affiliates. The number of eligible participants in the Amended Plan will vary from year to year. As of December 31, 2025, approximately 996 employees and nine non-employee directors would have been eligible to receive awards under the Amended Plan.

Permissible Awards. The Amended Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of our common stock, which may be designated under the tax code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to consultants or non-employee directors);
•	stock appreciation rights, or SARs, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of our common stock on the date of exercise over the base price of the award;
•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by our Compensation Committee;
•	restricted stock units, or RSUs, which represent the right to receive shares of our common stock (or an equivalent value in cash or other property, as specified in the award agreement) in the future, based upon the attainment of stated vesting criteria;
•	deferred stock units, or DSUs, which represent the right granted to receive shares of our common stock (or an equivalent value in cash or other property, as specified in the award agreement) at a future time as determined by our Compensation Committee, or as determined by the recipient within guidelines established by our Compensation Committee in the case of voluntary deferral elections;

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PROPOSAL 2: APPROVE THE AMENDED AND RESTATED ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the Amended Plan may be granted in the form of a performance award);
•	other stock-based awards in the discretion of our Compensation Committee; and
•	cash-based awards, including annual incentive awards.

Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to awards other than options or SARs. Any such dividend equivalent rights will either (i) be reinvested in the form of additional shares, which shares will be subject to the same vesting provisions as provided for the host award, or (ii) be credited by the Company to an account for the participant and accumulated without interest until the date upon which the host award becomes vested. In no event will dividend equivalents be paid or distributed until the vesting restrictions of the underlying award lapse.

Authorized Shares. Subject to adjustment as provided in the Amended Plan, the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the Amended Plan is 1,675,000, including shares reserved for issuance as of the date of approval of the Amended Plan. Shares subject to awards that are canceled, terminated, forfeited, or settled in cash will again be available for awards under the Amended Plan. Shares withheld to satisfy exercise prices or tax withholding obligations will not be added back to the pool of shares available for awards under the Amended Plan. In the event of a nonreciprocal transaction between us and our stockholders that causes the per share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the Amended Plan will be adjusted proportionately, and our Compensation Committee must make such adjustments to the Amended Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Minimum Vesting. Except in the case of substitute awards (which are awards granted in substitution for stock and stock-based awards held by employees of another entity who become employees of ours or of our affiliates as a result of a merger, consolidation or acquisition) awards granted under the Amended Plan will be subject to a minimum vesting period of one year (subject to automatic acceleration of vesting only in the event of death or disability of the participant). Notwithstanding the foregoing, the Compensation Committee may grant awards without the above-described minimum vesting requirement with respect to awards covering five percent (5%) or fewer of the total number of shares authorized under the Amended Plan.

Treatment of Awards upon a Participant’s Death or Disability. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability:

•	all outstanding options and SARs that may be exercised will become fully exercisable;
•	all time-based vesting restrictions on outstanding awards will lapse; and
•	the payout opportunities attainable under all outstanding performance-based awards will be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and the awards will pay out on a pro rata basis, based on the time elapsed prior to the termination.

96	2026 Proxy Statement

PROPOSAL 2: APPROVE THE AMENDED AND RESTATED ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in control of our company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by our Compensation Committee or our Board:

•	all outstanding options and SARs that may be exercised will become fully exercisable;
•	all time-based vesting restrictions on outstanding awards will lapse; and
•	the payout opportunities attainable under all outstanding performance-based awards will be deemed to have been fully earned as of the date of the change in control based upon assumed achievement of all relevant performance goals at the “target” level.

With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined), then:

•	all of that participant’s outstanding options and SARs that may be exercised will become fully exercisable;
•	all time-based vesting restrictions on that participant’s outstanding awards will lapse; and
•	the payout opportunities attainable under all of that participant’s outstanding performance-based awards will be deemed to have been fully earned as of the date of the change in control based upon assumed achievement of all relevant performance goals at the “target” level.

Discretion to Accelerate Awards. The Compensation Committee may in its sole discretion determine that, at any time or for any reason, all or a portion of a participant’s options or SARs will become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the participant’s outstanding awards will lapse, and/or that any performance-based criteria with respect to any awards held by that participant will be deemed to be wholly or partially satisfied, in each case, as of such date as the Compensation Committee may, in its sole discretion, declare.

Certain Transactions. Upon the occurrence or in anticipation of certain corporate events or extraordinary transactions, our Compensation Committee may also make discretionary adjustments to awards, including settling awards for cash, providing that awards will become fully vested and exercisable, providing for awards to be assumed or substituted, or modifying performance targets or periods for awards.

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that our Compensation Committee may permit other transfers (other than transfers for value) where our Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by our Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

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PROPOSAL 2: APPROVE THE AMENDED AND RESTATED ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

Termination and Amendment. The Amended Plan will terminate on the date of our 2036 Annual Meeting, unless earlier terminated by our Board or Compensation Committee. Our Board or Compensation Committee may, at any time and from time to time, terminate or amend the Amended Plan, but if an amendment to the Amended Plan would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies, or regulations, then such amendment will be subject to stockholder approval. No termination or amendment of the Amended Plan may adversely affect any award previously granted under the Amended Plan without the written consent of the participant. Without the prior approval of our stockholders, and except as otherwise permitted by the antidilution provisions of the Amended Plan, the Amended Plan may not be amended to directly or indirectly reprice, replace, or repurchase “underwater” options or SARs.

Our Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by our stockholders or otherwise permitted by the anti-dilution provisions of the Amended Plan, (i) the exercise price or base price of an option or SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other awards, or options or SARS with an exercise price or base price that is less than the exercise price or base price of the original option or SAR, or otherwise, (iii) we may not repurchase an option or SAR for value (in cash or otherwise) from a participant if the current fair market value of the shares of our common stock underlying the option or SAR is lower than the exercise price or base price per share of the option or SAR, and (iv) the original term of an option or SAR may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without the prior consent of our stockholders. The exchange of an “underwater” option or stock appreciation right (i.e., an option or stock appreciation right having an exercise price or base price in excess of the current market value of the underlying stock) for cash or for another award would be considered an indirect repricing and would, therefore, require the prior consent of our stockholders.

Certain Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the Amended Plan. It is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under the Amended Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of our common stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the acquired option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized

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PROPOSAL 2: APPROVE THE AMENDED AND RESTATED ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the Amended Plan will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises a SAR, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant, and we will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of our common stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time. If the participant files an election under Section 83(b) of the tax code within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock unit award is granted. When the participant receives or has the right to receive shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of our common stock or other property as of that date (less any amount he or she paid for the stock or property), and we will be allowed a corresponding federal income tax deduction at that time.

Performance Awards Payable in Cash. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a performance award payable in cash is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and we will be allowed a corresponding federal income tax deduction at that time.

Section 409A. The Amended Plan permits the grant of various types of incentive awards, which may or may not be exempt from Section 409A of the tax code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and SARs that comply with the terms of the Amended Plan are generally exempt from the application of Section 409A of the tax code. Stock units, other stock-based awards

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PROPOSAL 2: APPROVE THE AMENDED AND RESTATED ORIGIN BANCORP, INC. OMNIBUS INCENTIVE PLAN

and cash-based awards that are granted in one year and payable in a later year generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding. Our company and any of our affiliates have the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Amended Plan.

Benefits to Named Executive Officers and Others

As of February 23, 2026, no awards had been granted under the Amended Plan. All awards under the Amended Plan will be made at the discretion of the Compensation Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any individuals or groups (other than independent directors) pursuant to the Amended Plan in the future.

Vote Required

The approval of the adoption of the Amended Plan requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the 2026 Annual Meeting. For purposes of the approval of the Amended Plan, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE AMENDED PLAN.

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PROPOSAL 3: ADVISORY VOTE ON THE SAY-ON-PAY PROPOSAL

PROPOSAL 3: ADVISORY VOTE ON THE SAY-ON-PAY PROPOSAL

Proposal Snapshot

What am I voting on?

Stockholders are being asked, as required by Section 14A of the Exchange Act, to approve, on an advisory basis, the compensation of the NEOs for 2025, as described in the “Compensation Discussion and Analysis” section beginning on page 46 and the “Executive Compensation” section beginning on page 66.

Voting recommendation:

FOR the advisory vote to approve executive compensation. The Compensation Committee takes its stewardship responsibility to oversee the Company’s compensation programs very seriously and values thoughtful input from stockholders. The Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

This proposal, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on our NEO compensation as a whole. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our NEOs and the philosophy, policies and practices described in this proxy statement.

The compensation of our NEOs subject to the vote is disclosed in the Executive Compensation Tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on ensuring management’s interests are aligned with our stockholders’ interests to support long-term stockholder value creation. Compensation of our NEOs is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, we ask our stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders hereby approve, on a non-binding advisory basis, the compensation of our named executive officers as reflected in this proxy statement and as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, the compensation tables, narratives and all related material.”

Because your vote is advisory, it will not be binding upon the Board. However, the views expressed by our stockholders, whether through this vote or otherwise, are important to our management and Board. Our Compensation Committee intends to consider results of this vote when evaluating our compensation policies and practices in the future.

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PROPOSAL 3: ADVISORY VOTE ON THE SAY-ON-PAY PROPOSAL

Advisory approval of this Proposal 3 requires that the proposal receive “For” votes from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting that cast votes with respect to this Proposal 3. Abstentions and broker non-votes will count towards a quorum, but will have no effect on the outcome of this Proposal 3.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION.

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PROPOSAL 4: ADVISORY VOTE ON THE SAY-ON-FREQUENCY PROPOSAL

PROPOSAL 4: ADVISORY VOTE ON THE SAY-ON-FREQUENCY PROPOSAL

Proposal Snapshot

What am I voting on?

Stockholders are being asked, as required by Section 14A of the Exchange Act, to approve, on an advisory basis, their preferred frequency regarding how frequently we should solicit a non-binding advisory vote on the compensation of our NEOs, as disclosed in this proxy statement.

Voting recommendation:

FOR the advisory vote to approve executive compensation every year instead of every other year or every three years. The Compensation Committee takes very seriously its stewardship responsibility to oversee the Company’s compensation programs and values thoughtful input from stockholders. The Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

The Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act also enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our NEOs as disclosed in this proxy statement. At our 2020 annual meeting, our stockholders indicated their preference that we hold these advisory votes on NEO compensation every year, and our Compensation Committee considered that preference in determining that an advisory vote on NEO compensation should be held every year. As six years have passed, we are again asking our stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote. After considering the benefits and consequences of each alternative, our Compensation Committee and Board again recommend that the advisory vote on the compensation of our NEOs be submitted to our stockholders every year.

We value the opinion of our stockholders and welcome communication regarding our executive compensation policies and practices. After taking into account various considerations described below, we believe that an annual vote will provide stockholders with the ability to quickly express their views on our executive compensation policies and practices. We believe that a vote on our compensation by our stockholders every year will encourage our Compensation Committee and Board to thoughtfully consider the results of the advisory vote regarding NEOs’ compensation and to implement any desired changes to our NEO compensation, policies and procedures.

Accordingly, our Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years or abstaining from voting on this proposal. While our Board believes that its recommendation is appropriate at this time, our stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the nonbinding advisory vote on the approval of our NEO compensation practices should be held every year, every other year or every three years. The alternative among one year, two years or three years that receives “For” votes from holders of a majority of the shares present in person

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PROPOSAL 4: ADVISORY VOTE ON THE SAY-ON-FREQUENCY PROPOSAL

or represented by proxy and entitled to vote on the matter at the Annual Meeting that cast votes with respect to this Proposal 4 will be named to be the frequency preferred by our stockholders. Abstentions and broker non-votes will count towards a quorum, but will have no effect on the outcome of this Proposal 4.

Our Board and Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, our Board will consider our stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on our Board, our Board may decide that it is in the best interests of our stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of us or our Board.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION EVERY YEAR.

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PROPOSAL 5: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 5: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Snapshot

What am I voting on?

Stockholders are being asked to ratify the appointment of Forvis Mazars, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a matter of good corporate governance, the Board submits its selection of the independent registered public accounting firm to our stockholders for ratification. If our stockholders should not ratify the appointment of Forvis Mazars, LLP, the Audit Committee will reconsider the appointment.

Voting recommendation:

FOR the ratification of the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Forvis Mazars, LLP has been approved by the Audit Committee of the Company to be the independent registered public accounting firm of the Company for the 2026 fiscal year. Forvis Mazars, LLP, and their predecessor companies, FORVIS, LLP and BKD, LLP, has served as the Company’s auditors since 2016. The Company has been advised by Forvis Mazars, LLP that neither it nor any of its members had any financial interest, direct or indirect, in the Company nor has Forvis Mazars, LLP, had any connection with the Company or any of the Company’s subsidiaries in any capacity other than as an independent registered public accounting firm. Stockholder ratification of the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year is not required by the Company’s Bylaws, state law or otherwise. However, the Board is submitting the appointment of Forvis Mazars, LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment, the Audit Committee will consider this information when determining whether to retain Forvis Mazars, LLP for future services.

Representatives of Forvis Mazars, LLP are expected to be in attendance at the Annual Meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.

The ratification of such appointment will require the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF FORVIS MAZARS, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026.

2026 Proxy Statement	105

OTHER INFORMATION

OTHER INFORMATION

Stock Ownership of Principal Stockholders, Directors and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock at February 23, 2026, by (i) current directors and NEOs of the Company, (ii) each person who is known by the Company to own beneficially 5% or more of the Company’s common stock and (iii) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such stockholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.

The table below calculates the percentage of beneficial ownership based on 31,000,311 shares of common stock outstanding at February 23, 2026. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to convertible or exercisable securities held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of February 23, 2026, if any. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Common Stock Shares Beneficially Owned (#)	Percent of Class (%)
5% Holders
BlackRock, Inc.(1)	2,496,578	8.1
Vanguard Group Inc.(2)	1,753,530	5.7
All Directors, Nominees and Named Executive Officers
James D’Agostino, Jr.(3) (4)	66,048	*
James Davison, Jr.(3)	673,430	2.2
A. La’Verne Edney(3)	6,449	*
Meryl Farr(3)	6,449	*
Richard Gallot, Jr.(3)	9,569	*
Stacey Goff(3)	8,752	*
M. Lance Hall(5)	66,802	*
Cecil Jones(3)	12,785	*
Michael Jones(3)	211,012	*
Gary Luffey(3)	160,618	*
Derek McGee(6)	21,230	*
Drake Mills(7)	229,539	*
Preston Moore(8)	75,496	*
William Wallace, IV(9)	18,868	*
All Directors Nominees and Executive Officers, as a group (16 persons)	1,647,411

* Less than 1%.

(1)	Represents shares of the Company’s common stock beneficially owned at December 31, 2025, based on the Schedule 13F-HR filed by BlackRock, Inc. on February 12, 2026. According to the Schedule 13F-HR, BlackRock, Inc. has sole voting power with respect to 2,413,593 shares and sole dispositive power with respect to 2,496,578 shares of the Company’s common stock. The mailing address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

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OTHER INFORMATION

(2)	Represents shares of the Company’s common stock beneficially owned at December 31, 2025, based on the Schedule 13F-HR filed by Vanguard Group Inc on January 29, 2026. According to the Schedule 13F-HR, Vanguard Group Inc has sole voting power with respect to zero share and sole dispositive power with respect to 1,526,976 shares of the Company’s common stock. The mailing address for Vanguard Group Inc is 100 Vanguard Blvd., Malvern, PA 19355.
(3)	Includes 1,476 shares of unvested restricted stock.
(4)	Includes 18,131 shares of common stock held by Houston Trust Company. Mr. D’Agostino, Jr. serves as chairman of the Board of Directors and on the Investment Committee of Houston Trust Company and has shared voting and dispositive power over the shares. Mr. D’Agostino, Jr. disclaims any beneficial ownership in the shares of common stock held by Houston Trust Company, except to the extent of his pecuniary interest in Houston Trust Company. Pursuant to SEC rules, the inclusion of these securities in this proxy statement shall not be deemed an admission of beneficial ownership of all of the reported securities by any reporting person for purposes of Section 16 or for any other purpose. Additionally, his holdings include 26,544 shares held jointly by Mr. D’Agostino, Jr. and his spouse.
(5)	Includes 35,403 shares held in the Employee 401(k) allocated to Mr. Hall’s account.
(6)	Includes 1,467 shares held of record in an individual retirement account for his benefit and 661 shares held in the Employee 401(k) allocated to Mr. McGee’s account.
(7)	Includes 3,866 shares held of record in an individual retirement account for his benefit and 57,973 shares held in the 401(k) allocated to Mr. Mills’ account.
(8)	Includes 55,684 shares held jointly by Mr. Moore and his spouse, 14,916 shares held in the Employee 401(k) allocated to Mr. Moore’s account, 2,500 shares held of record in an individual retirement account for Mr. Moore’s benefit and 2,396 vested, but deferred shares held for his benefit.
(9)	Includes 2,994 shares held in the Employee 401(k) allocated to Mr. Wallace’s account.

Delinquent Section 16(a) Reports

Section 16(a) of the 1934 Act requires the Company’s directors and certain officers, as well as persons who beneficially own more than 10% of the outstanding shares of our common stock, to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC. Based solely on a review of the reports filed for the fiscal year ending December 31, 2025, and related written representations, we believe that all Section 16(a) reports were filed on a timely basis, except that Mr. C. Jones did not timely file a Form 5 reporting four transactions in which 33.15 shares were purchased as part of a dividend reinvestment program.

2026 Proxy Statement	107

ANNUAL REPORT ON FORM 10-K

ANNUAL REPORT ON FORM 10-K

Our financial statements for the fiscal year ended December 31, 2025, are included in our Annual Report on Form 10-K, which was filed with the SEC on February 25, 2026. Our annual report and this proxy statement are posted on our website at www.origin.bank and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report and any exhibits thereto without charge by sending a written request to Investor Relations, Origin Bancorp, Inc., 500 South Service Road East, Ruston, Louisiana 71270. The Annual Report on Form 10-K includes financial statements required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2025, and the report thereon of Forvis Mazars, LLP, the Company’s independent registered public accounting firm. The annual report is not incorporated into this proxy statement and is not considered proxy-soliciting material.

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HOUSEHOLDING OF PROXY MATERIALS

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means additional convenience for stockholders and cost savings for companies by reducing printing and postage costs.

This year, we expect that a number of brokers with account holders who are stockholders will be “householding” the Company’s proxy materials. If you have received a notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders should contact their brokers if they currently receive multiple copies of the Notice or of printed proxy materials at their addresses and would like to request “householding” of their communications or, alternatively, if such stockholder no longer wishes to participate in “householding” who would prefer to receive separate copies.

A single Notice or, if applicable, a single set of printed proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by the Company from the affected stockholders. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or set of printed proxy materials, please direct your written request to Corporate Secretary, at 500 South Service Road East, Ruston, Louisiana 71270, or contact the Company at (318) 255-2222.

ORIGIN BANCORP, INC.

Jim Crotwell
Corporate Secretary
Ruston, Louisiana
March 13, 2026

2026 Proxy Statement	109

APPENDIX A

APPENDIX A

ORIGIN BANCORP, INC.
OMNIBUS INCENTIVE PLAN
(AS AMENDED AND RESTATED)

APPENDIX A

2026 Proxy Statement	A-1

APPENDIX A

A-2	2026 Proxy Statement

APPENDIX A

ARTICLE 1
PURPOSE

1.1	GENERAL. Origin Bancorp, Inc. Omnibus Incentive Plan (the “Company”) desires to promote the success, and enhance the value, of the Company, by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. In furtherance of that objective, the Company previously adopted the Origin Bancorp, Inc. Omnibus Incentive Plan (the “Plan”) on March 6, 2024, which was approved by the stockholders of the Company on April 24, 2024. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates. The Plan is hereby amended and restated as of the Effective Date to increase the share reserve.

ARTICLE 2
DEFINITIONS

2.1	DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:
(a)	“Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.
(b)	“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.
(c)	“Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
(d)	“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.
(e)	“Board” means the Board of Directors of the Company.
(f)	“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such

2026 Proxy Statement	A-3

APPENDIX A

employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee or the Board: (i) Participant’s commission of an act of fraud, embezzlement or other act of dishonesty that would reflect adversely on the integrity, character, or reputation of the Company or an Affiliate, or that would cause harm to customer relations, operations, or business; (ii) Participant’s breach of a fiduciary duty owed to the Company or an Affiliate; (iii) Participant’s unauthorized disclosure or use of confidential information or trade secrets; (iv) Participant’s conviction of a felony or conviction of a misdemeanor which materially impairs Participant’s ability substantially to perform his or her duties; or (v) Participant’s neglect or misconduct in the performance of duties and responsibilities, which is not cured within ten (10) days after the Company or an Affiliate gives Participant written notice of such neglect or misconduct.

(g)	“Change in Control” means and includes the occurrence of any one of the following events but shall specifically exclude a registered public offering:
i.	individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or
ii.	any person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

iii.	the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially

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own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

iv.	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
(i)	“Committee” means the Compensation Committee of the Board, or such other committee designated by the Board to administer the Plan.
(j)	“Company” means Origin Bancorp, Inc., a Louisiana corporation, or any successor corporation.
(k)	“Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, (v) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or an Affiliate, or vice versa, or (vi) any leave of absence authorized in writing by the Company prior to its commencement; provided,

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however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l)	“Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.
(m)	“Disability” means the inability of the Participant, as reasonably determined by the Company, to perform the essential functions of his or her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.
(n)	“Dividend Equivalent” means a right granted to a Participant under Article 11.
(o)	“Effective Date” has the meaning assigned such term in Section 3.1.
(p)	“Eligible Participant” means an employee, officer, director or consultant of the Company or any Affiliate.
(q)	“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.
(r)	“Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.
(s)	“Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).
(t)	“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

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(u)	“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.
(v)	“Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, and (b) a “non-employee” director under Rule 16b-3 of the 1934 Act.
(w)	“Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.
(x)	“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.
(y)	“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.
(z)	“Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.
(aa)	“Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.
(bb)	“Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.
(cc)	“Performance Award” means any award granted under the Plan pursuant to Article 10.
(dd)	“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.
(ee)	“Plan” means this Origin Bancorp, Inc. Omnibus Incentive Plan, as amended and restated herein, and as further amended from time to time.
(ff)	“Prior Plan” means the Company’s 2019 Stock Incentive Plan, as amended.
(gg)	“Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.
(hh)	“Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.
(ii)	“Retirement” means a Participant’s termination of Continuous Service after attaining age sixty-five (65) for any reason other than due to death, Disability or an involuntary termination for Cause.

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(jj)	“Shares” means shares of the Company’s Common Stock. If there has been an adjustment or substitution pursuant to Section 14.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 14.1.
(kk)	“Stock” means the Company’s Common Stock, $5.00 par value and such other securities of the Company as may be substituted for Stock pursuant to Article 14.
(ll)	“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.
(mm)	“Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.
(nn)	“1933 Act” means the Securities Act of 1933, as amended from time to time.
(oo)	“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1	EFFECTIVE DATE. This amendment and restatement of the Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”). Notwithstanding the foregoing, the terms of the Prior Plan shall continue to govern awards granted thereunder.
3.2	TERMINATION OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the date of the 2036 annual stockholders’ meeting. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the Effective Date.

ARTICLE 4
ADMINISTRATION

4.1	COMMITTEE. The Plan shall be administered by the Committee or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The Board may reserve to itself any or all of

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the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2	ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.
4.3	AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 hereof, the Committee has the exclusive power, authority and discretion to: (a) grant Awards; (b) designate Participants; (c) determine the type or types of Awards to be granted to each Participant; (d) determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate; (e) determine the terms and conditions of any Award granted under the Plan; (f) prescribe the form of each Award Certificate, which need not be identical for each Participant; (g) decide all other matters that must be determined in connection with an Award; (h) establish, adopt or revise any plan, program or policy for the grant of Awards as it may deem necessary or advisable, including but not limited to short-term incentive programs, and any special plan documents; (i) establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan; (j) make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; (k) amend the Plan or any Award Certificate as provided herein; and (l) adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

4.4	DELEGATION.
(a)	The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

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(b)	The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1	NUMBER OF SHARES. Subject to adjustment as provided in Section 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,675,000, including the share reserve as of the date of approval of the amendment and restatement of the Plan by the Company’s stockholders, all of which may be granted as Incentive Stock Options.
5.2	SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date but shall be added back to the Plan share reserve or otherwise treated in accordance with subsections (a) through (i) of this Section 5.2.
(a)	To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.
(b)	Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.
(c)	Shares withheld from an Award to satisfy tax withholding requirements will count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements will not be added to the Plan share reserve.
(d)	The full number of Shares subject to an Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).
(e)	The full number of Shares subject to a SAR shall count against the number of Shares remaining available for issuance pursuant to Awards made under the Plan (rather than the net number of Shares actually delivered upon exercise).
(f)	Substitute Awards granted pursuant to Section 13.11 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

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(g)	Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.
5.3	STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
5.4	LIMITATION ON COMPENSATION FOR NON-EMPLOYEE DIRECTORS. With respect to any one calendar year, the aggregate compensation that may be granted to any Non-Employee Director, including all meeting fees, cash retainers and retainers granted in the form of Awards, shall not exceed $300,000, or $500,000 in the case of a non-employee Chairman of the Board or Lead Director. For purposes of such limit, the value of Awards will be determined based on the aggregate Grant Date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules).

ARTICLE 6
ELIGIBILITY

6.1	GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7
STOCK OPTIONS

7.1	GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(a)	Exercise Price. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 13.11) shall not be less than the Fair Market Value as of the Grant Date.
(b)	Prohibition on Repricing. Except as otherwise provided in Section 14.1, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for cash, other Awards or Options or SARs with an exercise or base price that is less than the exercise price of the original Option, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.
(c)	Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e), and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an

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exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)	Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e)	Exercise Term. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.
(f)	No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.
(g)	No Dividend Equivalents. No Option shall provide for Dividend Equivalents.
7.2	INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1	GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:
(a)	Right to Payment. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of: (i) the Fair Market Value of one Share on the date of exercise; over (ii) The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.
(b)	Prohibition on Repricing. Except as otherwise provided in Section 14.1, without the prior approval of the stockholders of the Company, (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for cash, other Awards, or

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Options or SARs with an exercise or base price that is less than the base price of the original SAR, and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(c)	Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.
(d)	No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.
(e)	No Dividend Equivalents. No SAR shall provide for Dividend Equivalents.
(f)	Other Terms. All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

ARTICLE 9

RESTRICTED STOCK AND STOCK UNITS

9.1	GRANT OF RESTRICTED STOCK AND STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.
9.2	ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.
9.3	DIVIDENDS ON RESTRICTED STOCK. Dividends accrued on shares of Restricted Stock before they are vested shall be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and, in either case, any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the

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Company without further consideration or any act or action by the Participant. In no event shall dividends be paid or distributed until the vesting restrictions of the underlying Restricted Stock Award lapse.

9.4	FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.
9.5	DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10
PERFORMANCE AWARDS

10.1	GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2	PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.

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ARTICLE 11
DIVIDEND EQUIVALENTS

11.1	GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares (subject to Share availability under Section 5.1 hereof), which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and, in either case, any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall Dividend Equivalents be paid or distributed until the vesting restrictions of the underlying Full-Value Award lapse.

ARTICLE 12

STOCK OR OTHER STOCK-BASED AWARDS

12.1	GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (but subject to Section 13.6) Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, including limited partnership interests in a limited partnership entity of which the Company is general partner that may be exchanged or redeemed for Shares on a one-for-one basis, or any profits interest in such limited partnership entity that may be exchanged or converted into such limited partnership interests, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13

PROVISIONS APPLICABLE TO AWARDS

13.1	AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.
13.2	FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

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13.3	LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.
13.4	BENEFICIARIES. Notwithstanding Section 13.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.
13.5	STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.
13.6	MINIMUM VESTING REQUIREMENTS. Except in the case of substitute Awards granted pursuant to Section 13.11, Awards granted under the Plan to an Eligible Participant shall be subject to a minimum vesting period of one year (subject to automatic acceleration of vesting only in the event of death or disability of the Participant as provided in Section 13.7 and Section 13.8 hereof). Notwithstanding the foregoing, the Committee may grant Awards without the above-described minimum vesting requirement with respect to Awards covering five percent (5%) or fewer of the total number of Shares authorized under the Plan. For purposes of Awards granted to Non-Employee Directors, this minimum vesting condition shall be deemed satisfied if an Award to a Non-Employee Director granted on the date of an annual stockholders’ meeting, or as soon as reasonably practicable thereafter (not to exceed four business days), vests at the next annual stockholders’ meeting, provided that the next annual stockholders’ meeting occurs 50 weeks or more after the grant date.

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13.7	ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award, upon the termination of a person’s Continuous Service by reason of death or Disability: (a) all of that Participant’s outstanding Options and SARs shall become fully exercisable; (b) all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and (c) the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a pro rata payout to the Participant or his or her estate within thirty (30) days following the date of termination (unless a later date is required by Section 16.3 hereof) based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

13.8	EFFECT OF A CHANGE IN CONTROL. Unless otherwise provided in an Award Certificate, this Section 13.8 governs the treatment of Awards upon a Change in Control.
(a)	Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options or SARs shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding of that Participant’s performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b)	Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options or SARs shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level. Any Options or SARs shall thereafter continue or lapse in accordance with

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the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

13.9	DISCRETION TO ACCELERATE AWARDS. Regardless of whether an event has occurred as described in Section 13.7 or 13.8 above, the Committee may in its sole discretion determine that, at any time or for any reason, all or a portion of such Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.9.
13.10	FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Committee may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for Cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.
13.11	SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 14

CHANGES IN CAPITAL STRUCTURE

14.1	MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to

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determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

14.2	DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
14.3	GENERAL. Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 15

AMENDMENT, MODIFICATION AND TERMINATION

15.1	AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any

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other tax, securities or other applicable laws, policies or regulations. Without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

15.2	AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:
(a)	Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);
(b)	The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;
(c)	Except as otherwise provided in Section 14.1, without the prior approval of the stockholders of the Company, (i) the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other Awards or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and
(d)	No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).
15.3	COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

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ARTICLE 16
GENERAL PROVISIONS

16.1	RIGHTS OF PARTICIPANTS.

(a)	No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).
(b)	Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.
(c)	Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any of its Affiliates.
(d)	No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.
16.2	WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
16.3	SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.
(a)	It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their

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respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)	Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service as applicable.
(c)	Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder.
(d)	If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).
(e)	Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s

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employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

16.4	UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.
16.5	RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
16.6	EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.
16.7	TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
16.8	GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
16.9	FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.
16.10	GOVERNMENT AND OTHER REGULATIONS.
(a)	Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is

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made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)	Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.
16.11	GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Louisiana.
16.12	SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.
16.13	NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Origin Bancorp, Inc. Omnibus Incentive Plan, as amended and restated, as adopted by the Board on February 25, 2026, and approved by the Company’s stockholders on [ ].

A-24	2026 Proxy Statement

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 5 and 1 Year for Item 4. 1.Elect 10 directors to serve until the next annual meeting of stockholders and to serve until their successors are elected and qualified. FORAGAINSTABSTAINFORAGAINSTABSTAIN 01James D’Agostino, Jr.■■■06Stacey Goff■■■ 02James Davison, Jr.■■■07Cecil Jones■■■ 03A. La’Verne Edney■■■08Michael Jones■■■ Signature(s) in Box Please sign exactly as your name(s) appears on the proxy card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include the title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the proxy card. Please fold here – Do not separate TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. Address Change? Mark box, sign, and indicate changes below: ■ Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 04Meryl Farr■■■09Gary Luffey■■■ 05Richard Gallot, Jr.■■■10Drake Mills■■■ 2.Approve the Amended and Restated Origin Bancorp, Inc. Omnibus Incentive Plan.■For■Against■Abstain 3.Approve, on a non-binding advisory basis, the compensation of our named executive officers.■For■Against■Abstain 4.Approve, on a non-binding advisory basis, whether a stockholder advisory vote on the compensation of our named executive officers should occur every one, two or three years.■1 Year■2 Years■3 Years■Abstain 5.Ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.■For■Against■Abstain THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY CARD IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. THE PROXY ALSO CONFERS ON THE PROXIES THE DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY MATTER PROPERLY PRESENTED AT THE ANNUAL MEETING. The undersigned hereby acknowledges receipt of a copy of the accompanying Annual Report and Proxy Statement and hereby revokes any proxy or proxies heretofore given. Please complete, date and sign as your account name appears on this proxy card and return this proxy card in the enclosed envelope. If acting as executor, administrator, trustee, guardian or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation, partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each stockholder named should sign this proxy card. Date

ORIGIN BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS Wednesday, April 22, 2026 12:00 p.m. Central Time Squire Creek Country Club 289 Squire Creek Parkway Choudrant, LA 71227 Origin Bancorp, Inc. 500 South Service Road East Ruston, Louisiana 71270Proxy This proxy is solicited on behalf of the Board of Directors of Origin Bancorp, Inc. (the “Company”). The undersigned stockholder of the Company hereby appoints Drake Mills and James D’Agostino, Jr., and each of them, as proxy, each with the power to appoint his substitute, and hereby authorizes each such proxy to represent and to vote, as designated using one of the options below, all the shares of common stock, par value $5.00 per share, of the Company which the undersigned would be entitled to vote if present at the Annual Meeting of stockholders to be held on Wednesday, April 22, 2026 at 12:00 p.m., Central Time (the “Meeting”), or any adjournment(s) or postponement(s) thereof, and at his discretion, each proxy is authorized to vote upon such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you completed, signed and returned your proxy card. :(* INTERNET/MOBILEPHONEMAIL https://www.proxypush.com/obk1-866-883-3382 Complete, sign and date your Use the Internet to vote your proxyUse a touch-tone telephone toproxy card and return it in the up until April 21, 2026 at 11:59 p.m. (CT).vote your proxy up until April 21, 2026pre-addressed postage-paid Scan code on front for mobile voting. at 11:59 p.m. (CT).envelope provided. The Company must receive your proxy via mail no later than April 21, 2026. For shares of common stock held under the Employee 401(k) Plan, you must vote your proxy no later than 11:59 p.m. (CT) on April 19, 2026. If you vote your proxy by Internet or by telephone and received a paper proxy card, you do NOT need to mail back your proxy card.